Exhibit 4.1

EXECUTION VERSION

ADTALEM ESCROW CORPORATION

as Escrow Issuer

and the Subsidiary Guarantors party hereto from time to time

5.50% Senior Secured Notes due 2028

INDENTURE

Dated as of March 1, 2021

and

U.S. Bank National Association
as Trustee and Notes Collateral Agent

i

(cont’d)

(cont’d)

(cont’d)

Appendix A	–	Provisions Relating to Initial Notes and Additional Notes

TABLE OF CONTENTS (cont’d)

EXHIBIT INDEX
Exhibit A	–	Form of Initial Note
Exhibit B	–	Form of Transferee Letter of Representation
Exhibit C	–	Form of Supplemental Indenture to be delivered on the Escrow Release Date
Exhibit D	–	Form of Supplemental Indenture for Future Subsidiary Guarantors
Exhibit E	–	Form of Collateral Agreement
Exhibit F	–	Form of Intercreditor Agreement

v

INDENTURE, dated as of March 1, 2021, among ADTALEM ESCROW CORPORATION, a Delaware corporation (the “Escrow Issuer”, and prior to the Escrow Release Date, the “Issuer”), the Subsidiary Guarantors party hereto from time to time (as defined below) and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) and notes collateral agent (in such capacity, the “Notes Collateral Agent”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of (i) $800,000,000 aggregate principal amount of the Issuer’s 5.50% Senior Secured Notes due 2028 issued on the date hereof (the “Initial Notes”) and (ii) Additional Notes issued from time to time (together with the Initial Notes, the “Notes”):

Article I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01     Definitions.

“Acquired Indebtedness” means, with respect to any specified Person:

(1)            Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, and

(2)            Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

Acquired Indebtedness will be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of such assets.

“Acquisition” means the purchase by the Company of the equity interests of Walden e-Learning, LLC and Walden University, LLC pursuant to the Acquisition Documents as described in the Offering Memorandum under the heading “Summary—The Transactions.”

“Acquisition Documents” means the Membership Interests Purchase Agreement, dated as of September 11, 2020, by and between Adtalem Global Education Inc. and Laureate Education, Inc., as amended through the date hereof.

“Additional First-Priority Secured Party” means the holders of any Other First-Priority Obligations that are Incurred after the Issue Date.

“Additional Notes” means the Notes issued under the terms of this Indenture subsequent to the Issue Date.

“Additional Refinancing Amount” means, in connection with the Incurrence of any Refinancing Indebtedness, the aggregate principal amount of additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including tender premiums and original issue discount), accrued and unpaid interest, expenses, defeasance costs and fees in respect thereof.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“After-Acquired Property” means any property or assets (other than Excluded Property) of the Issuer or any Subsidiary Guarantor that secures any First-Priority Obligations (pursuant to clauses (i), (ii), or (iii) of the definition thereof) (including any Secured Bank Indebtedness) that is not already subject to the Lien under the Security Documents.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, as determined by the Issuer, the greater of:

(1)            1% of the then outstanding principal amount of the Note; and

(2)            the excess of:

(a)            the present value at such redemption date of (i) the redemption price of the Note, at March 1, 2024 (such redemption price being set forth in Paragraph 5 of the Note) plus (ii) all required interest payments due on the Note through March 1, 2024 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)            the then outstanding principal amount of the Note.

“Asset Sale” means:

(1)            the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of Sale and Leaseback Transactions) outside the ordinary course of business of the Issuer or any Restricted Subsidiary (each referred to in this definition as a “disposition”); or

(2)            the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Issuer or another Restricted Subsidiary) (whether in a single transaction or a series of related transactions), in each case other than:

(a)            a disposition of Cash Equivalents or Investment Grade Securities or obsolete, damaged, unnecessary, unsuitable or worn out property or equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale or no longer used or useful in the ordinary course of business;

(b)            the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control;

(c)            any Restricted Payment that is permitted to be made, and is made, under Section 4.04 or any Permitted Investment;

(d)            any disposition of assets of the Issuer or any Restricted Subsidiary or issuance or sale of Equity Interests of the Issuer or any Restricted Subsidiary, which assets or Equity Interests so disposed or issued in any fiscal year have an aggregate Fair Market Value (as determined in good faith by the Issuer) that does not exceed the greater of $106.0 million and 22.0% of LTM EBITDA;

(e)            any disposition of property or assets, or the issuance of securities, by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Restricted Subsidiary;

(f)            any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Similar Business of comparable or greater market value or usefulness to the business of the Issuer and the Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;

(g)            foreclosure, condemnation, expropriation or any similar action with respect to any property or other asset of the Issuer or any of the Restricted Subsidiaries;

(h)            any disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i)            the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(j)            any sale or discount of inventory, accounts receivable or other assets in the ordinary course of business;

(k)            any grant in the ordinary course of business of any license of patents, trademarks, know-how or any other intellectual property; and the lapse or abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Issuer are not material to the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole;

(l)            any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Issuer and the Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;

(m)            a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) including by a receivables subsidiary in a Qualified Receivables Financing;

(n)            Sale and Leaseback Transactions (i) with respect to (A) Excluded Property, (B) property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date so long as such Sale and Leaseback Transaction is consummated within 365 days of the acquisition of such property and (C) property owned by any Subsidiary that is not a Subsidiary Guarantor regardless of when such property was acquired or (ii) with respect to property not to exceed the greater of $100 million and 21% of LTM EBITDA; provided, that, in each case, the Issuer or the applicable Restricted Subsidiary shall receive at least fair market value (as determined by the Issuer in good faith) for any property disposed of in any such Sale and Leaseback Transaction;

(o)            the granting of, and dispositions in connection with Permitted Liens;

(p)            any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(q)            any unwinding of any Hedging Obligations;

(r)            dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(s)            any surrender, expiration or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(t)            sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and

(u)            Permitted Intercompany Activities and related transactions.

In the event that a transaction (or a portion thereof) meets the criteria of a permitted Asset Sale and would also be a permitted Restricted Payment or Permitted Investment, the Issuer, in its sole discretion, will be entitled to divide and classify such transaction (or a portion thereof) as an Asset Sale and/or one or more the types of permitted Restricted Payments or Permitted Investments.

“Authorized Representative” means (i) in the case of the Notes, the Trustee, (ii) in the case of the Credit Agreement, the Credit Agreement Agent, and (iii) in the case of any Series of Other First-Priority Obligation that become subject to the Intercreditor Agreement, the authorized representative (and any successor thereto) named for such Series in the applicable joinder agreement to the Intercreditor Agreement.

“Bank Indebtedness” means any and all amounts payable under or in respect of (a) the Credit Agreement and the other Credit Agreement Documents, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of the Credit Agreement), including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof and (b) whether or not the Indebtedness referred to in clause (a) remains outstanding, if designated by the Issuer to be included in this definition, one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, reserve-based loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Bankruptcy Code” means Title 11 of the United States Code.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Business Day” means each day other than a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Capital Stock” means:

(1)            in the case of a corporation, corporate stock or shares;

(2)            in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)            in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)            any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that obligations of the Issuer or its Restricted Subsidiaries, or of a special purpose or other entity not consolidated with the Issuer and its Restricted Subsidiaries, either existing on the Issue Date or created thereafter that (a) initially were not included on the consolidated balance sheet of the Issuer as capital lease obligations and were subsequently recharacterized as capital lease obligations or, in the case of such a special purpose or other entity becoming consolidated with the Issuer and its Restricted Subsidiaries were required to be characterized as capital lease obligations upon such consideration, in either case, due to a change in accounting treatment or otherwise, or (b) did not exist on the Issue Date and were required to be characterized as capital lease obligations but would not have been required to be treated as capital lease obligations on the Issue Date had they existed at that time, shall for all purposes not be treated as Capitalized Lease Obligations or Indebtedness; provided, further, that all obligations of any person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purposes of the indenture (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as Capitalized Lease Obligations in the Issuer’s financial statements.

“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and such Restricted Subsidiaries.

“Cash Equivalents” means:

(1)            U.S. dollars, pounds sterling, euros, the national currency of any member state in the European Union or such local currencies held by an entity from time to time in the ordinary course of business;

(2)            securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;

(3)            certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(4)            repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)            commercial paper issued by a corporation (other than an Affiliate of the Issuer) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

(6)            readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7)            Indebtedness issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition; and

(8)            investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change of Control” means the occurrence of either of the following:

(1)            the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Issuer and its Subsidiaries, taken as a whole; or

(2)            the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the Issuer.

Notwithstanding the foregoing, the consummation of the Transactions shall not constitute a Change of Control.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property subject or purported to be subject, from time to time, to a Lien under any Security Document (but shall not include any Excluded Property).

“Collateral Agreement” means the Collateral Agreement substantially in the form of Exhibit E hereto among the Issuer, each Subsidiary Guarantor and the Notes Collateral Agent, to be entered into on the Escrow Release Date, consistent in all material respects with the description thereof in the Offering Memorandum, as may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms and in accordance with this Indenture.

“Common Collateral” means, at any time, Collateral in which the holders of two or more Series of First-Priority Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest at such time. If more than two Series of First-Priority Obligations are outstanding at any time and the holders of less than all of the outstanding Series of First-Priority Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Common Collateral for those Series of First-Priority Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Common Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

“Company” means Adtalem Global Education Inc., a Delaware corporation, and its successors and assigns.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of intangible assets, deferred financing fees and Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1)            consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations and excluding additional interest in respect of the Notes, amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, expensing of any bridge, commitment or other financing fees and non-cash interest expense attributable to movement in mark to market valuation of Hedging Obligations or other derivatives (in each case permitted hereunder) under GAAP); plus

(2)            consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus

(3)            commissions, discounts, yield and other fees and charges Incurred in connection with any Receivables Financing which are payable to Persons other than the Issuer and the Restricted Subsidiaries; minus

(4)            interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

(1)            any net after-tax extraordinary, nonrecurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses or charges, any severance expenses, relocation expenses, curtailments or modifications to pension and post-retirement employee benefit plans, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to facilities closing costs, acquisition integration costs, facilities opening costs, project start-up costs, business optimization costs, signing, retention or completion bonuses, expenses or charges related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses, charges or change in control payments related to the Transactions (including any costs relating to auditing prior periods, any transition-related expenses, and transaction expenses incurred before, on or after the Issue Date), in each case, shall be excluded;

(2)            effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in amounts required or permitted by GAAP, resulting from the application of purchase accounting or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(3)            the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(4)            any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations or fixed assets and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations or fixed assets shall be excluded;

(5)            any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by management of the Issuer) shall be excluded;

(6)            any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Hedging Obligations or other derivative instruments shall be excluded;

(7)            the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(8)            solely for the purpose of determining the amount available for Restricted Payments under clause (1) of the definition of “Cumulative Credit,” the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;

(9)            an amount equal to the amount of Tax Distributions actually made to any parent or equity holder of such Person in respect of such period in accordance with Section 4.04(b)(xii) shall be included as though such amounts had been paid as income taxes directly by such Person for such period;

(10)         any impairment charges or asset write-offs, in each case pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(11)         any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded;

(12)         any (a) non-cash compensation charges, (b) costs and expenses after the Issue Date related to employment of terminated employees, or (c) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Issue Date of officers, directors and employees, in each case of such Person or any Restricted Subsidiary, shall be excluded;

(13)            accruals and reserves that are established or adjusted within 12 months after the Escrow Release Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;

(14)            (a) the Net Income of any Person and its Restricted Subsidiaries shall be calculated without deducting the income attributable to, or adding the losses attributable to, the minority equity interests of third parties in any non-Wholly Owned Restricted Subsidiary except to the extent of dividends declared or paid in respect of such period or any prior period on the shares of Capital Stock of such Restricted Subsidiary held by such third parties and (b) any ordinary course dividend, distribution or other payment paid in cash and received from any Person in excess of amounts included in clause (7) above shall be included;

(15)            (a)(i) the non-cash portion of “straight-line” rent expense shall be excluded and (ii) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations shall be excluded;

(16)            any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from hedging transactions for currency exchange risk, shall be excluded;

(17)            (a) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded and (b) amounts estimated in good faith to be received from insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption shall be included (with a deduction for amounts actually received up to such estimated amount to the extent included in Net Income in a future period);

(18)            Capitalized Software Expenditures shall be excluded;

(19)            Non-cash charges for deferred tax asset valuation allowances shall be excluded (except to the extent reversing a previously recognized increase to net income); and

(20)            (a) revenues received during the relevant period in advance of sales, for which recognition has been deferred under GAAP, shall be included in the relevant period, and (b) the amount of deferred revenues recognized under GAAP during the relevant period shall be excluded to the extent such revenues were recognized in a prior period.

Notwithstanding the foregoing, for the purpose of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries or Restricted Subsidiaries to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.04 pursuant to clauses (4) and (5) of the definition of “Cumulative Credit.”

“Consolidated Non-Cash Charges” means, with respect to any Person for any period, the non-cash expenses (other than Consolidated Depreciation and Amortization Expense) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP, provided that if any such non-cash expenses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period.

“Consolidated Taxes” means, with respect to any Person for any period, the provision for taxes based on income, profits or capital, including, without limitation, state, franchise, property and similar taxes, foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) and, without duplication, any Tax Distributions taken into account in calculating Consolidated Net Income.

“Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to the sum (without duplication) of (1) the aggregate principal amount of all outstanding Indebtedness of the Issuer and the Restricted Subsidiaries (excluding any undrawn letters of credit or bank guarantees) consisting of Capitalized Lease Obligations, bankers’ acceptances and Indebtedness for borrowed money, plus (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and the Restricted Subsidiaries and all Preferred Stock of the Restricted Subsidiaries, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences, in each case determined on a consolidated basis in accordance with GAAP.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1)            to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)            to advance or supply funds:

(a)            for the purchase or payment of any such primary obligation; or

(b)            to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)            to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Trust Office” means the designated office of the Trustee in the United States of America at which at any time its corporate trust business shall be administered, or such other address as the Trustee may designate from time to time by notice to the holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the holders and the Issuer).

“Credit Agreement” means (i) the credit agreement to be entered into on or prior to the Escrow Release Date (the “Senior Secured Facility”) among the Company, the financial institutions from time to time party thereto and Morgan Stanley Senior Funding, Inc. (“MSSF”), as Credit Agreement Administrative Agent, as may be amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof (except to the extent any such refinancing, replacement or restructuring is designated by the Issuer to not be included in the definition of “Credit Agreement”) and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by the Issuer to be included in the definition of “Credit Agreement,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financings (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Credit Agreement Administrative Agent” means MSSF, in its capacity as administrative agent under the Credit Agreement, together with its successors and permitted assigns under the Credit Agreement and the Credit Agreement Documents exercising substantially the same rights and powers.

“Credit Agreement Collateral Agent” means MSSF, in its capacity as collateral agent for the secured parties under the Credit Agreement, together with its successors and permitted assigns under the Credit Agreement and the Credit Agreement Documents exercising substantially the same rights and powers.

“Credit Agreement Documents” means the collective reference to any Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

“Credit Agreement Secured Parties” means the collective reference to the Credit Agreement Administrative Agent, the Credit Agreement Collateral Agent, each lender and issuing bank under the Credit Agreement, each hedge bank under the Credit Agreement that is party to any secured hedge agreement, each cash management bank under the Credit Agreement that is party to any secured cash management agreement and each sub-agent appointed pursuant to Section 9.02 of the Credit Agreement (or an equivalent provision thereof) by the Credit Agreement Administrative Agent or the Credit Agreement Collateral Agent with respect to matters relating to the Credit Agreement Documents

“Cumulative Credit” means the sum of (without duplication):

(1)            50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period, the “Reference Period”) from the first day of the first fiscal quarter in which the Escrow Release Date occurs to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case of such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(2)            100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash, received by the Issuer after the Escrow Release Date (other than net proceeds to the extent such net proceeds have been used to Incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to Section 4.03(b)(xii)) from the issue or sale of Equity Interests of the Issuer or any direct or indirect parent entity of the Issuer (excluding Refunding Capital Stock (as defined below), Designated Preferred Stock, Excluded Contributions, and Disqualified Stock), including Equity Interests issued upon exercise of warrants or options (other than an issuance or sale to the Issuer or a Restricted Subsidiary), plus

(3)            100% of the aggregate amount of contributions to the capital of the Issuer received in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash after the Escrow Release Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, and Disqualified Stock and other than contributions to the extent such contributions have been used to Incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to Section 4.03(b)(xii)), plus

(4)            100% of the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Issuer or any Restricted Subsidiary issued after the Escrow Release Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Equity Interests in the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer (provided in the case of any such parent, such Indebtedness or Disqualified Stock is retired or extinguished), plus

(5)            100% of the aggregate amount received by the Issuer or any Restricted Subsidiary in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash received by the Issuer or any Restricted Subsidiary from:

(A)            the sale or other disposition (other than to the Issuer or a Restricted Subsidiary), or other returns on Investments from, of Restricted Investments made by the Issuer and the Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Issuer and the Restricted Subsidiaries by any Person (other than the Issuer or any Restricted Subsidiary) and from repayments of loans or advances, and releases of guarantees, which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to Section 4.04(b)(vii)), or to the extent constituting declined proceeds under the asset sale prepayment provisions of the Credit Agreement, the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a dividend, payment or distribution from an Unrestricted Subsidiary (other than in each case to the extent that the Restricted Investment was made pursuant to Section 4.04(b)(vii)),

(B)            the sale (other than to the Issuer or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary, or

(C)            a distribution or dividend from an Unrestricted Subsidiary,

(6)            Declined Asset Sale Proceeds; plus

(7)            in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, the Fair Market Value (as determined in good faith by the Issuer) of the Investment of the Issuer or the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to Section 4.04(b)(vii) or constituted a Permitted Investment).

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value (as determined in good faith by the Issuer) of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any direct or indirect parent of the Issuer (other than Disqualified Stock), that is issued for cash (other than to the Issuer or any of its Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issuance date thereof.

“Discharge of First-Priority Obligations” means, except to the extent otherwise provided in the Intercreditor Agreement with respect to the reinstatement or continuation of any First-Priority Obligation under certain circumstances, payment in full in cash of all First-Priority Obligations pursuant to clauses (i), (ii) or (iii) of the definition thereof (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) and, with respect to any letters of credit or letter of credit guarantees outstanding under any document evidencing a First-Priority Obligation, delivery of cash collateral or backstop letters of credit in respect thereof in a manner consistent with such document, in each case after or concurrently with the termination of all commitments to extend credit thereunder, and the termination of all commitments of the First-Priority Secured Parties under such document evidencing such Obligation; provided that the Discharge of First-Priority Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other First-Priority Obligations that constitute an exchange or replacement for or a refinancing of such Obligations or First-Priority Obligations. In the event the First-Priority Obligations are modified and the Obligations are paid over time or otherwise modified, in each case pursuant to Section 1129 of the Bankruptcy Code, the First-Priority Obligations shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such modified indebtedness shall have been satisfied.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1)            matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale),

(2)            is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person or any of its Restricted Subsidiaries, or

(3)            is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale),

in each case prior to 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by such Person in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

(1)            Consolidated Taxes; plus

(2)            Fixed Charges; plus

(3)            Consolidated Depreciation and Amortization Expense; plus

(4)            Consolidated Non-Cash Charges; plus

(5)            any expenses or charges (other than Consolidated Depreciation and Amortization Expense) related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the Incurrence, modification or repayment of Indebtedness permitted to be Incurred by this Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the Transactions, the Notes or any Bank Indebtedness, (ii) any amendment or other modification of the Notes or other Indebtedness (including a refinancing thereof), (iii) any additional interest in respect of the Notes and (iv) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Receivables Financing; plus

(6)            business optimization expenses and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of strategic operating review, inventory optimization programs, facility closures, facility consolidations, recreating, signing, retention or completion bonuses and expenses, systems establishment costs, contract termination costs, future lease commitments and excess pension charges); plus

(7)            the amount of loss on sale of receivables and related assets to a Receivables Subsidiary in connection with a Qualified Receivables Financing; plus

(8)            any costs or expense Incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or a Subsidiary Guarantor or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit; plus

(9)            costs of surety bonds in connection with any financing activities of the Issuer and its Restricted Subsidiaries for such period; plus

(10)         all adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in footnote (2) to “Summary — Summary Unaudited Pro Forma Condensed Combined Financial Information of Adtalem and Walden” in the Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such period; plus

(11)            the amount of cost savings (including, without limitation, cost savings with respect to salary, benefit and other direct savings resulting from workforce reductions and facility, benefit and insurance savings), operating expense reductions, other operating improvements, initiatives and synergies (including the modification and renegotiation of contracts and other arrangements), that are reasonably identifiable and factually supportable and projected by the Issuer in good faith to be reasonably anticipated to be realizable as a result of actions that have been taken or with respect to which substantial steps have been taken, committed to be taken or are expected to be taken (A) within 24 months after the Transactions and (B) within 18 months after any such Investment, acquisition (other than the Transactions), disposition, merger, consolidation, reorganization or restructuring, transaction, cost savings initiative, other initiative or event, and in each case, added to EBITDA as so projected until fully realized and calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements, initiatives and synergies had been realized on the first day of such period), net of the amount of actual benefits realized prior to or during such period from such action; provided that such cost savings, operating expense reductions, other operating improvements, initiatives or synergies set forth in clause (11)(B) hereto, together with adjustments referred to in clause (2) of the third paragraph of the definition of “Junior Secured Indebtedness Leverage Ratio,” “Secured Indebtedness Leverage Ratio,” and “Total Indebtedness Leverage Ratio” (as applicable) do not exceed 20% of EBITDA for such period (before giving effect to any adjustment as a result of this clause (11) and such third paragraph); plus

(12)            any cost or charge attributable to the undertaking and/or implementation of cost savings initiatives, operating expense initiative, or synergies or restructuring charges and related charges, accruals or reserves (including costs related to the opening, pre-opening, expansion, closure and/or consolidation of offices, facilities and other locations (including rent termination, moving and relocation costs), costs related to discontinued operations, costs relating to entry into a new market, project startup costs, costs relating to any strategic initiative or new operations and conversion costs and any business development, consulting or legal costs and fees relating to the foregoing); plus

(13)            to the extent deducted in the calculation of consolidated net income, earn-out obligation and contingent consideration obligations (including adjustments thereof and purchase price adjustments) incurred in connection with the Acquisition and/or any acquisition or other investment (including any acquisition or other investment consummated prior to the Escrow Release Date) which is paid or accrued during the applicable period; plus

(14)            the amount of any charge, cost or expense or deduction associated with any Restricted Subsidiary that is attributable to any non-controlling interest or minority interest of any third party; plus

(15)            the amount of any charge, cost or expense in connection with a single or one-time event, including, without limitation, in connection with (x) the Acquisition and/or any acquisition or other investment consummated before or after the Escrow Release Date and (y) the consolidation, closing or reconfiguration of any facility during such period;

less, without duplication, to the extent the same increased Consolidated Net Income, non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period and any items for which cash was received in a prior period).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale after the Issue Date of common Capital Stock or Preferred Stock of the Issuer or any direct or indirect parent of the Issuer, as applicable (other than Disqualified Stock), other than:

(1)            public offerings with respect to the Issuer’s or such direct or indirect parent’s common stock registered on Form S-4 or Form S-8;

(2)            issuances to any Subsidiary of the Issuer; and

(3)            any such public or private sale that constitutes an Excluded Contribution.

“Escrow Account” means a segregated account, under the control of the Escrow Agent, that includes only cash, deposit accounts of the Escrow Agent payable on demand and U.S. Government Obligations, free from all Liens other than the Lien in favor of the Trustee for the benefit of the holders of the notes and any Lien in favor of the Escrow Agent to secure obligations owed to the Escrow Agent.

“Escrow Agent” means Credit Suisse (Switzerland) Ltd., as escrow agent under the Escrow Agreement or any successor escrow agent as set forth in the Escrow Agreement.

“Escrow Agreement” means the Escrow and Security Agreement dated as of the Issue Date by and among the Escrow Agent, the Trustee and the Escrow Issuer.

“Escrow Redemption Price” means 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the Escrow Redemption Date.

“Escrowed Funds Release Instruction” shall have the meaning assigned to such term in the Escrow Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by senior management or the Board of Directors of the Company) received by the Issuer after the Issue Date from:

(1)            contributions to its common equity capital, and

(2)            the sale (other than to a Subsidiary of the Issuer or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate.

“Excluded Property” means the property and other assets of the Issuer and the Subsidiary Guarantors that is excluded from the grant of security interest in favor of the Notes Collateral Agent, on behalf of the holders of the Notes and the Trustee (each in their capacity as such), pursuant to the terms of this Indenture and the Security Documents.

“Excluded Subsidiary” means (a) each Unrestricted Subsidiary, (b) each Domestic Subsidiary that is not a Wholly Owned Subsidiary (for so long as such Subsidiary remains a non-Wholly Owned Subsidiary), (c) each Domestic Subsidiary that is prohibited from guaranteeing or granting Liens to secure the Notes Obligations by any requirement of law or that would require consent, approval, license or authorization of a governmental authority to guarantee or grant Liens to secure the Notes Obligations (unless such consent, approval, license or authorization has been received) (but excluding any restriction in any organizational documents of such Domestic Subsidiary), (d) each Domestic Subsidiary that is prohibited by any applicable contractual requirement from guaranteeing or granting Liens to secure the Notes Obligations on the Escrow Release Date or at the time such Subsidiary becomes a Subsidiary (for so long as such restriction or any replacement or renewal thereof is in effect); provided that such contractual obligation was not entered into in contemplation thereof, (e) any Foreign Subsidiary, (f) any Domestic Subsidiary (i) that owns no material assets (directly or through its Subsidiaries) other than equity interests of one or more Foreign Subsidiaries that are CFCs without regard to Section 958(b) or (ii) that is a direct or indirect Subsidiary of a Foreign Subsidiary that is a CFC, (g) any Receivables Subsidiary, (h) any Subsidiary (other than a Significant Subsidiary) that (i) did not, as of the last day of the fiscal quarter of the Issuer most recently ended, have assets with a value in excess of 5.0% of the consolidated Total Assets or revenues representing in excess of 5.0% of total revenues of the Issuer and the Restricted Subsidiaries on a consolidated basis as of such date and (ii) taken together with all other such Subsidiaries being excluded pursuant to this clause (h), as of the last day of the fiscal quarter of the Issuer most recently ended, did not have assets with a value in excess of 10.0% of the Total Assets or revenues representing in excess of 10.0% of total revenues of the Issuer and the Restricted Subsidiaries on a consolidated basis as of such date, (i) any other Domestic Subsidiary with respect to which, (x) the Controlling Collateral Agent and the Borrower reasonably agree that the cost or other consequences of providing a Guarantee of or granting Liens to secure the Obligations are likely to be excessive in relation to the value to be afforded thereby or (y) providing such a Guarantee or granting such Liens could reasonably be expected to result in material adverse tax consequences as reasonably determined by the Borrower, (j) any Subsidiary of the Borrower that is subject to regulation as an insurance company (or any Subsidiary thereof) and (k) any-not for-profit Subsidiary.

“Existing Credit Agreement” means the credit agreement, dated as of April 13, 2018 (as amended by Amendment No. 1, dated as of December 4, 2020), among the Company, certain subsidiaries of the Company identified therein, each lender from time to time party thereto and Bank of America, N.A., as administrative agent.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“First-Priority Collateral Agent” means (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date (as defined in the Intercreditor Agreement), the Credit Agreement Collateral Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y)  the Non-Controlling Authorized Representative Enforcement Date, the Notes Collateral Agent (or if the Credit Agreement Collateral Agent or the Notes Collateral Agent is no longer the First-Priority Collateral Agent, such agent or trustee as is designated as “First-Priority Collateral Agent” under the First-Priority Obligations Documents).

“First-Priority Obligations” means (i) all Secured Bank Indebtedness, (ii) all Note Obligations, (iii) Other First-Priority Obligations and (iv) if any Hedging Obligations or obligations in respect of cash management services are secured by the Collateral that secures the First-Priority Obligations, all other obligations of the Issuer or any of its Restricted Subsidiaries in respect of such Hedging Obligations or obligations in respect of cash management services in each case owing to a Person that is a holder of Secured Bank Indebtedness or an Affiliate of such holder on the Escrow Release Date or at the time of entry into such Hedging Obligations or obligations in respect of cash management services.

“First-Priority Obligations Documents” means the Credit Agreement Documents, the Notes Documents and any other documents or instrument evidencing or governing any other First-Priority Obligations.

“First-Priority Secured Parties” means the persons holding any First-Priority Obligations, including the Credit Agreement Collateral Agent and the Notes Collateral Agent.

“First-Priority Security Documents” means the Security Documents and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing First-Priority Obligations or under which rights or remedies with respect to such Liens are governed.

“First Lien/Second Lien Intercreditor Agreement” shall mean an intercreditor agreement substantially in the form of Exhibit H to the Credit Agreement together with any material changes thereto in light of prevailing market conditions.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of: (1) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs) of such Person for such period, and (2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. For the purposes of this Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment. Notwithstanding the foregoing, all leases of the Issuer and Restricted Subsidiaries that are or would be treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an ASU shall be accounted for as operating leases for purposes of the defined financial terms, including “Capital Lease Obligations” regardless of any change to GAAP following such date which would otherwise require such leases to be treated as capital leases; provided that financial reporting shall not be affected thereby.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means any guarantee of the obligations of the Issuer under this Indenture and the Notes by any Person in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1)            currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2)            other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“holder” or “noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother- in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

(1)            the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except any such balance that constitutes (i) a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) liabilities accrued in the ordinary course of business), which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)            to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations referred to in clause (1) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3)            to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value (as determined in good faith by the Issuer) of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations Incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) Obligations under or in respect of Qualified Receivables Financing; (5) obligations under the Acquisition Documents; and (6) any obligations under Hedging Obligations; provided that such agreements are entered into for bona fide hedging purposes of the Issuer or its Restricted Subsidiaries (as determined in good faith by the board of directors or senior management of the Issuer, whether or not accounted for as a hedge in accordance with GAAP) and, in the case of any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement, such agreements are related to business transactions of the Issuer or its Restricted Subsidiaries entered into in the ordinary course of business and, in the case of any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement, such agreements substantially correspond in terms of notional amount, duration and interest rates, as applicable, to Indebtedness of the Issuer or its Restricted Subsidiaries Incurred without violation of this Indenture.

Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under this Indenture.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged.

“Interest Payment Date” has the meaning set forth in Exhibit A hereto.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1)            securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

(2)            securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody’s and BBB- (or equivalent) by S&P, but excluding any debt securities or loans or advances between and among the Issuer and its Subsidiaries,

(3)            investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4)            corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, directors, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in Cash Equivalents by the Issuer or a Restricted Subsidiary in respect of such Investment. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04:

(1)            “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

(a)            the Issuer’s “Investment” in such Subsidiary at the time of such redesignation less

(b)            the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of such Subsidiary at the time of such redesignation; and

(2)            any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value (as determined in good faith by the Issuer) at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

“Intercreditor Agreement” means (i) the intercreditor agreement substantially in the form of Exhibit F hereto among the Credit Agreement Administrative Agent, as an Authorized Representative, the Trustee, as an Authorized Representative, the Credit Agreement Collateral Agent, the Notes Collateral Agent and the other parties from time to time party thereto, to be entered into on the Escrow Release Date, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Indenture or (ii) any replacement or other intercreditor agreement that contains terms not materially less favorable to holders of the Notes than the intercreditor agreement referred to in clause (i).

“Issue Date” means the date on which the Notes are originally issued.

“Issuer” means (i) prior to the Escrow Release Date, the Escrow Issuer, and (ii) from and after the Escrow Release Date, the Company, in each case until a successor replaces such party pursuant to the applicable provisions hereof and, thereafter, means the successor and, for purposes of any provision contained herein, each other obligor on the indenture securities.

“Junior Secured Indebtedness Leverage Ratio” means, with respect to any Person, at any date, the ratio of:

(i)            Secured Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) less the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of such Person and its Restricted Subsidiaries and held by such Person and its Restricted Subsidiaries as of such date of determination, to

(ii)            EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred. In the event that the Issuer or any Restricted Subsidiary Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Junior Secured Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Junior Secured Indebtedness Leverage Ratio is made (the “Junior Secured Leverage Calculation Date”), then the Junior Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuer may elect pursuant to an Officer’s Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that the Issuer or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Junior Secured Leverage Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Junior Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four- quarter period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Junior Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include, without limiting the generality of the foregoing, adjustments appropriate, in the reasonable good faith determination of the Issuer, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event, (2) cost savings, synergies and operating expense reductions resulting from such Investment, acquisition, merger, amalgamation or consolidation which is being given pro forma effect that have been or are expected to be realized based on actions taken, committed to be taken or expected in good faith to be taken within 18 months and, together with amounts set forth in clause (11) of the definition of “EBITDA” are not in excess of the amount set forth in clause (11) of the definition of “EBITDA” and, excluding the amounts set forth in clause (11)(A) of the definition of “EBITDA”, do not exceed 20% of EBITDA for such period before giving effect to any adjustment as a result of such clause (11) and this clause, and (3) all adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in footnote (2) to “Summary — Summary Unaudited Pro Forma Condensed Combined Financial Information of Adtalem and Walden” in the Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Junior Secured Leverage Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Junior Lien Obligations” means the Obligations with respect to other Indebtedness permitted to be Incurred under this Indenture, which is by its terms intended to be secured by the Collateral on a basis junior to the Notes; provided such Lien is permitted to be Incurred under this Indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Transaction” means (1) any Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise and which may include, for the avoidance of doubt, a transaction that may constitute a Change of Control) or other transaction, whose consummation is not conditioned on the availability of, or on obtaining, third party financing, (2) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock, (3) any Restricted Payment requiring irrevocable notice in advance thereof and (4) any Asset Sale or a disposition excluded from the definition of “Asset Sale”.

“LTM EBITDA” means EBITDA of the Issuer measured for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred, in each case with such pro forma adjustments giving effect to such Indebtedness, acquisition or Investment, as applicable, since the start of such four quarter period and as are consistent with the pro forma adjustments set forth in the definition of “Total Indebtedness Leverage Ratio.”

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgaged Properties” means the owned real property of the Issuer and any Subsidiary Guarantor encumbered by a Mortgage to secure the First-Priority Obligations.

“Mortgages” means, collectively, the mortgages, trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents delivered with respect to the Mortgaged Properties, as amended, supplemented, or otherwise modified from time to time.

“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any Restricted Subsidiary in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), payments made in order to obtain a necessary consent or required by applicable law, and any relocation expenses Incurred as a result thereof, other fees and expenses, including title and recordation expenses and taxes paid or payable as a result thereof (including Tax Distributions and after taking into account any available tax credits or deductions and any tax sharing arrangements related solely to such disposition), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to Section 4.06(b)(i)) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Non-Controlling Secured Parties” means, with respect to any Common Collateral, the First-Priority Secured Parties which are not Controlling Secured Parties (as defined in the Intercreditor Agreement) with respect to such Common Collateral.

“Notes Collateral Agent” means U.S. Bank National Association, in its capacity as collateral agent for the noteholders, the Trustee and itself with respect to the Notes Obligations, together with its successors and permitted assigns under the Notes and the Notes Documents exercising substantially the same rights and powers.

“Notes Documents” means this Indenture, the Notes, the Guarantees, the Security Documents, the Collateral Agreement and the Intercreditor Agreement.

“Notes Obligations” means Obligations in respect of the Notes, the Guarantees, this Indenture and the Security Documents.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of third parties other than the Trustee, the Notes Collateral Agent and the holders of the Notes.

“Offering Memorandum” means the offering memorandum, dated February 12, 2021, relating to the issuance of the Initial Notes.

“Officer” means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer which meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion (which opinion may be subject to customary assumptions and exclusions) from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or any parent entity of the Issuer.

“Other First-Priority Obligations” means other Indebtedness or Obligations of the Issuer and its Restricted Subsidiaries that are equally and ratably secured with the Notes as permitted by this Indenture and are designated by the Issuer as Other First-Priority Obligations pursuant to the Intercreditor Agreement.

“Outside Date” means March 11, 2022.

“Pari Passu Indebtedness” means: (a) with respect to the Issuer, the Notes and any Indebtedness which ranks pari passu in right of payment to the Notes; and (b) with respect to any Subsidiary Guarantor, its Guarantee and any Indebtedness which ranks pari passu in right of payment to such Subsidiary Guarantor’s Guarantee.

“Permitted Intercompany Activities” means any transactions between or among the Issuer and its Restricted Subsidiaries that are entered into in the ordinary course of business of the Issuer and its Restricted Subsidiaries and, in the good faith judgment of the Issuer are necessary or advisable in connection with the ownership or operation of the business of the Issuer and its Restricted Subsidiaries, including, but not limited to, (i) payroll, cash management, purchasing, tax, accounting, insurance and hedging arrangements; (ii) management, technology and licensing arrangements; and (iii) student incentive programs.

“Permitted Investments” means:

(1)            any Investment in the Issuer or any Restricted Subsidiary;

(2)            any Investment in Cash Equivalents or Investment Grade Securities;

(3)            any Investment by the Issuer or any Restricted Subsidiary in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such merger, consolidation, amalgamation or transfer;

(4)            any Investment in securities or other assets, including earn outs, not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 4.06 or any other disposition of assets not constituting an Asset Sale;

(5)            any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Issue Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (y) as otherwise permitted under this Indenture;

(6)            loans and advances to employees, taken together with all other advances made pursuant to this clause (6), not to exceed the greater of $25 million and 5% of LTM EBITDA at any one time outstanding;

(7)            any Investment acquired by the Issuer or any Restricted Subsidiary (a) in exchange for any other Investment or accounts receivable held by the Issuer or such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, (b) as a result of a foreclosure by the Issuer or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default, (c) consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business or (d) in satisfaction of judgements against other Persons;

(8)            Hedging Obligations permitted under Section 4.03(b)(ix);

(9)            any Investment by the Issuer or any Restricted Subsidiary in a Similar Business having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding, not to exceed the greater of (x) $100.0 million and (y) 21.0% of LTM EBITDA at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not the Issuer or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes the Issuer or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be the Issuer or a Restricted Subsidiary;

(10)          additional Investments by the Issuer or any Restricted Subsidiary having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the greater of (x) $100.0 million and (y) 21.0% of LTM EBITDA at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (10) is made in any Person that is not the Issuer or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes the Issuer or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be the Issuer or a Restricted Subsidiary;

(11)          loans and advances to officers, directors, employees, members of management and consultants for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or to fund such person’s purchase of Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

(12)          Investments the payment for which consists of, and Investments received substantially contemporaneously in exchange for, Equity Interests of the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the definition of “Cumulative Credit”;

(13)          any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 4.07(b) (except transactions described in clauses (ii), (iv), (vi), (ix)(B),  (xvi) and (xxiv) of Section 4.07(b));

(14)          Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(15)          guarantees issued in accordance with Section 4.03 and Section 4.11 including, without limitation, any guarantee or other obligation issued or Incurred under the Credit Agreement in connection with any letter of credit issued for the account of the Issuer or any of its Subsidiaries (including with respect to the issuance of, or payments in respect of drawings under, such letters of credit);

(16)          Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property;

(17)          any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;

(18)          any Investment in an entity which is not a Restricted Subsidiary to which a Restricted Subsidiary sells accounts receivable pursuant to a Receivables Financing;

(19)          additional Investments in joint ventures or any of their subsidiaries not to exceed, at any one time in the aggregate outstanding under this clause (19), the greater of $100.0 million and 21.0% of LTM EBITDA (with the Fair Market Value of each Investment being measured at the time such Investment is made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (19) is made in any Person that is not the Issuer or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes the Issuer or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (19) for so long as such Person continues to be the Issuer or a Restricted Subsidiary;

(20)          Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with the Issuer or a Restricted Subsidiary in a transaction that is not prohibited by Section 5.01 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(21)          any Investment in any Subsidiary of the Issuer or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(22)          advances, loans or extensions of trade credit in the ordinary course of business or consistent with past practice by the Issuer or any of its Restricted Subsidiaries;

(23)          Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business or consistent with past practice;

(24)           repurchase of the Notes;

(25)          Investment made in connection with Permitted Intercompany Activities and related transactions;

(26)          Investments in the ordinary course of business or consistent with past practice consisting of Uniform Commercial Code Article 3 endorsements for collection of deposit and Article 4 customary trade arrangements with customers consistent with past practices; and

(27)          Permitted Investments, so long as, no Event of Default has occurred and is continuing (or would result therefrom) and immediately after giving pro forma effect to the payment of any such Permitted Investment and the incurrence of any Indebtedness, the net proceeds of which are used to make such Permitted Investment, the Total Indebtedness Leverage Ratio shall be no greater than 2.00 to 1.00.

“Permitted Liens” means, with respect to any Person:

(1)            pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)            Liens imposed by law, such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens securing obligations that (x) are not overdue by more than 60 days or that are being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review or (y) or with respect to which the failure to make payment could not reasonably be expected to be materially adverse to the holders of the notes as determined in good faith by the Issuer;

(3)            Liens for taxes, assessments or other governmental charges not yet overdue for a period of 30 days or not yet payable or that are being contested in good faith by appropriate proceedings;

(4)            Liens in favor of issuers of performance and surety bonds or bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)            minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)            (A)           Liens on assets of a Restricted Subsidiary that is not a Subsidiary Guarantor securing Indebtedness of such Restricted Subsidiary permitted to be Incurred pursuant to Section 4.03;

(B)            Liens securing (x) Indebtedness Incurred pursuant to Section 4.03(b)(i) and (y) any other Indebtedness constituting First-Priority Obligations permitted to be Incurred under this Indenture if, as of the date such Indebtedness was Incurred, and after giving pro forma effect thereto and the application of the net proceeds therefrom, the Secured Indebtedness Leverage Ratio of the Issuer does not exceed 2.50 to 1.00 and (z) any other Indebtedness constituting Junior Lien Obligations permitted to be Incurred under the indenture if, as of the date such Indebtedness was Incurred, and after giving pro forma effect thereto and the application of the net proceeds therefrom, the Junior Secured Indebtedness Leverage Ratio of the Issuer does not exceed 3.23 to 1.00; and

(C)            Liens securing Obligations in respect of Indebtedness permitted to be Incurred pursuant to clause (iii), or (xiii) to the extent it guarantees any such Indebtedness, (xv) , (xix) or (xxiii) of Section 4.03(b), provided that (i) in the case of clause (xix) and (xxiii), such Lien does not extend to the property or assets of any Subsidiary of the Issuer other than a Restricted Subsidiary that is not a Subsidiary Guarantor; and (ii) in the case of clause (xv), such Liens securing Indebtedness Incurred pursuant to clause (xv) shall only be permitted under this clause (C) if such Liens are limited to all or part of the same property or assets, including Capital Stock (plus improvements, accessions, proceeds or dividends or distributions in respect thereof, or replacements of any thereof) acquired, or of any Person acquired or merged or consolidated with or into the Issuer or any Restricted Subsidiary, in any transaction to which such Indebtedness relates;

(7)            Liens existing on the Issue Date (other than Liens in favor of the lenders under the Credit Agreement and in favor of holders of the Notes and the Guarantees);

(8)            Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens (other than Liens to secure Indebtedness Incurred pursuant to Section 4.03(b)(xv)) are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens (other than Liens to secure Indebtedness Incurred pursuant to Section 4.03(b)(xv)) may not extend to any other property owned by the Issuer or any Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);

(9)            Liens on assets or property at the time the Issuer or a Restricted Subsidiary acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any Restricted Subsidiary; provided, however, that such Liens (other than Liens to secure Indebtedness Incurred pursuant to Section 4.03(b)(xv)) are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens (other than Liens to secure Indebtedness Incurred pursuant to Section 4.03(b)(xv)) may not extend to any other property owned by the Issuer or any Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);

(10)          Liens securing Indebtedness or other obligations of the Issuer or a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be Incurred in accordance with Section 4.03;

(11)          Liens securing Hedging Obligations not Incurred in violation of this Indenture; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

(12)          Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)          leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Issuer or any of the Restricted Subsidiaries;

(14)          Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and the Restricted Subsidiaries in the ordinary course of business or purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements or similar public filings;

(15)          Liens in favor of the Issuer or any Subsidiary Guarantor;

(16)          Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing;

(17)          deposits made in the ordinary course of business to secure liability to insurance carriers;

(18)          Liens on the Equity Interests of Unrestricted Subsidiaries;

(19)          grants of software and other technology licenses in the ordinary course of business;

(20)          Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9), (10), (11),  (15) and this (20); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10), (11),  (15) and this (20) at the time the original Lien became a Permitted Lien under this Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; provided further, however, that in the case of any Liens to secure any refinancing, refunding, extension or renewal of Indebtedness secured by a Lien referred to in clause (6)(B) or (6)(C), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension or renewal shall be deemed secured by a Lien under clause (6)(B) or (6)(C) and not this clause (20) for purposes of determining the principal amount of Indebtedness outstanding under clause (6)(B) or (6)(C);

(21)          Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to the Issuer’s or such Restricted Subsidiary’s client at which such equipment is located;

(22)          judgment, award, decree and attachment Liens and notices of lis pendens and associated rights related to litigation not giving rise to an Event of Default being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(23)          Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(24)          Liens Incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;

(25)          other Liens securing obligations the outstanding principal amount of which does not, taken together with the principal amount of all other obligations secured by Liens incurred under this clause (25) that are at that time outstanding, exceed the greater of $35 million and 7.5% of LTM EBITDA at the time of Incurrence, provided that to the extent any Liens are incurred under this clause (25) to secure any Indebtedness for borrowed money with any of the Collateral, the notes are secured on a pari passu basis until such time as such obligations are no longer secured by a Lien;

(26)          any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(27)          any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Issuer or any Restricted Subsidiary, under any indenture issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture pursuant to customary discharge, redemption or defeasance provisions;

(28)          Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution;

(29)          Liens (i) in favor of credit card companies pursuant to agreements therewith and (ii) in favor of customers;

(30)          Liens (other than Liens on the Collateral) securing obligations, the outstanding principal amount of which does not, taken together with the principal amount of all other obligations secured by Liens incurred under this clause (30) that are at that time outstanding, exceed the greater of $465 million and 100% of LTM EBITDA;

(31)          Liens securing pension and other post-employment benefit liabilities in the ordinary course of business;

(32)          Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent, purchase agreement or disposition permitted by the indenture;

(33)          (i) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary and (ii) Liens on the assets of Non-Guarantor Subsidiaries securing Indebtedness of such Subsidiaries that were permitted by the terms of the indenture to be Incurred;

(34)          Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code or other similar provisions of applicable laws on items in the course of collection, (ii) in favor of a banking institution arising as a matter of law encumbering deposits or other funds maintained with financial institutions (including the right of set-off), (iii) arising in connection with pooled deposit or sweep accounts, cash netting, deposit accounts or similar arrangements of the Issuer or any Subsidiary and consisting of the right to apply the funds held therein to satisfy overdraft or similar obligations incurred in the ordinary course of business of such person, (iv) encumbering reasonable customary initial deposits and margin deposits and (v) granted in the ordinary course of business by the Issuer or any Subsidiary to any bank with whom it maintains accounts to the extent required by the relevant bank’s (or custodian’s or trustee’s, as applicable) standard terms and conditions, in each case, which are within the general parameters customary in the banking industry; and

(35)          Liens on the Escrow Account created for the benefit of, or to secure, directly or indirectly, the Notes.

“Permitted Junior Intercreditor Agreement” shall mean, with respect to any Liens on Collateral that are intended to be junior to any Liens securing the term loans under the Credit Agreement, either (as the Issuer shall elect) (x) any First Lien/Second Lien Intercreditor Agreement if such Liens secure “ Second Lien Obligations” (as defined therein), (y) another intercreditor agreement not materially less favorable to the lenders under the Credit Agreement vis-à-vis such junior Liens than such First Lien/Second Lien Intercreditor Agreement (as determined by the Issuer in good faith) or (z) another intercreditor agreement the terms of which are consistent with market terms governing security arrangements for the sharing of liens on a junior basis at the time such intercreditor agreement is proposed to be established, as determined by the Credit Agreement Administrative Agent in the reasonable exercise of its judgment.

“Permitted Pari Passu Intercreditor Agreement” shall mean, with respect to any Liens on Collateral that are intended to be pari passu with the Liens securing the term loans under the Credit Agreement, either (as the Issuer shall elect) (x) the Intercreditor Agreement, (y) another intercreditor agreement not materially less favorable to the lenders under the Credit Agreement vis-à-vis such pari passu Liens than the Intercreditor Agreement (as determined by the Issuer in good faith) or (z) another intercreditor agreement the terms of which are consistent with market terms governing security arrangements for the sharing of liens on a pari passu basis at the time such intercreditor agreement is proposed to be established, as determined by the Credit Agreement Administrative Agent in the reasonable exercise of its judgment.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1)            the Board of Directors of the Company shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Receivables Subsidiary;

(2)            all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Issuer); and

(3)            the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Issuer or any Restricted Subsidiary (other than a Receivables Subsidiary) to secure Bank Indebtedness, Indebtedness in respect of the Notes or any Refinancing Indebtedness with respect to the Notes shall not be deemed a Qualified Receivables Financing.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15cs-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuer or any direct or indirect parent of the Issuer as a replacement agency for Moody’s or S&P, as the case may be.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries); and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Issuer or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary (or another Person formed for the purposes of engaging in Qualified Receivables Financing with the Issuer in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Issuer or any such Subsidiary transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Issuer and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary and:

(a)            no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any other Subsidiary of the Issuer (excluding guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Issuer or any other Subsidiary in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Issuer or any other Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b)            with which neither the Issuer nor any Subsidiary has any material contract, agreement, arrangement or understanding other than on terms which the Issuer reasonably believes to be no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer; and

(c)            to which neither the Issuer nor any Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Record Date” has the meaning specified in Exhibit A hereto.

“Release Conditions” shall mean the conditions set forth in clauses (a)(i) through (a)(iii) in the form of Escrowed Funds Release Instruction attached as Exhibit C to the Escrow Agreement, and that no Default shall have occurred and be continuing or would occur as a consequence of such release (such statement shall be included in such Escrow Funds Release Instruction).

“Restricted Cash” means cash and Cash Equivalents held by Restricted Subsidiaries that is contractually restricted from being distributed to the Issuer, except for such cash and Cash Equivalents subject only to Permitted Liens and such other restrictions that are contained in agreements governing Indebtedness permitted under this Indenture and that is secured by such cash or Cash Equivalents.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this Indenture, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Issuer.

“Sale and Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Issuer or a Restricted Subsidiary whereby the Issuer or such Restricted Subsidiary transfers such property to a Person and the Issuer or such Restricted Subsidiary leases it from such Person, other than leases between the Issuer and a Restricted Subsidiary or between Restricted Subsidiaries.

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Secured Bank Indebtedness” means any Bank Indebtedness that is secured by a Permitted Lien Incurred or deemed Incurred pursuant to clause (6) of the definition of Permitted Liens, as designated by the Issuer to be included in this definition.

“Secured Indebtedness” means any Consolidated Total Indebtedness secured by a Lien on the property of Parent and its Restricted Subsidiaries.

“Secured Indebtedness Leverage Ratio” means, with respect to any Person, at any date, the ratio of (i) Secured Indebtedness of such Person and its Restricted Subsidiaries constituting First-Priority Obligations as of such date of calculation (determined on a consolidated basis in accordance with GAAP) less the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of such Person and its Restricted Subsidiaries and held by such Person and its Restricted Subsidiaries as of such date of determination to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred. In the event that the Issuer or any Restricted Subsidiary Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Secured Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Indebtedness Leverage Ratio is made (the “Secured Leverage Calculation Date”), then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuer may elect pursuant to an Officer’s Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that the Issuer or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Secured Leverage Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include, without limiting the generality of the foregoing, adjustments appropriate, in the reasonable good faith determination of the Issuer, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event, (2) cost savings, synergies and operating expense reductions resulting from such Investment, acquisition, merger, amalgamation or consolidation which is being given pro forma effect that have been or are expected to be realized based on actions taken, committed to be taken or expected in good faith to be taken within 18 months and, together with amounts set forth in clause (11) of the definition of “EBITDA” are not in excess of the amount set forth in clause (11) of the definition of “EBITDA” and, excluding the amounts set forth in clause (11)(A) of the definition of “EBITDA”, do not exceed 20% of EBITDA for such period before giving effect to any adjustment as a result of such clause (11) and this clause, and (3) all adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in footnote (2) to “Summary — Summary Unaudited Pro Forma Condensed Combined Financial Information of Adtalem and Walden” in the Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Secured Leverage Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Receivables Subsidiary in connection with, any Qualified Securitization Facility.

“Security Documents” means any security agreements, pledge agreements, collateral assignments, mortgages and related agreements, including, without limitation, the Collateral Agreement, as may be amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral for the benefit of the Trustee, the Notes Collateral Agent and the holders of the Notes as contemplated by this Indenture.

“Series” means (a) with respect to the First-Priority Secured Parties, each of (i) the Credit Agreement Secured Parties, (ii) the holders of the Notes, the Trustee and the Notes Collateral Agent (each in their capacity as such) and (iii) the Additional First-Priority Secured Parties that become subject to the Intercreditor Agreement after the Escrow Release Date that are represented by a common Authorized Representative (in its capacity as such for such Additional First-Priority Secured Parties) and (b) with respect to any First-Priority Obligations, each of (i) the Obligations under the Credit Agreement, (ii) the Notes Obligations and (iii) the Other First-Priority Obligations incurred pursuant to any applicable agreement, which pursuant to any joinder agreement, are to be represented under the Intercreditor Agreement by a common Authorized Representative (in its capacity as such for such Other First-Priority Obligations).

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provision).

“Similar Business” means a business, the majority of whose revenues are derived from the activities of the Issuer and its Subsidiaries on the Escrow Release Date or any business or activity that is reasonably similar, ancillary, incidental or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Issuer or any Subsidiary thereof which the Issuer has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof pursuant to this Indenture).

“Subordinated Indebtedness” means (a) with respect to the Issuer, any Indebtedness of such Issuer which is by its terms subordinated in right of payment to the Notes, and (b) with respect to any Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor which is by its terms subordinated in right of payment to its Guarantee.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity. For the avoidance of doubt, any entity that is owned at a 50% or less level (as described above, and except as may be applicable under clause (2)(y)) shall not be a “Subsidiary” for any purpose under the indenture, regardless of whether such entity is consolidated on the Issuer’s or any Restricted Subsidiary’s financial statements.

“Subsidiary Guarantor” means any Subsidiary that Incurs a Guarantee; provided that upon the release or discharge of such Person from its Guarantee in accordance with this Indenture, such Subsidiary ceases to be a Subsidiary Guarantor.

“Suspension Period” means the period of time between a Covenant Suspension Event and the related Reversion Date.

“Tax Distributions” means any distributions described in Section 4.04(b)(xii).

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

“Total Assets” means the total consolidated assets of the Issuer and the Restricted Subsidiaries, as shown on the most recent balance sheet of the Issuer, without giving effect to any amortization of the amount of intangible assets since September 30, 2020, calculated on a pro forma basis after giving effect to any subsequent acquisition or disposition of a Person or business.

“Total Indebtedness Leverage Ratio” means, with respect to any Person, at any date, the ratio of (i) Consolidated Total Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) less the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of such Person and its Restricted Subsidiaries and held by such Person and its Restricted Subsidiaries as of such date of determination to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred. In the event that the Issuer or any Restricted Subsidiary Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Total Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Total Indebtedness Leverage Ratio is made (the “Total Leverage Calculation Date”), then the Total Indebtedness Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuer may elect pursuant to an Officer’s Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that the Issuer or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Total Leverage Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Total Indebtedness Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Total Indebtedness Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include, without limiting the generality of the foregoing, adjustments appropriate, in the reasonable good faith determination of the Issuer, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event, (2) cost savings, synergies and operating expense reductions resulting from such Investment, acquisition, merger, amalgamation or consolidation which is being given pro forma effect that have been or are expected to be realized based on actions taken, committed to be taken or expected in good faith to be taken within 18 months and, together with amounts set forth in clause (11) of the definition of “EBITDA” are not in excess of the amount set forth in clause (11) of the definition of “EBITDA” and, excluding the amounts set forth in clause (11)(A) of the definition of “EBITDA”, do not exceed 20% of EBITDA for such period before giving effect to any adjustment as a result of such clause (11) and this clause, and (3) all adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in footnote (2) to “Summary — Summary Unaudited Pro Forma Condensed Combined Financial Information of Adtalem and Walden” in the Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Total Leverage Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Transactions” means (a) the consummation of the Acquisition, (b) the issuance of the notes offered hereby and the application of the net proceeds thereof as described in this offering memorandum (including the entrance into, and performance of, the Escrow Agreement and the deposit of the net proceeds and such additional required funds into the Escrow Account), (c) the delivery of collateral to any escrow accounts and entry into commitment letters by the Company in connection therewith, (d) entry into the Credit Agreement Documents and incurrence of borrowings under the Credit Agreement and the application of the net proceeds thereof, (e) the amendment of, repayment of and termination of the Existing Credit Agreement, (f) the merger of the Escrow Issuer with and into the Company, with the Company as the surviving entity, (g) entry into and grant of a Lien under the Security Documents, and (h) all other transactions related or incidental to, or in connection with, any of the foregoing (including, without limitation, the payment of fees and expenses in connection with each of the foregoing).

“Treasury Rate” means, as of the applicable redemption date, as determined by the Issuer, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to March 1, 2024; provided, however, that if the period from such redemption date to March 1, 2024, as applicable, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means:

(1)            any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and

(2)            who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture in its capacity as such until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” or “UCC” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means:

(1)            any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2)            any Subsidiary of an Unrestricted Subsidiary;

The Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless at the time of such designation such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of the Restricted Subsidiaries; provided, further, however, that either:

(a)            the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b)            if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04.

The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x)            (1) the Company could Incur $1.00 of additional Indebtedness pursuant to the Total Indebtedness Leverage Ratio test set forth in Section 4.03(a) or (2) the Total Indebtedness Leverage Ratio of the Company and its Restricted Subsidiaries would not be greater than such ratio immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

(y)            no Event of Default shall have occurred and be continuing.

Any such designation by the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors or any committee thereof of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are:

(1)            direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2)            obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

Section 1.02     Other Definitions.

Term	Section
$1.03(j)
Affiliate Transaction	4.07(a)
Agent Members	Appendix A
ASU	Preamble
Asset Sale Offer	4.06(b)
Bankruptcy Law	6.01(k)
Change of Control Offer	4.08(b)
Company	Preamble
covenant defeasance option	8.01(b)
Covenant Suspension Event	4.15
Custodian	6.01(k)
Definitive Note	Appendix A
Depository	Appendix A
Elected Amount	4.03(c)(iii)
Escrow Issuer	Preamble
Escrow Redemption Date	3.09(f)
Escrow Release Date	3.09(e)
Escrowed Property	3.09(a)
Event of Default	6.01
Excess Proceeds	4.06(b)
Global Notes	Appendix A
Global Notes Legend	Appendix A
Guaranteed Obligations	12.01(a)
IAI	Appendix A
incorporated provision	13.01
Increased Amount	4.12(c)
Initial Lien	4.12(a)
Initial Notes	Preamble
Initial Purchasers	Appendix A
Issuer	Preamble
LCT Election	4.17
LCT Test Date	4.17
legal defeasance option	8.01(b)
Notes	Preamble
Notes Collateral Agent	Preamble
Notes Custodian	Appendix A
Notice of Default	6.01(k)
Offer Period	4.06(d)
Paying Agent	2.04(a)
Permitted Jurisdictions	5.01(a)
protected purchaser	2.08
QIB	Appendix A
Refinancing Indebtedness	4.03(b)(xiv)
Refunding Capital Stock	4.04(b)(ii)

Term	Section
Registrar	2.04(a)
Regulation S	Appendix A
Regulation S Global Notes	Appendix A
Regulation S Notes	Appendix A
Restricted Notes Legend	Appendix A
Restricted Payments	Section 4.04(a)
Restricted Period	Appendix A
Retired Capital Stock	4.04(b)(ii)
Reversion Date	4.15
Rule 144A	Appendix A
Rule 144A Global Notes	Appendix A
Rule 144A Notes	Appendix A
Rule 501	Appendix A
Second Commitment	4.06(b)
Special Mandatory Redemption Event	3.09(f)
Successor Company	5.01(a)(i)
Successor Subsidiary Guarantor	5.01(b)(i)
Suspended Covenants	4.15
Transfer	5.01(b)(ii)
Transfer Restricted Definitive Notes	Appendix A
Transfer Restricted Global Notes	Appendix A
Transfer Restricted Notes	Appendix A
Trustee	Preamble
U.S. dollars	1.03(j)
Unrestricted Definitive Notes	Appendix A
Unrestricted Global Notes	Appendix A

Section 1.03     Rules of Construction. Unless the context otherwise requires:

(a)            a term has the meaning assigned to it;

(b)            an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)            “or” is not exclusive;

(d)            “including” means including without limitation;

(e)            words in the singular include the plural and words in the plural include the singular;

(f)             unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(g)            the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(h)            the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(i)             unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;

(j)             “$” and “U.S. dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debt;

(k)            whenever in this Indenture or the Notes there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Notes, such mention shall be deemed to include mention of the payment of additional interest, to the extent that, in such context, additional interest is, was or would be payable in respect thereof;

(l)             unless expressly stated in this Indenture, no provisions of the TIA are incorporated by reference in or made a part of this Indenture and no terms that are defined under the TIA have such meanings for purposes of this Indenture.

Article II

THE NOTES

Section 2.01     Amount of Notes. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture on the Issue Date is $800,000,000.

The Issuer may from time to time after the Issue Date issue Additional Notes under this Indenture in an unlimited principal amount, so long as (i) the Incurrence of the Indebtedness represented by such Additional Notes is at such time permitted by Section 4.03 and the Liens thereon are permitted by Section 4.12 and (ii) such Additional Notes are issued in compliance with the other applicable provisions of this Indenture. With respect to any Additional Notes issued after the Issue Date (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.07, 2.08, 2.09, 3.08, 4.06(e), 4.08(c) or Appendix A), there shall be (a) established in or pursuant to a resolution of the Board of Directors of each Issuer and (b) (i) set forth or determined in the manner provided in an Officer’s Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:

(1)            the aggregate principal amount of such Additional Notes which may be authenticated and delivered under this Indenture;

(2)            the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue; and

(3)            if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends which shall be borne by such Global Notes in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.2 of Appendix A in which any such Global Note may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Note or a nominee thereof.

If any of the terms of any Additional Notes are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate or an indenture supplemental hereto setting forth the terms of the Additional Notes.

The Initial Notes and any Additional Notes may, at the Issuer’s option, be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if the Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP number, if applicable.

Section 2.02     Form and Dating. Provisions relating to the Initial Notes are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The (i) Initial Notes and the Trustee’s certificate of authentication and (ii) any Additional Notes (if issued as Transfer Restricted Notes) and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. Any Additional Notes issued other than as Transfer Restricted Notes and the Trustee’s certificate of authentication shall each be substantially in the form set forth in Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer or any Subsidiary Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without interest coupons and in denominations of $2,000 and any integral multiples of $1,000 in excess thereof, provided that Notes may be issued in denominations of less than $2,000 solely to accommodate book-entry positions that have been created by the Depository in denominations of less than $2,000.

Section 2.03     Execution and Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer of each Issuer (a) Initial Notes for original issue on the date hereof in an aggregate principal amount of $800,000,000 and (b) subject to the terms of this Indenture, Additional Notes in an aggregate principal amount to be determined at the time of issuance and specified therein. Such order shall specify the amount of separate Note certificates to be authenticated, the principal amount of each of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, whether the Notes are to be Initial Notes or Additional Notes, the registered holder of each of the Notes and delivery instructions. Notwithstanding anything to the contrary in this Indenture or Appendix A, any issuance of Additional Notes after the Issue Date shall be in a principal amount of at least $2,000 and integral multiples of $1,000 in excess thereof.

One Officer shall sign the Notes for each of the Issuer by manual, electronic or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuer to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

Section 2.04     Registrar and Paying Agent.

(a)            The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars. The term “Paying Agent” includes the Paying Agent and any additional paying agents. The Issuer initially appoint the Trustee as Registrar, Paying Agent and the Notes Custodian with respect to the Global Notes.

(b)            The Issuer may enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee in writing of the name and address of any such agent. If the Issuer fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. Parent or any of its domestically organized Subsidiaries may act as Paying Agent or Registrar.

(c)            The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor Registrar or Paying Agent, as the case may be, as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

Section 2.05     Paying Agent to Hold Money in Trust. Prior to each due date of the principal of and interest on any Note, the Issuer shall deposit with each Paying Agent (or if Parent or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment. If Parent or a Subsidiary of Parent acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.05, a Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.06     Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of holders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of holders.

Section 2.07     Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Issuer’s written request. The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or of any Notes for a period of 15 days before a selection of Notes to be redeemed.

Prior to the due presentation for registration of transfer of any Note, the Issuer, the Subsidiary Guarantors, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Subsidiary Guarantors, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Any holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the holder of such Global Note (or its agent) or (b) any holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

None of the Trustee, Registrar or Paying Agent shall have any responsibility for any actions taken or not taken by the Depository.

Section 2.08     Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the holder (a) satisfies the Issuer and the Trustee within a reasonable time after such holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer and the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Issuer and the Trustee. If required by the Trustee or the Issuer, such holder shall furnish an indemnity bond sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, the Paying Agent and the Registrar from any loss or liability that any of them may suffer if a Note is replaced and subsequently presented or claimed for payment. The Issuer and the Trustee may charge the holder for their expenses in replacing a Note (including without limitation, attorneys’ fees and disbursements in replacing such Note). In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in their discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note is an additional obligation of the Issuer.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

Section 2.09     Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 13.06, a Note does not cease to be outstanding because one of the Issuer or an Affiliate of one of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.

If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.10     Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes in accordance with its customary procedures. The Issuer may not issue new Notes to replace Notes they have redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

Section 2.11     Defaulted Interest. If the Issuer default in a payment of interest on the Notes, the Issuer shall pay the defaulted interest then borne by the Notes (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date and shall promptly mail or cause to be mailed to each affected holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.12     CUSIP Numbers, ISINs, Etc. The Issuer in issuing the Notes may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use), and the Trustee shall use any such CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to holders; provided, however, that the Trustee shall have no liability for any defect in the such CUSIP, ISIN or “Common Code” number as they appear on any Note, notice or elsewhere, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption that reliance may be placed only on the other identification numbers printed on the Notes and that any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall advise the Trustee of any change in any such CUSIP numbers, ISINs and “Common Code” numbers.

Section 2.13     Calculation of Principal Amount of Notes. The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the holders of a specified percentage of the principal amount of all the Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 and Section 13.06 of this Indenture. Any calculation of the Applicable Premium or made pursuant to this Section 2.13 shall be made by the Issuer and delivered to the Trustee pursuant to an Officer’s Certificate.

Article III

REDEMPTION

Section 3.01     Redemption. The Notes may be redeemed, in whole or from time to time in part, subject to the conditions and at the redemption prices set forth in Paragraph 5 of the forms of Notes set forth in Exhibit A hereto, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

Section 3.02     Applicability of Article. Redemption of Notes at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article III.

Section 3.03     Notices to Trustee. If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Paragraph 5 of the Note, the Issuer shall notify the Trustee in an Officer’s Certificate of (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price. The Issuer shall give notice to the Trustee provided for in this paragraph at least 15 days but not more than 60 days before a redemption date if the redemption is a redemption pursuant to Paragraph 5 of the Note. The Issuer may also include a request in such Officer’s Certificate that the Trustee give the notice of redemption in the Issuer’s name and at their expense and setting forth the information to be stated in such notice as provided in Section 3.05. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any holder or otherwise delivered in accordance with the applicable procedures of the Depository and shall thereby be void and of no effect. The Issuer shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 3.04.

Section 3.04     Selection of Notes to Be Redeemed. In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed (so long as the Trustee has actual knowledge of such listing), or if the Notes are not so listed, on a pro rata basis to the extent practicable or by lot or by such other method as the Trustee shall deem fair and appropriate (and, in such manner that complies with the requirements of the Depository, if applicable); provided that no Notes of $2,000 (and integral multiples of $1,000 in excess thereof) or less shall be redeemed in part. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $2,000. Notes and portions of them the Trustee selects shall be in amounts of $2,000 or integral multiples of $1,000 in excess thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuer promptly of the Notes or portions of Notes to be redeemed.

Section 3.05     Notice of Optional Redemption.

(a)            At least 15 but not more than 60 days before a redemption date pursuant to Paragraph 5 of the Note, the Issuer shall mail or cause to be mailed by first-class mail, or otherwise deliver in accordance with the procedures of the Depository, a notice of redemption to each holder whose Notes are to be redeemed at its registered address (with a copy to the Trustee), except that redemption notices may be mailed or otherwise delivered more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article VIII.

Any such notice shall identify the Notes to be redeemed and shall state:

(i)             the redemption date;

(ii)            the redemption price and the amount of accrued interest (including additional interest, if any) to the redemption date;

(iii)           the name and address of the Paying Agent;

(iv)           that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price, plus accrued and unpaid interest and additional interest, if any;

(v)            if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(vi)           that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(vii)          the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Notes being redeemed; and

(viii)         that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or “Common Code” number, if any, listed in such notice or printed on the Notes.

(b)            At the Issuer’s request, the Trustee shall deliver the notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall notify the Trustee of such request at least three (3) Business Days prior to the date such notice is to be provided to holders. Such notice may not be canceled once delivered to holders of Notes.

Any redemption notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including completion of an Equity Offering or other corporate transaction. In such event, the related notice of redemption shall describe each such condition and, if applicable, shall state that, at the Issuer’s discretion, the date of redemption may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption, or by the date of redemption as so delayed. The Issuer shall provide written notice to the Trustee prior to the close of business two Business Days prior to the Redemption Date if any such redemption has been rescinded or delayed and promptly thereafter shall provide such notice to each Holder in the same manner in which the notice of redemption was given (including, by requesting the Trustee to deliver such notice in the Issuer’s name and at the Issuer’s expense).

Section 3.06     Effect of Notice of Redemption. Once notice of redemption is mailed or otherwise delivered in accordance with Section 3.05, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, except as provided in the final paragraph of paragraph 5 of the Notes. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest and additional interest, if any, to, but not including, the redemption date; provided, however, that if the redemption date is after a regular Record Date and on or prior to the next Interest Payment Date, the accrued interest shall be payable to the holder of the redeemed Notes registered on the relevant Record Date. Failure to give notice or any defect in the notice to any holder shall not affect the validity of the notice to any other holder.

Section 3.07     Deposit of Redemption Price. With respect to any Notes, prior to 10:00 a.m., New York City time, on the redemption date, the Issuer shall deposit with the Paying Agent (or, if Parent or a Subsidiary of Parent is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest and additional interest, if any, on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuer to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and additional interest, if any, on, the Notes or portions thereof to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

Section 3.08     Notes Redeemed in Part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. Upon surrender and cancellation of a Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the holder (at the Issuer’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered and cancelled.

Section 3.09     Secured Proceeds Account; Special Mandatory Redemption Event.

(a)            On the Issue Date concurrently with the issuance of the Initial Notes, the Issuer will deposit, or cause to be deposited, into the Escrow Account (i) the net proceeds received by the Issuer from the offering of Initial Notes and (ii) $14,277,777.78, which is the amount of cash that, when taken together with such deposited proceeds referred to in clause (i), will be sufficient to fund the redemption of all of the Notes at the Escrow Redemption Price on the date that is three Business Days after April 1, 2021, if a redemption were to occur on such third Business Day (collectively with the Escrow Account and any other property from time to time held in the Escrow Account, the “Escrowed Property”).

(b)            In addition, on the date that is three Business Days prior to the last calendar day of each month beginning with April 1, 2021 and ending on the last calendar day of the last full calendar month prior to the Outside Date (in each case, unless the Escrow Release Date has occurred), the Escrow Issuer will deposit (or cause to be deposited) into the Escrow Account an amount of cash equal to one month of interest on the Notes (or, to the extent any Outside Date occurs prior to a calendar month end, with respect to the deposit three Business Days prior to the calendar month end immediately preceding the calendar month containing such Outside Date, an amount of cash equal to the interest on the Notes that will accrue to, but excluding, three Business Days after such Outside Date). Monthly interest will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

(c)            The Escrow Issuer shall apply the Escrowed Property in accordance with the terms of the Escrow Agreement.

(d)            The Escrow Issuer shall grant the Trustee, for the benefit of the Holders of the Notes, a first priority security interest in the Escrowed Property to secure the obligations under the Notes pending disbursement in accordance with the Escrow Agreement; provided, however, that such lien and security interest shall be released as set forth in the Escrow Agreement.

(e)            If, on or prior to the Outside Date, the Release Conditions are fulfilled and the Escrow Agent receives the Escrowed Funds Release Instruction, the Escrow Agent shall release the Escrowed Property (including investment earnings) to or at the order of the Issuer (the date of such release, the “Escrow Release Date”).

(f)             However, in the event that (i) the Escrow Agent and the Trustee have not received the Escrowed Funds Release Instruction described above prior to 11:59 p.m. New York City time on the Outside Date or (ii) the Escrow Agent and the Trustee receive, at any time prior to 11:59 p.m. New York City time on the Outside Date, an Officer’s Certificate from the Issuer certifying that (A) the Company will not pursue the consummation of the Acquisition; or (B) the Acquisition Documents have been amended, modified or waived or any consent granted, in a manner that would be materially adverse to the Holders of the Notes (as determined by the Issuer in good faith; provided that the same determination is made in respect of the Senior Secured Facility) or the Acquisition Documents have otherwise been terminated, then, in each such case, the Escrow Agent, without the requirement of notice to or action by the Escrow Issuer, the Trustee or any other Person, shall notify the Escrow Issuer and Trustee and, within two Business Days, liquidate all Escrowed Property and release the Escrowed Property to the Trustee (a “Special Mandatory Redemption Event”). On the Business Day following the Special Mandatory Redemption Event, the Escrow Issuer (or the Trustee upon the written request of and at the expense of the Escrow Issuer) shall deliver a notice of redemption prepared by the Escrow Issuer in accordance with the applicable procedures of DTC to each Holder of Notes that the entire principal amount outstanding of the Notes shall be redeemed at the Escrow Redemption Price on the date falling two Business Days after the delivery of such notice (the “Escrow Redemption Date”). The Trustee will release to the Company any Escrowed Property remaining after redemption of the Notes (including, for the avoidance of doubt, if the Escrow Redemption Date occurs prior to a deposit of additional cash into the Escrow Account pursuant to Section 3.09(b), any Escrowed Property that would otherwise have represented accrued and unpaid interest) and payment of fees and expenses. In addition, unless the Escrow Release Date has occurred, the Escrow Issuer shall direct the Escrow Agent to pay to the Trustee the interest due on any Interest Payment Date occurring on or prior to the Outside Date, provided that after giving effect thereto sufficient funds remain in the Escrow Account to pay the Escrow Redemption Price as if the Escrow Redemption Date were to be on the date that is three Business Days after the next calendar month end (or, if earlier, the Outside Date).

(g)            Other than as specifically provided in this Section 3.09, a Special Mandatory Redemption Event pursuant to this Section 3.09 shall be made in accordance with the provisions in Sections 3.04 through 3.08; provided that to the extent there is any conflict or inconsistency between any such provisions in Sections 3.04 through 3.08 and any provision of this Section 3.09, the applicable provisions in this Section 3.09 shall control.

Article IV

COVENANTS

Section 4.01     Payment of Notes. The Issuer shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds as of 10:00 a.m. New York City time money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the holders on that date pursuant to the terms of this Indenture.

The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate borne by the Notes to the extent lawful.

Section 4.02     Reports and Other Information.

(a)            Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company will file with the SEC (and provide the Trustee and holders with copies thereof, without cost to each holder, within 15 days after it files them with the SEC):

(i)             within the time period specified in the SEC’s rules and regulations for non-accelerated filers, all annual financial statements that would be required to be contained in annual reports on Form 10-K (or any successor or comparable form), if the Issuer were required to file such forms, along with a report on the annual financial statements by the Issuer’s independent registered public accountant, plus a “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

(ii)            within the time period specified in the SEC’s rules and regulations for non-accelerated filers, all quarterly financial statements that would be required to be contained in quarterly reports on Form 10-Q (or any successor or comparable form), if the Issuer were required to file them, plus a “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and

(iii)           promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified in the SEC’s rules and regulations), such other reports on Form 8-K (or any successor or comparable form) under Items 1.01, 1.02, 1.03, 2.01, 2.05, 2.06, 4.01, 4.02, 5.01 and 5.02(b) and (c) (other than with respect to information otherwise required or contemplated by Item 402 of Regulation S-K) as in effect on the Issue Date if the Issuer were required to file such reports; provided, however, that (A) no such current report will be required to include as an exhibit, or to include a summary of the terms of, any employment or compensatory arrangement agreement, plan or understanding between the Issuer (or any of its Subsidiaries) and any director, manager or executive officer, of the Issuer (or any of its Subsidiaries), (B) the Issuer shall not be required to make available any information regarding the occurrence of any of the events set forth in this clause (iii) if the Issuer determines in its good faith judgment that the event that would otherwise be required to be disclosed is not material to the holders of the Notes or the business, assets, operations, financial positions or prospects of the Issuer and its Restricted Subsidiaries taken as a whole, (C) no such current report will be required to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K with respect to any “non-GAAP” financial information contained therein (other than providing reconciliations of such non-GAAP information to extent included in the offering memorandum), (D) no such current report will be required to comply with Regulation S-X and (E) no such current report will be required to provide any information that is not otherwise similar to information currently included in the Offering Memorandum;

provided, however, that the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing or the Company is no longer required to file such reports pursuant to Section 13 or 15(d) of the Exchange Act, in which event the Company will make available such information to prospective purchasers of notes in addition to providing such information to the Trustee and the holders, in each case within 15 days after the time the Company would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act, subject, to exceptions and exclusions consistent with the presentation of financial and other information in the Offering Memorandum. In addition to providing such information to the Trustee, the Company shall make available to the holders, prospective investors, market makers affiliated with any initial purchaser of the Notes and securities analysts the information required to be provided pursuant to clauses (i), (ii) and (iii) of this Section 4.02(a), by posting such information to its website or on IntraLinks or any comparable online data system or website.

If the Company has designated any of its Subsidiaries as an Unrestricted Subsidiary and if any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, if taken together as one Subsidiary, would constitute a Significant Subsidiary of the Company, then the annual and quarterly information required by clauses (i) and (ii) of this Section 4.02(a) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries.

(b)            In the event that:

(i)             the rules and regulations of the SEC permit the Company and any direct or indirect parent of the Company to report at such parent entity’s level on a consolidated basis and such parent entity is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of the Company, or

(ii)            any direct or indirect parent of the Company is or becomes a guarantor of the Notes,

reporting at the parent entity’s level in a manner consistent with that described in this Section 4.02 for the Company will satisfy this Section 4.02, and the Company is permitted to satisfy its obligations in this Section 4.02 with respect to financial information relating the Company by furnishing financial information relating to such direct or indirect parent; provided that, to the extent required under the rules and regulations of the SEC, such financial information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than the Company and its Subsidiaries, on the one hand, and the information relating to the Company, the Subsidiary Guarantors and the other Subsidiaries of the Company on a standalone basis, on the other hand. In addition, the Company will make such information available to prospective investors upon request.

(c)            In addition, the Company shall, for so long as any Notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, furnish to the holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d)            Notwithstanding the foregoing, the Company will be deemed to have furnished the reports referred to in this Section 4.02 to the Trustee and the holders if the Company has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available. Prior to the Escrow Release Date, delivery of the foregoing reports required in this section by the Company containing financial information related to the Company shall be deemed to satisfy the obligations hereunder.

(e)            Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.02 is for informational purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website under the indenture, or participate in any conference calls.

Section 4.03     Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a)            (i) The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and (ii) the Issuer shall not permit any of the Restricted Subsidiaries (other than a Subsidiary Guarantor) to issue any shares of Preferred Stock; provided, however, that the Issuer and any Subsidiary Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary of the Issuer that is not a Subsidiary Guarantor may Incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock or issue shares of Preferred Stock, in each case if the Total Indebtedness Leverage Ratio of the Issuer for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been no greater than 3.23 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that any Restricted Subsidiary that is not a Subsidiary Guarantor may not incur Indebtedness or issue shares of Disqualified Stock or Preferred Stock pursuant to the foregoing provisions of this Section 4.03(a) in excess of an amount together with any Refinancing Indebtedness thereof pursuant to Section 4.03(b)(xiv), equal to, after giving pro forma effect to such incurrence or issuance (including pro forma effect to the application of the net proceeds therefrom), the greater of $150.0 million and 32.0% of LTM EBITDA at the time of Incurrence (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount).

(b)            The limitations set forth in Section 4.03(a) shall not apply to:

(i)             (A) the Incurrence by the Issuer or any Restricted Subsidiary of Indebtedness (including under the Credit Agreement, the Credit Agreement Documents and the issuance and creation of letters of credit and bankers’ acceptances thereunder) up to an aggregate principal amount outstanding at the time of Incurrence that does not exceed (1)(x) $1,400 million plus (y) the greater of $232.5 million and 50% of LTM EBITDA, plus (2) an additional aggregate principal amount of Consolidated Total Indebtedness constituting First- Priority Obligations that at the time of Incurrence does not cause the Secured Indebtedness Leverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available, determined on a pro forma basis, to exceed 2.50 to 1.00, plus (3) an additional aggregate principal amount of Consolidated Total Indebtedness constituting Junior Lien Obligations that at the time of Incurrence does not cause the Junior Secured Indebtedness Leverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available, determined on a pro forma basis, to exceed 3.23 to 1.00, and (B) the Incurrence by the Issuer and any Subsidiary Guarantor of Indebtedness represented by the Notes and the Guarantees (but excluding any additional notes and any guarantees thereof);

(ii)            Indebtedness existing on the Issue Date (other than Indebtedness described in clause (i) of this Section 4.03(b));

(iii)           Indebtedness (including Capitalized Lease Obligations, purchase money obligations and mortgage financings) Incurred by the Issuer or any Restricted Subsidiary, Disqualified Stock issued by the Issuer or any Restricted Subsidiary and Preferred Stock issued by any Restricted Subsidiary to finance (whether prior to or within 270 days after) the acquisition, lease, construction, repair, expansion, replacement or improvement of property (real or personal) or equipment or any other asset (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount that, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock or Preferred Stock then outstanding and Incurred pursuant to this clause (iii), together with any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xiv) below, does not exceed the greater of $150.0 million and 32.0% of LTM EBITDA at the time of Incurrence (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);

(iv)           Indebtedness Incurred by the Issuer or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including, without limitation, letters of credit in favor of suppliers or trade creditors or in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(v)            Indebtedness arising from (A) any Permitted Intercompany Activities and (B) any agreements of the Issuer or any Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn outs or similar obligations, in each case, Incurred in connection with the Transactions, any acquisition or disposition of any business, assets or a Subsidiary in accordance with the terms of this Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(vi)           Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owed to a Restricted Subsidiary that is not a Subsidiary Guarantor is subordinated in right of payment to the obligations of the Issuer under the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien but not the transfer thereof upon foreclosure) shall be deemed, in each case, to be an Incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause (vi);

(vii)          shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another Restricted Subsidiary or any pledge of such Capital Stock constituting a Permitted Lien but not the transfer thereof upon foreclosure) shall be deemed, in each case, to be an issuance of shares of Preferred Stock (to the extent such Preferred Stock is then outstanding) not permitted by this clause (vii);

(viii)         Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Subsidiary Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not the Issuer or a Subsidiary Guarantor and such Indebtedness is in excess of $5.0 million (except in respect of intercompany current liabilities Incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of the Issuer and its Subsidiaries), such Indebtedness is subordinated in right of payment to the Guarantee of such Subsidiary Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien but not the transfer thereof upon foreclosure) shall be deemed, in each case, to be an Incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause (viii);

(ix)           Hedging Obligations that are not Incurred for speculative purposes but (A) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding; (B) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (C) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales and, in each case, extensions or replacements thereof;

(x)            obligations (including reimbursement obligations with respect to letters of credit, bank guarantees or similar instruments) in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or industry practices;

(xi)           Indebtedness or Disqualified Stock of the Issuer or Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (xi), together with any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xiv) below, does not exceed the greater of $150.0 million and 32.0% of LTM EBITDA at the time of Incurrence (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount) (it being understood that any Indebtedness Incurred pursuant to this clause (xi) shall cease to be deemed Incurred or outstanding for purposes of this clause (xi) but shall be deemed Incurred for purposes of Section 4.03(a) from and after the first date on which the Issuer, or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under Section 4.03(a) without reliance upon this clause (xi));

(xii)          Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary and Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference at any time outstanding, together with Refinancing Indebtedness in respect thereof incurred pursuant to clause (xiv) hereof, not greater than 100.0% of the net cash proceeds received by the Issuer and its Restricted Subsidiaries since immediately after the Escrow Release Date from the issue or sale of Equity Interests of the Issuer or any direct or indirect parent entity of the Issuer (which proceeds are contributed to the Issuer or its Restricted Subsidiary) or cash contributed to the capital of the Issuer (in each case other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, the Issuer or any of its Subsidiaries) to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 4.04(b) or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount) (it being understood that any Indebtedness incurred pursuant to this clause (xii) shall cease to be deemed Incurred or outstanding for purposes of this clause (xii) but shall be deemed incurred for the purposes of Section 4.03(a) from and after the first date on which the Issuer, or the Restricted Subsidiary, as the case may be, could have incurred such Indebtedness under Section 4.03(a) without reliance upon this clause (xii));

(xiii)         any guarantee by the Issuer, or any Restricted Subsidiary of Indebtedness or other obligations of the Issuer or any Restricted Subsidiary so long as the Incurrence of such Indebtedness Incurred by the Issuer or such Restricted Subsidiary is permitted under the terms of this Indenture; provided that (A) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the Guarantee of the Issuer or such Restricted Subsidiary, as applicable, any such guarantee with respect to such Indebtedness shall be subordinated in right of payment to the Notes or such Guarantee, as applicable, substantially to the same extent as such Indebtedness is subordinated to the Notes or the Guarantee, as applicable and (B) if such guarantee is of Indebtedness of the Issuer, such guarantee is Incurred in accordance with, or not in contravention of, Section 4.11, solely to the extent Section 4.11 is applicable;

(xiv)         the Incurrence by the Issuer or any of the Restricted Subsidiaries of Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary that serves to extend, replace, refund, refinance, renew or defease any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as permitted under Section 4.03(a) and clauses (i)(B), (ii), (iii), (xi), (xii), (xiv), (xv), (xix), (xxii), (xxiii) and (xxiv) of this Section 4.03(b) up to the outstanding principal amount (or, if applicable, the liquidation preference face amount, or the like) or, if greater, committed amount (only to the extent the committed amount could have been Incurred on the date of initial Incurrence and was deemed Incurred at such time for the purposes of this Section 4.03) of such Indebtedness or Disqualified Stock or Preferred Stock, in each case at the time such Indebtedness was Incurred or Disqualified Stock or Preferred Stock was issued pursuant to Section 4.03(a) or clauses (i)(B), (ii), (iii), (xi), (xii), (xiv), (xv), (xix), (xxii), (xxiii) and (xxiv) of this Section 4.03(b), or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so extend, replace, refund, refinance, renew or defease such Indebtedness, Disqualified Stock or Preferred Stock, including any additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including tender premiums), expenses, defeasance costs and fees in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(1)            has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness, Disqualified Stock and Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased that were due on or after the date that is one year following the last maturity date of any notes then outstanding were instead due on such date (provided that this subclause (1) will not apply to any extension, replacement, refunding, refinancing, renewal or defeasance of any Secured Indebtedness constituting First-Priority Obligations);

(2)            to the extent such Refinancing Indebtedness refinances (a) Indebtedness junior in right of payment to the Notes or a Guarantee, as applicable, such Refinancing Indebtedness is junior in right of payment, to the same extent, to the Notes or the Guarantee, as applicable, or (b) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock; and

(3)            shall not include (x) Indebtedness of a Restricted Subsidiary that is not the Issuer or a Subsidiary Guarantor that refinances Indebtedness of the Issuer or a Subsidiary Guarantor, or (y) Indebtedness of the Issuer or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;

(xv)          Indebtedness, Disqualified Stock or Preferred Stock of (A) the Issuer or any Restricted Subsidiary Incurred to finance an acquisition or (B) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged, consolidated or amalgamated with or into the Issuer or any Restricted Subsidiary in accordance with the terms of this Indenture; provided that after giving effect to such acquisition or merger, consolidation or amalgamation, either:

(1)            the Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Total Indebtedness Leverage Ratio test set forth in Section 4.03(a); or

(2)            the Total Indebtedness Leverage Ratio of the Issuer would be no greater than immediately prior to such acquisition or merger, consolidation or amalgamation;

(xvi)         Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to the Issuer or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

(xvii)        Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

(xviii)       Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to Bank Indebtedness, in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee;

(xix)          Indebtedness of Restricted Subsidiaries that are not Subsidiary Guarantors; provided, however, that the aggregate principal amount of Indebtedness Incurred under this clause (xix), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (xix), together with Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xiv) hereof, does not exceed the greater of $150.0 million and 32.0% of LTM EBITDA at the time of Incurrence (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount) (it being understood that any Indebtedness Incurred pursuant to this clause (xix) shall cease to be deemed Incurred or outstanding for purposes of this clause (xix) but shall be deemed Incurred for the purposes of Section 4.03(a) from and after the first date on which such Restricted Subsidiary could have Incurred such Indebtedness under Section 4.03(a) without reliance upon this clause (xix));

(xx)            Indebtedness of the Issuer or any Restricted Subsidiary consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(xxi)           Indebtedness consisting of (A) Indebtedness issued by the Issuer or a Restricted Subsidiary to future, current or former officers, directors, employees and consultants thereof or any Immediate Family Members thereof, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent of the Issuer to the extent described in Section 4.04(b)(iv) and (B) Indebtedness representing deferred compensation to employees and consultants of the Issuer or any Restricted Subsidiary Incurred in the ordinary course of business;

(xxii)          Indebtedness Incurred on behalf of, or representing guarantees of Indebtedness of, joint ventures of the Issuer and any Restricted Subsidiary; provided, however, that the aggregate principal amount of Indebtedness Incurred under this clause (xxii), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (xxii), together with Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xiv) hereof, does not exceed the greater of $100.0 million and 21.0% of LTM EBITDA at the time of Incurrence (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount) (it being understood that any Indebtedness incurred pursuant to this clause (xxii) shall cease to be deemed incurred or outstanding for purposes of this clause (xxii) but shall be deemed incurred for the purposes of Section 4.03(a) from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness under Section 4.03(a) without reliance upon this clause (xxii));

(xxiii)         Indebtedness of any Foreign Subsidiaries; provided, however that the aggregate principal amount of Indebtedness Incurred under this clause (xxiii), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (xiii), together with any Refinancing Indebtedness in respect thereof incurred pursuant to clause (xiv) hereof, does not exceed the greater of $100.0 million and 21.0% of LTM EBITDA at the time of Incurrence (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount) (it being understood that any Indebtedness Incurred pursuant to this clause (xxiii) shall cease to be deemed Incurred or outstanding for purposes of this clause (xxiii) but shall be deemed Incurred for purposes of the first paragraph of this covenant from and after the first date on which the Issuer or Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (xxiii));

(xxiv)         Capitalized Lease Obligations Incurred by the Issuer or any Restricted Subsidiary in respect of any Sale and Leaseback Transaction, provided, however that the aggregate principal amount of Indebtedness Incurred under this clause (xxiv), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (xxiv), together with any Refinancing Indebtedness in respect thereof incurred pursuant to clause (xiv) hereof, does not exceed the greater of $150.0 million and 32.0% of LTM EBITDA at the time of Incurrence (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount) (it being understood that any Indebtedness Incurred pursuant to this clause (xxiv) shall cease to be deemed Incurred or outstanding for purposes of this clause (xxiv) but shall be deemed Incurred for purposes of the first paragraph of this covenant from and after the first date on which the Issuer or Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (xxiv));

(xxv)          Indebtedness incurred in the ordinary course of business in respect of obligations of the Issuer or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services;

(xxvi)         Indebtedness of the Issuer or any Restricted Subsidiary to or on behalf of any joint venture (regardless of the form of legal entity) that is not a Restricted Subsidiary arising in the ordinary course of business in connection with the cash management operations (including with respect to intercompany self-insurance arrangements) of the Issuer and its Restricted Subsidiaries;

(xxvii)        Indebtedness in respect of repurchase agreements constituting Cash Equivalents; and

(xxviii)       Indebtedness incurred by the Issuer or any of the Restricted Subsidiaries to the extent that the net proceeds thereof are deposited with the Trustee at or promptly after the funding of such Indebtedness to satisfy and discharge the Notes or exercise the Issuer’s legal defeasance or covenant defeasance option as described under Section 8.01.

(c)              For purposes of determining compliance with this Section 4.03:

(i)               in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through (xxviii) of Section 4.03(b) above or is entitled to be Incurred pursuant to Section 4.03(a), then the Issuer may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this Section 4.03; provided, that Indebtedness outstanding under the Existing Credit Agreement, the Credit Agreement, the Credit Agreement Documents and the Notes on the Escrow Release Date shall be Incurred under clause (i) or (ii) of Section 4.03(b) above and may not be reclassified;

(ii)              the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the categories of Indebtedness described in Section 4.03(a) or clauses (i) through (xxviii) of Section 4.03(b) (or any portion thereof) without giving pro forma effect to the Indebtedness Incurred pursuant to any other clause or paragraph of Section 4.03 (or any portion thereof) when calculating the amount of Indebtedness that may be Incurred pursuant to any such clause or paragraph (or any portion thereof);

(iii)             in connection with the Issuer or a Restricted Subsidiary’s entry into an instrument containing a binding commitment in respect of any revolving Indebtedness, the Issuer may elect, pursuant to an Officer’s Certificate delivered to the Trustee, to treat all or any portion of such commitment (any such amount elected until revoked as described below, an “Elected Amount”) under any Indebtedness which is to be incurred (or any commitment in respect thereof) or secured by a Lien, as the case may be, as being incurred as of such election date, and (A) any subsequent incurrence of Indebtedness under such commitment (so long as the total amount under such Indebtedness does not exceed the Elected Amount) shall not be deemed, for purposes of any calculation under the indenture, to be an incurrence of additional Indebtedness or an additional Lien at such subsequent time, (B) the Issuer may revoke an election of an Elected Amount at any time pursuant to an Officer’s Certificate delivered to the Trustee and (C) for purposes of all subsequent calculations of the Secured Indebtedness Leverage Ratio, Junior Secured Indebtedness Ratio and the Total Indebtedness Leverage Ratio, the Elected Amount (if any) shall be deemed to be outstanding, whether or not such amount is actually outstanding, so long as the applicable commitment remains outstanding;

(iv)             the principal amount of Indebtedness outstanding under any clause of this Section 4.03 shall be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness; and

(v)              if Indebtedness originally Incurred in reliance upon the Secured Indebtedness Leverage Ratio or Junior Secured Indebtedness Leverage Ratio under clause (i) above is being refinanced under clause (i) above and such refinancing would cause the maximum amount of Indebtedness thereunder to be exceeded at such time, then such refinancing will nevertheless be permitted thereunder and such Indebtedness will be deemed to have been incurred under clause (i) above so long as (A) the Liens securing such Refinancing Indebtedness have a lien priority equal or junior to the Liens securing the Indebtedness being refinanced or are unsecured and (B) the principal amount of such Refinancing Indebtedness does not exceed the principal amount of Indebtedness being refinanced plus all accrued interest on the Indebtedness being refinanced and the amount of all fees and expenses, including premiums and defeasance costs, incurred in connection with such refinancing.

Accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, amortization of original issue discount, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.03. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.03.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt. However, if the Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and the refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of the refinancing, the U.S. dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of the refinancing Indebtedness does not exceed the principal amount of the Indebtedness being refinanced plus the aggregate amount of any premiums (including tender premiums), expenses, defeasance costs and fees in connection therewith.

Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Issuer and its Restricted Subsidiaries may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which the respective Indebtedness is denominated that is in effect on the date of the refinancing.

This Indenture shall not treat (A) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (B) Indebtedness as subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same collateral or because it is guaranteed by other obligors.

Section 4.04     Limitation on Restricted Payments.

(a)              The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)               declare or pay any dividend or make any distribution on account of any of the Issuer’s or any of the Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Issuer (other than (A) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Issuer or in options, warrants or other rights to purchase such Equity Interests (other than Disqualified Stock); or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(ii)              purchase or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

(iii)             make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of the Issuer or any Subsidiary Guarantor (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clauses (vi), (vii) and (viii) of Section 4.03(b)); or

(iv)             make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1)              no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)              immediately after giving effect to such transaction on a pro forma basis, the Issuer could Incur $1.00 of additional Indebtedness under Section 4.03(a); and

(3)              such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and the Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (vi)(C), (viii) and (xiii)(B) of Section 4.04(b), but excluding all other Restricted Payments permitted by Section 4.04(b)), does not exceed the Cumulative Credit.

(b)              The provisions of Section 4.04(a) shall not prohibit:

(i)               the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof, if at the date of declaration or the giving notice of such irrevocable redemption, as applicable, such payment would have complied with the provisions of this Indenture;

(ii)              (A)      the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”), including any accrued and unpaid dividends thereon, or Subordinated Indebtedness of the Issuer, any direct or indirect parent of the Issuer or any Subsidiary Guarantor in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of the Issuer or any direct or indirect parent of the Issuer contributed to the Issuer’s equity or contributions to the equity capital of the Issuer (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Issuer) (collectively, including any such contributions, “Refunding Capital Stock”),

   (B)          the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of Refunding Capital Stock, and

   (C)          if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (vi) of this Section 4.04(b) and not made pursuant to clause (ii)(B), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(iii)             the redemption, repurchase, defeasance, or other acquisition or retirement of (A) Subordinated Indebtedness of the Issuer or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Subsidiary Guarantor or (B) Disqualified Stock of the Issuer or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Disqualified Stock of the Issuer or a Subsidiary Guarantor, in each case which is Incurred in accordance with Section 4.03 so long as:

   (A)         the principal amount (or accreted value, if applicable) of such new Indebtedness or the liquidation preference of the new Disqualified Stock does not exceed the principal amount (or accreted value, if applicable), plus any accrued and unpaid interest, of the Subordinated Indebtedness, or the liquidation preference, plus accrued and unpaid dividends thereon, of the Disqualified Stock being so redeemed, repurchased, defeased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired, any tender premiums, plus any defeasance costs, fees and expenses Incurred in connection therewith),

   (B)         such Indebtedness is subordinated to the Notes or the related Guarantee of such Subsidiary Guarantor, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value,

   (C)         such Indebtedness or Disqualified Stock has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness or Disqualified Stock being so redeemed, repurchased, acquired or retired and (y) 91 days following the last maturity date of any Notes then outstanding, and

   (D)         such Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity at the time Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so redeemed, repurchased, defeased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness or Disqualified Stock being redeemed, repurchased, defeased, acquired or retired that were due on or after the date that is one year following the last maturity date of any Notes then outstanding were instead due on such date;

(iv)             a Restricted Payment to pay for the repurchase, retirement or other acquisition for value of Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by any future, present or former employee, officer, director or consultant (including their respective Immediate Family Members) of the Issuer or any direct or indirect parent of the Issuer or any Subsidiary of the Issuer pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate Restricted Payments made under this clause (iv) do not exceed $50.0 million in any calendar year, with unused amounts in any calendar year being permitted to be carried over to succeeding calendar years subject to a maximum of $50.0 million in any calendar year; provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

   (A)        the cash proceeds received by the Issuer or any of the Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) to future, present or former employees, officers, directors or consultants (including their respective Immediate Family Members) of the Issuer and the Restricted Subsidiaries or any direct or indirect parent of the Issuer that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under Section 4.04(a)(iii)), plus

   (B)         the cash proceeds of key man life insurance policies received by the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) or the Restricted Subsidiaries after the Issue Date;

provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any calendar year; and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from any present or former employees, directors, officers or consultants (including their respective Immediate Family Members) of the Issuer, any Restricted Subsidiary or the direct or indirect parents of the Issuer in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parents will not be deemed to constitute a Restricted Payment for purposes of this Section 4.04 or any other provision of this Indenture;

(v)              the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary issued or Incurred in accordance with Section 4.03;

(vi)             (A)      the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

   (B)          a Restricted Payment to any direct or indirect parent of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of the Issuer issued after the Issue Date; provided that the aggregate amount of dividends declared and paid pursuant to this clause (B) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; and

   (C)          the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to Section 4.04(b)(ii);

provided, however, in the case of each of clauses (A) and (C) above of this clause (vi), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions and treating such Designated Preferred Stock as Indebtedness for borrowed money for such purpose) on a pro forma basis (including a pro forma application of the net proceeds therefrom), the Issuer would have had a Total Indebtedness Leverage Ratio of no more than 3.23 to 1.00;

(vii)            Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (vii) that are at that time outstanding, not to exceed the greater of $100.0 million and 21.0% of LTM EBITDA at the time made (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(viii)           the declaration and payment of dividends on the Capital Stock of the Issuer or any direct or indirect parent of the Issuer on the Issuer’s Capital Stock (or a Restricted Payment to any such direct or indirect parent of the Issuer to fund the payment by such direct or indirect parent of the Issuer of dividends on such entity’s Capital Stock) of up to 6% per annum of the net proceeds received by or contributed to the Issuer from any public offering of such Capital Stock of the Issuer or any such direct or indirect parent of the Issuer, other than public offerings with respect to the Issuer’s (or such direct or indirect parent’s) Capital Stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

(ix)             Restricted Payments that are made (A) with (or in an aggregate amount that does not exceed the aggregate amount of) Excluded Contributions or (B) without duplication with clause (i), in an amount equal to the Net Proceeds from an Asset Sale in respect of property or assets acquired after the Escrow Release Date, if the acquisition of such property or assets was financed with Excluded Contributions;

(x)              other Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (x) that are at that time outstanding, not to exceed the greater of $150.0 million and 32.0% of LTM EBITDA at the time made;

(xi)             the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries;

(xii)            (A) with respect to any taxable period for which the Issuer and/or any of its Subsidiaries are members of a consolidated, combined, affiliated, unitary or similar income tax group for U.S. federal and/or applicable state or local income tax purposes of which a direct or indirect parent of the Issuer is the common parent, or for which the Issuer is a partnership or disregarded entity for U.S. federal income tax purposes that is wholly-owned (directly or indirectly) by a C corporation for U.S. federal and/or applicable state or local income tax purposes, distributions to any direct or indirect parent of the Issuer in an amount not to exceed the amount of any U.S. federal, state and/or local income taxes that the Issuer and/or its Subsidiaries, as applicable, would have paid for such taxable period had the Issuer and/or its Subsidiaries, as applicable, been a stand-alone corporate taxpayer or a stand-alone corporate group, and (B) with respect to any taxable period ending after the Issue Date for which the Issuer is a partnership or disregarded entity for U.S. federal income tax purposes (other than a partnership or disregarded entity described in clause (A)), distributions to any direct or indirect parent of the Issuer in an amount necessary to permit such direct or indirect parent of the Issuer to make a pro rata distribution to its owners such that each direct or indirect owner of the Issuer receives an amount from such pro rata distribution sufficient to enable such owner to pay its U.S. federal, state and/or local income taxes (as applicable) attributable to its direct or indirect ownership of the Issuer and its Subsidiaries with respect to such taxable period (assuming that each owner is subject to tax at the highest combined marginal federal, state, and/or local income tax rate applicable to any owner for such taxable period and taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes (and any limitations thereon), the alternative minimum tax, any cumulative net taxable loss of the Issuer for prior taxable periods ending after the Issue Date to the extent such loss is of a character that would allow such loss to be available to reduce taxes in the current taxable period (taking into account any limitations on the utilization of such loss to reduce such taxes and assuming such loss had not already been utilized) and the character (e.g., long-term or short-term capital gain or ordinary or exempt) of the applicable income);

(xiii)           any Restricted Payment, if applicable:

   (A)        in amounts required for (a) any direct or indirect parent of the Issuer to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, (b) customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of the Issuer to the extent such salary, bonus or other benefits are attributable to the ownership or operation of the Issuer, if applicable, and its Subsidiaries, and (c) general corporate operating and overhead expenses of any direct or indirect parent of the Issuer;

   (B)         in amounts required for any direct or indirect parent of the Issuer, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Issuer or any Restricted Subsidiary and that has been guaranteed by, or is otherwise considered Indebtedness of, the Issuer Incurred in accordance with Section 4.03; and

   (C)         in amounts required for any direct or indirect parent of the Issuer to pay fees and expenses related to any equity or debt offering of such parent (whether or not successful);

(xiv)           repurchases of Equity Interests deemed to occur upon exercise of stock options, warrants or similar instruments if such Equity Interests represent all or a portion of the exercise price of such options, warrants or similar instruments;

(xv)            purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

(xvi)           Restricted Payments by the Issuer or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon, or withholding or similar taxes payable in connection with, the exercise of options, warrants or similar instruments, or upon the conversion or exchange of Capital Stock of any such Person;

(xvii)          the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to those described in Section 4.06 and Section 4.08; provided that, if the Issuer shall have been required to make a Change of Control Offer or Asset Sale Offer upon the terms of this Indenture, all Notes tendered by holders of the Notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(xviii)         payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Issuer and the Restricted Subsidiaries, taken as a whole, that complies with Section 5.01; provided that as a result of such consolidation, amalgamation, merger or transfer of assets, the Issuer shall have made a Change of Control Offer (if required by this Indenture) and that all Notes tendered by holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value;

(xix)            any Restricted Payment used to consummate the Transactions and to fund the payment of fees and expenses incurred in connection with the Transactions or owed by the Issuer or any direct or indirect parent of the Issuer or Restricted Subsidiaries of the Issuer, and any other payments made, including any such payments made to any direct or indirect parent of the Issuer to enable it to make payments in connection with the consummation of the Transactions, prior to or on or about the Escrow Release Date, in each case to the extent not materially inconsistent with the description of the Transactions in the Offering Memorandum;

(xx)             any Restricted Payment made under the Acquisition Documents or otherwise in connection with the Transactions;

(xxi)            any Restricted Payment, so long as, immediately after giving pro forma effect to the payment of any such Restricted Payment and the incurrence of any Indebtedness the net proceeds of which are used to make such Restricted Payment, the Total Indebtedness Leverage Ratio shall be no greater than 2.00 to 1.00;

(xxii)           distributions and payments of Securitization Fees;

(xxiii)          any Restricted Payment used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent company of the Issuer to permit payment by such parent company of such amounts), in each case to the extent permitted under Section 4.07 other than clause (ii) thereof; and

(xxiv)          the retirement of any Equity Interests of the Issuer that is deemed to occur in connection with a merger that complies with Section 5.01.

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (vii), and (xxi) of this Section 4.04(b), no Default shall have occurred and be continuing or would occur as a consequence thereof; provided, further that any Restricted Payments made with property other than cash shall be calculated using the Fair Market Value (as determined in good faith by the Issuer) of such property.

For purposes of determining compliance with this Section 4.04, in the event that a proposed Restricted Payment (or a portion thereof) meets the criteria of clauses (i) through (xxiv) above and/or one or more of the clauses contained in the definition of “Permitted Investments,” or is entitled to be made pursuant to the first paragraph of this covenant, the Issuer shall be entitled to divide or classify or later divide or reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment (or a portion thereof) between such clauses (i) through (xxiv) and such first paragraph and/or one or more of the clauses contained in the definition of “Permitted Investments,” in any manner that otherwise complies with this Section 4.04.

(c)              As of the Issue Date, all of the Subsidiaries of the Issuer will be Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Section 4.05     Dividend and Other Payment Restrictions Affecting Subsidiaries. The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Issuer or any Restricted Subsidiary to:

(a)              (i) pay dividends or make any other distributions to the Issuer or any Subsidiary Guarantor (1) on its Capital Stock; or (2) with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to the Issuer or any Subsidiary Guarantor;

(b)              make loans or advances to the Issuer or any Subsidiary Guarantor; or

(c)              sell, lease or transfer any of its properties or assets to the Issuer or any Subsidiary Guarantor;

except in each case for such encumbrances or restrictions existing under or by reason of:

(1)              (A) contractual encumbrances or restrictions in effect on the Issue Date (or contractual encumbrances or restrictions with respect to the Transactions in effect on the Escrow Release Date), including pursuant to the Credit Agreement and the other Credit Agreement Documents and in each case, any similar contractual encumbrances effected by any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings of such agreements or instruments;

(2)              this Indenture, the Notes, the Guarantees, the Security Documents, the Intercreditor Agreement or the Escrow Agreement;

(3)              applicable law or any applicable rule, regulation or order;

(4)              (A) any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Issuer or any Restricted Subsidiary which was in existence at the time of such acquisition, merger or consolidation (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition, merger or consolidation), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired and (B) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary, any agreement or other instrument of such Unrestricted Subsidiary (but, in any such case, not created in contemplation thereof);

(5)              contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary;

(6)              Secured Indebtedness otherwise permitted to be Incurred pursuant to Section 4.03 and Section 4.12 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(7)              restrictions on (A) cash or other deposits or net worth imposed by suppliers, customers or landlords under contracts entered into in the ordinary course of business or (B) arising in connection with any Permitted Liens;

(8)              customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(9)              purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(10)            (A) customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business and (B) customary provisions restricting subletting or assignment of any agreement entered into in the ordinary course of business;

(11)            in the case of Section 4.05(c) above, any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license (including without limitations, licenses of intellectual property) or other contracts;

(12)            any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary;

(13)            other Indebtedness, Disqualified Stock or Preferred Stock (a) of the Issuer or any Restricted Subsidiary that is the Issuer, a Subsidiary Guarantor or a Foreign Subsidiary or (b) of any Restricted Subsidiary that is not the Issuer, a Subsidiary Guarantor or a Foreign Subsidiary so long as such encumbrances and restrictions contained in any agreement or instrument either (A) will not materially and adversely affect the Issuer’s ability to make anticipated principal or interest payments on the Notes or (B) apply only during the continuation of a default in respect of a payment or financial maintenance covenant relating to such Indebtedness (in the case of each of clauses (A) and (B) as determined in good faith by the Issuer), provided that in the case of each of clauses (a) and (b), such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be Incurred subsequent to the Issue Date pursuant to Section 4.03;

(14)            any Restricted Investment not prohibited by Section 4.04 and any Permitted Investment; or

(15)            any encumbrances or restrictions of the type referred to in Section 4.05(a), (b) or (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (14) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 4.05, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary to other Indebtedness Incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Section 4.06     Asset Sales.

(a)              The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) the Issuer or any Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Issuer at the time contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of, and (y) at least 75% of the consideration therefor, together with all other Asset Sales since the Issue Date (on a cumulative basis), received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(i)               any liabilities (as shown on the Issuer’s or a Restricted Subsidiary’s most recent balance sheet or in the Notes thereto or, if incurred or increased subsequent to the date of such balance sheet, such liabilities that would have been shown on the Issuer’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or increase had taken place on or prior to the date of such balance sheet, as determined by the Issuer) of the Issuer or a Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets or that are otherwise cancelled or terminated in connection with the transaction with such transferee,

(ii)              any notes or other obligations or other securities or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into Cash Equivalents within 180 days of the receipt thereof (to the extent of the Cash Equivalents received),

(iii)             Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Issuer and each other Restricted Subsidiary are released from any guarantee of payment of such Indebtedness in connection with the Asset Sale,

(iv)             consideration consisting of Indebtedness of the Issuer (other than Subordinated Indebtedness) received after the Issue Date from Persons who are not the Issuer or any Restricted Subsidiary, and

(v)              any Designated Non-cash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Designated Non-cash Consideration received pursuant to this Section 4.06(a)(v) that is at that time outstanding, not to exceed the greater of $100.0 million and 21.0% of LTM EBITDA at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be Cash Equivalents for the purposes of this Section 4.06(a).

(b)              Within 365 days after the Issuer’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, in excess of $20.0 million per transaction or $30.0 million in the aggregate in any fiscal year, the Issuer or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option:

(i)               to repay (A) Indebtedness constituting First-Priority Obligations (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto, and, if the Issuer shall so reduce First-Priority Obligations, the Issuer will equally and ratably reduce Notes Obligations in any manner set forth in clause (D) below), (B) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, (C) Obligations under the Notes or (D) other Pari Passu Indebtedness other than First-Priority Obligations so long as the Net Proceeds are with respect to assets not constituting Collateral, provided that if the Issuer or any Subsidiary Guarantor shall so reduce Pari Passu Indebtedness under this clause (D), the Issuer will equally and ratably reduce Notes Obligations pursuant to Section 3.01, through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof or, in the event that the Notes were issued with significant original issue discount, 100% of the accreted value thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase at a purchase price equal to 100% of the principal amount thereof (or, in the event that the Notes were issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and additional interest, if any, the pro rata principal amount of Notes, in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer;

(ii)              (A) to make an investment in any one or more businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Issuer), (B) to make an investment in or otherwise acquire assets or property or (C) to make, or make an investment in, capital expenditures, in each case (a) used or useful in a Similar Business or (b) that replace the properties and assets that are the subject of such Asset Sale; or

(iii)             any combination of the foregoing.

In the case of Section 4.06(b)(ii) or (iii), a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment until the later of the 12-month anniversary of the date of the receipt of such Net Proceeds and 180-day anniversary of the binding commitment; provided that in the event such binding commitment is later canceled or terminated for any reason before such Net Proceeds are so applied, then such Net Proceeds shall constitute Excess Proceeds unless the Issuer or such Restricted Subsidiary enters into another binding commitment (a “Second Commitment”) within six months of such cancellation or termination of the prior binding commitment; provided, further, that the Issuer or such Restricted Subsidiary may only enter into a Second Commitment under the foregoing provision one time with respect to each Asset Sale and to the extent such Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied or are not applied within 180 days of such Second Commitment, then such Net Proceeds shall constitute Excess Proceeds following the expiration of such 180 day period.

Pending the final application of any such Net Proceeds, the Issuer or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture. Any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in the prior paragraph of this Section 4.06(b) (it being understood that any portion of such Net Proceeds used to make an offer to purchase Notes, as described in clause (i) of this Section 4.06(b), shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $75.0 million, the Issuer shall make an offer to all holders of Notes (and, at the option of the Issuer, to holders of any other First-Priority Obligations or, if the Asset Sale is not with respect to Collateral, other Pari Passu Indebtedness) (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes (and such First-Priority Obligations or other Pari Passu Indebtedness), that is at least $2,000 and an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event the Notes or such First-Priority Obligations or other Pari Passu Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and additional interest, if any (or, in respect of such First-Priority Obligations or other Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such First-Priority Obligations or other Pari Passu Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Section 4.06. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten (10) Business Days after the date that Excess Proceeds exceeds $75.0 million by mailing, or delivered electronically if held by the Depository, the notice required pursuant to the terms of Sections 3.05 and 4.06(f), with a copy to the Trustee. The Issuer may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 365 days (or such longer period provided above) or with respect to Excess Proceeds of $75.0 million or less. To the extent that the aggregate amount of Notes (and such First-Priority Obligations or other Pari Passu Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purpose that is not prohibited by this Indenture. If the aggregate principal amount of Notes (and such First-Priority Obligations or other Pari Passu Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee, upon receipt of notice from the Issuer of the aggregate principal amount to be selected, shall select the Notes to be purchased in the manner described in Section 4.06(e). Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(c)              The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(d)              Not later than the date upon which written notice of an Asset Sale Offer is delivered to the Trustee as provided above, the Issuer shall deliver to the Trustee an Officer’s Certificate as to (i) the amount of the Excess Proceeds, (ii) the allocation of the Net Proceeds from the Asset Sales pursuant to which such Asset Sale Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(b). On such date, the Issuer shall also irrevocably deposit with the Trustee or with a paying agent (or, if Parent or a Subsidiary is acting as the Paying Agent, segregate and hold in trust) an amount equal to the Excess Proceeds to be invested in Cash Equivalents, as directed in writing by the Issuer and to be held for payment in accordance with the provisions of this Section 4.06. Upon the expiration of the period for which the Asset Sale Offer remains open (the “Offer Period”), the Issuer shall deliver to the Trustee for cancellation the Notes or portions thereof that have been properly tendered to and are to be accepted by the Issuer. The Trustee (or the Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering holder in the amount of the purchase price. In the event that the Excess Proceeds delivered by the Issuer to the Trustee are greater than the purchase price of the Notes tendered, the Trustee shall deliver the excess to the Issuer immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

(e)              Holders electing to have a Note purchased shall be required to surrender such Note, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note which was delivered by the holder for purchase and a statement that such holder is withdrawing his election to have such Note purchased. If at the end of the Offer Period more Notes (and such First-Priority Obligations or other Pari Passu Indebtedness) are tendered pursuant to an Asset Sale Offer than the Issuer are required to purchase, selection of such Notes for purchase shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or if such Notes are not so listed, on a pro rata basis to the extent practicable, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with the requirements of the Depository, if applicable); provided that no Notes of $2,000 or less shall be purchased in part. Selection of such First-Priority Obligations or other Pari Passu Indebtedness shall be made pursuant to the terms of such First-Priority Obligations or other Pari Passu Indebtedness.

(f)               Notices of an Asset Sale Offer shall be mailed by the Issuer by first class mail, postage prepaid, or delivered electronically if held by the Depository, at least 30 but not more than 60 days before the purchase date to each holder of Notes at such holder’s registered address. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased.

Section 4.07     Transactions with Affiliates.

(a)              The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $20.0 million, unless:

(i)               such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

(ii)              with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40.0 million, the Issuer delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Company, approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (i) above.

(b)              The provisions of Section 4.07(a) shall not apply to the following:

(i)               transactions between or among the Issuer and/or any of the Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and any merger, consolidation or amalgamation of the Issuer and any direct parent of the Issuer; provided that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer and such merger, consolidation or amalgamation is otherwise in compliance with the terms of this Indenture and effected for a bona fide business purpose;

(ii)              Restricted Payments permitted by Section 4.04 and Permitted Investments;

(iii)             the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Issuer, any Restricted Subsidiary, or any direct or indirect parent of the Issuer;

(iv)             transactions in which the Issuer or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (i) of Section 4.07(a);

(v)              payments or loans (or cancellation of loans) to officers, directors, employees or consultants (including their Immediate Family Members) which are approved by a majority of the Board of Directors of the Company in good faith;

(vi)             any agreement as in effect as of the Issue Date (or any agreement in respect of the Transactions as in effect as of the Escrow Release Date) or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the holders of the Notes in any material respect than the original agreement as in effect on the Issue Date or the Escrow Release Date, as applicable) or any transaction contemplated thereby as determined in good faith by the Issuer;

(vii)            the existence of, or the performance by the Issuer or any Restricted Subsidiary of its obligations under the terms of any stockholders or limited liability company agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date (or any agreement in respect of the Transactions as in effect as of the Escrow Release Date), and any transaction, agreement or arrangement described in the Offering Memorandum and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any Restricted Subsidiary of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Issue Date (or any agreement in respect of the Transactions as in effect as of the Escrow Release Date) shall only be permitted by this clause (vii) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the holders of the Notes in any material respect than the original transaction, agreement or arrangement as in effect on the Issue Date (or any agreement in respect of the Transactions as in effect as of the Escrow Release Date);

(viii)           the execution of and performance of obligations under the documents in connection with the Transactions, and the payment of all fees and expenses related to the Transactions;

(ix)             (A) transactions with customers, clients, contractors, joint venture partners, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case otherwise in compliance with the terms of this Indenture, which are fair to the Issuer and the Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (B) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business and consistent with past practice or industry norm;

(x)              any transaction effected as part of a Qualified Receivables Financing;

(xi)             the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Person;

(xii)            the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Company or any direct or indirect parent of the Issuer or of a Restricted Subsidiary, as appropriate, in good faith;

(xiii)           the entering into of, and payments under, any tax sharing agreement or arrangement that complies with Section 4.04(b)(xii);

(xiv)           any contribution to the capital of the Issuer;

(xv)            transactions permitted by, and complying with, Section 5.01;

(xvi)           transactions between the Issuer or any Restricted Subsidiary and any Person, a director of which is also a director of the Issuer or any direct or indirect parent of the Issuer; provided, however, that such director abstains from voting as a director of the Issuer or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(xvii)          pledges of Equity Interests of Unrestricted Subsidiaries;

(xviii)         the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;

(xix)            (A) any employment agreements entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business, (B) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors, and (C) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto;

(xx)            Permitted Intercompany Activities and related transactions;

(xxi)            payments by the Issuer or any of its Restricted Subsidiaries to made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors or senior management of the Company in good faith;

(xxii)           transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Issuer in an Officer’s Certificate) for the purpose of improving the consolidated tax efficiency of the Issuer and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Indenture;

(xxiii)          intellectual property licenses in the ordinary course of business;

(xxiv)          any transactions with a joint venture or similar entity which would constitute an Affiliate Transaction solely because the Issuer or its Restricted Subsidiary owns an equity interest in or otherwise controls such joint venture or similar entity; and

(xxv)           any lease entered into between the Issuer or any Restricted Subsidiary, as lessee, and any Affiliate of the Issuer, as lessor, which is approved by a majority of the Board of Directors or senior management of the Company in good faith.

Section 4.08     Change of Control.

(a)              Upon the occurrence of a Change of Control, each holder shall have the right to require the Issuer to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), in accordance with the terms contemplated in this Section 4.08; provided, however, that notwithstanding the occurrence of a Change of Control, the Issuer shall not be obligated to purchase any Notes pursuant to this Section 4.08 in the event that it has previously or concurrently delivered an irrevocable notice to redeem all of the outstanding Notes in accordance with Article III of this Indenture.

(b)              Within 30 days following any Change of Control, except to the extent that the Issuer has exercised its right to redeem the Notes in accordance with Article III of this Indenture, the Issuer shall deliver a notice (a “Change of Control Offer”) to each holder with a copy to the Trustee stating:

(i)               that a Change of Control has occurred and that such holder has the right to require the Issuer to repurchase such holder’s Notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the date of repurchase (subject to the right of the holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date);

(ii)              the circumstances and relevant facts and financial information regarding such Change of Control;

(iii)         the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is delivered; provided that such notice may be delivered more than 60 days prior to the repurchase date if such notice is conditioned upon a Change of Control (as provided below)); and

(iv)        the instructions determined by the Issuer, consistent with this Section 4.08, that a holder must follow in order to have its Notes purchased.

(c)         Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date. The holders shall be entitled to withdraw their election if the Trustee or the Issuer receive not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note which was delivered for purchase by the holder and a statement that such holder is withdrawing his election to have such Note purchased. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

(d)        On the purchase date, all Notes purchased by the Issuer under this Section 4.08 shall be delivered to the Trustee for cancellation, and the Issuer shall pay the purchase price plus accrued and unpaid interest and additional interest, if any, to the holders entitled thereto.

(e)         A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(f)          Notwithstanding the foregoing provisions of this Section 4.08, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(g)         Notes repurchased by the Issuer pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuer. Notes purchased by a third party pursuant to the preceding clause (f) will have the status of Notes issued and outstanding.

(h)        At the time the Issuer delivers Notes to the Trustee which are to be accepted for purchase, the Issuer shall also deliver an Officer’s Certificate stating that such Notes are to be accepted by the Issuer pursuant to and in accordance with the terms of this Section 4.08. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering holder.

(i)          Prior to any Change of Control Offer, the Issuer shall deliver to the Trustee an Officer’s Certificate stating that all conditions precedent contained herein to the right of the Issuer to make such offer have been complied with.

(j)          The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

(k)          If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the Notes validly tendered and not withdrawn by such holders, the Issuer or such third party will have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of redemption. Any such redemption shall be effected pursuant to Article III.

Section 4.09        Compliance Certificate. The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company, beginning with the fiscal year ending on June 30, 2021, an Officer’s Certificate stating that in the course of the performance by the signer of its duties as an Officer of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If the Officer does, the certificate shall describe the Default, its status and what action the Issuer is taking or propose to take with respect thereto. Except with respect to receipt of payments of principal and interest on the Notes and any Default or Event of Default information contained in the Officer’s Certificate delivered to it pursuant to this Section 4.09, the Trustee shall have no duty to review, ascertain or confirm the Issuer’s compliance with or the breach of any representation, warranty or covenant made in this Indenture.

Section 4.10         Further Instruments and Acts. Upon request of the Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 4.11         Future Subsidiary Guarantors. The Issuer shall cause each Wholly Owned Restricted Subsidiary that is not an Excluded Subsidiary and that guarantees Indebtedness under the Credit Agreement or any other Indebtedness that has an aggregate principal amount or committed amount of at least $125 million of the Issuer or any of the Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit D hereto pursuant to which such Wholly Owned Restricted Subsidiary will guarantee the Issuer’s Obligations under the Notes and this Indenture.

Section 4.12         Liens.

(a)         The Issuer shall not, and shall not permit any Subsidiary Guarantors to, directly or indirectly, create or Incur any Lien (except Permitted Liens) (the “Initial Lien”) on any asset or property of the Issuer or such Subsidiary Guarantor securing Indebtedness of the Issuer or a Subsidiary Guarantor; except, in the case of any property that does not constitute Collateral, for any Initial Lien securing any Indebtedness if the Notes are secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured. Any Lien created for the benefit of the holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

(b)         For purposes of determining compliance with this Section 4.12, (i) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” but may be permitted in part under any combination thereof and (ii) in the event that a Lien securing an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens”, the Issuer shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien in one of the clauses of the definition of “Permitted Liens” (or any portion thereof) and in such event, such Lien securing such item of Indebtedness will be treated as being Incurred or existing pursuant to only one of such clauses (or any portion thereof) or pursuant to Section 4.12(a).

(c)        With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of the Issuer, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (3) of the definition of “Indebtedness.”

Section 4.13        After-Acquired Property.

(a)          From and after the Escrow Release Date, upon the acquisition by the Company or any Subsidiary Guarantor of any After-Acquired Property, or upon any additional Restricted Subsidiary becoming a Subsidiary Guarantor, such Issuer or Subsidiary Guarantor shall promptly execute and deliver such mortgages, deeds of trust, security instruments, financing statements and other Security Documents as shall be reasonably necessary to vest in the Notes Collateral Agent a perfected first-priority security interest, subject only to Permitted Liens, Liens permitted under Section 4.12 and the terms of the Intercreditor Agreement, in such After-Acquired Property and to have such After-Acquired Property (but subject to the limitations as described in Article XI, the Security Documents and the Intercreditor Agreement) added to the Collateral (or in the case of a Subsidiary Guarantor, all of its Assets that constitute After-Acquired Property), and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect.

(b)         Notwithstanding anything herein to the contrary, (A) the Notes Collateral Agent may grant extensions of time or waiver of requirements for the creation or perfection of security interests in or the obtaining of insurance (including title insurance) or surveys with respect to particular assets where it reasonably that perfection or obtaining of such items cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the other Notes Documents (with the Notes Collateral Agent being deemed to have permitted the same extension granted by the Credit Agreement Collateral Agent for the comparable requirement under the Credit Agreement Collateral Agreement), (B) no actions shall be required with respect to assets requiring perfection through control agreements or perfection by “control” (as defined in the UCC) (other than in respect of Indebtedness for borrowed money (other than intercompany Indebtedness) owing to the Issuer or the Subsidiary Guarantors evidenced by a note in excess of $10,000,000 and certificated Equity Interests otherwise required to be pledged pursuant to the Collateral Agreement to the extent otherwise required hereunder and under the other Notes Documents, (C) no actions in any non-U.S. jurisdiction shall be required in order to create any security interests in any Collateral or to perfect any security interest in such Collateral, including any Intellectual Property registered in any non-U.S. jurisdiction (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction or any requirement to make any filings in any foreign jurisdiction, including with respect to Intellectual Property registered or applied for in any non-U.S. jurisdiction), (D) Liens required to be granted from time to time pursuant to, or any other requirements of, the Notes Documents shall be subject to exceptions and limitations set forth in the Notes Documents, (E) none of Issuer or any Subsidiary Guarantor shall be required to seek any landlord waiver, bailee letter, estoppel, warehouseman waiver or other collateral access, lien waiver or similar letter or agreement, (F) any joinder or supplement to any Guarantee, any Security Document or any other Notes Document executed by any Subsidiary that is required to become a Subsidiary Guarantor pursuant to this Section 4.13 may, with the consent of the Notes Collateral Agent (not to be unreasonably withheld, conditioned or delayed), include such schedules (or updates to schedules) as may be necessary to qualify any representation or warranty with respect to such Subsidiary set forth in any Notes Document to the extent necessary to ensure that such representation or warranty is true and correct in all material respects to the extent required thereby or by the terms of any other Notes Document; (G) to the extent any Mortgaged Property is located in a jurisdiction with mortgage recording or similar tax, the amount secured by the Security Document with respect to such Mortgaged Property shall be limited to the fair market value of such Mortgaged Property as determined in good faith by the Issuer (subject to any applicable laws in the relevant jurisdiction or such lesser amount agreed to by the Notes Collateral Agent).

Section 4.14        Maintenance of Office or Agency.

(a)         The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made at the Corporate Trust Office of the Trustee as set forth in Section 13.02; provided, however that the Trustee shall not be deemed an agent of the Issuer for service of legal process.

(b)         The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)         The Issuer hereby designates the Corporate Trust Office of the Trustee or its agent as such office or agency of the Issuer in accordance with Section 2.04.

Section 4.15        Covenant Suspension. If on any date from and after the Escrow Release, (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under this Indenture, then, beginning on that day (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), and subject to the provisions of the following paragraph, the Issuer and the Restricted Subsidiaries shall not be subject to Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.11 and 5.01(a)(iv) (collectively the “Suspended Covenants”).

In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events.

The Issuer shall provide the Trustee with notice of each Covenant Suspension Event or Reversion Date within five Business Days of the occurrence thereof. The Trustee shall have no duty to monitor the ratings of the Notes, shall not be deemed to have any knowledge of the ratings of the Notes and shall have no duty to notify Holders if the Notes achieve Investment Grade Ratings.

On each Reversion Date, all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified as having been Incurred or issued pursuant to Sections 4.03(a) and (b) (to the extent such Indebtedness or Disqualified Stock or Preferred Stock would be permitted to be Incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock or Preferred Stock would not be so permitted to be Incurred or issued pursuant to Sections 4.03(a) and (b), such Indebtedness or Disqualified Stock or Preferred Stock will be deemed to have been outstanding on the Escrow Release Date, so that it is classified as permitted under Section 4.03(b)(ii). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.04 will be made as though Section 4.04 had been in effect since the Escrow Release Date and prior to, but not during, the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under Section 4.04(a). Any Affiliate Transaction entered into after such reinstatement pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted pursuant to Section 4.07(b)(vi). Within 30 days of such Reversion Date, the Issuer must comply with the terms of Section 4.11.

For purposes of Section 4.06, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

Notwithstanding that the Suspended Covenants may be reinstated after the Reversion Date, (A) no Default, Event of Default or breach of any kind will be deemed to exist under this Indenture, the Notes or the Guarantees with respect to the Suspended Covenants, and none of Issuer or any of its Subsidiaries shall bear any liability for any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising during any Suspension Period, in each case as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or, upon termination of the Suspension Period or after that time based solely on any action taken or event that occurred during the Suspension Period), and (B) following a Reversion Date, the Issuer and each Restricted Subsidiary will be permitted, without causing a Default or Event of Default, to honor, comply with or otherwise perform any contractual commitments or obligations arising during any Suspension Period and to consummate the transactions contemplated thereby.

Section 4.16         [Intentionally Omitted]

Section 4.17         Financial Calculations for Limited Condition Transactions; Certain Calculations. When calculating the availability under any basket, test or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto, at the option of the Issuer (the Issuer’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted, shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent test period ending prior to the LCT Test Date, the Issuer could have taken such action on the relevant LCT Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with.

For the avoidance of doubt, (a) if the Issuer has made an LCT Election and any of the baskets, tests or ratios for which compliance was determined or tested as of the LCT Test Date are thereafter exceeded as a result of fluctuations in any such basket, test or ratio (including due to fluctuations of the Issuer or the target of any Limited Condition Transaction) at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations (provided, however, that if any tests or ratios improve or baskets increase as a result of such fluctuations, such improved test, ratios or baskets may be utilized) and (b) such baskets, tests or ratios shall not be tested at the time of consummation of such Limited Condition Acquisition or related transactions. If the Issuer has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any basket, test or ratio on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such basket, test or ratio shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of debt and the use of proceeds thereof) had been consummated; provided that in the case of any restricted payment or restricted debt payment, any such basket, test or ratio shall also be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of debt and the use of proceeds thereof) had not been consummated.

For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including any leverage ratio or the amount of EBITDA), such financial ratio or test shall be calculated at the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be, and no default or event of default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.

Section 4.18        Activities Prior to Release. Prior to the Escrow Release Date, the primary activities of the Escrow Issuer will be restricted to issuing the Notes, performing its obligations in respect of the Notes under this Indenture, the Escrow Agreement, redeeming the Notes and conducting such other activities as are necessary or appropriate to carry out the activities described above. Prior to the Escrow Release Date, the Escrow Issuer will not own, hold or otherwise have any interest in any assets other than the Escrow Account and cash and Cash Equivalents, as well as its rights under the Escrow Agreement and this Indenture, any applicable escrow arrangements and all related escrow accounts thereto.

Prior to the Escrow Release Date, the Escrow Issuer shall not engage in any business activity or enter into any transaction or agreement (including, without limitation, making any restricted payment, Incurring any Indebtedness (other than the Notes), incurring any Liens, except to secure the Notes Obligations and any escrow arrangements with respect thereto, entering into any merger, consolidation or sale of all or substantially all of its assets or engaging in any transaction with its Affiliates, other than the merger with the Company) except in the ordinary course of the primary activities described above or as necessary or advisable (as determined by the Escrow Issuer) to effectuate the Transactions.

Article V

SUCCESSOR COMPANY

Section 5.01        When Issuer and Subsidiary Guarantors May Merge or Transfer Assets.

(a)         Except for the merger of the Escrow Issuer with the Company pursuant to the Transactions, which is expressly permitted, the Issuer may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(i)          the Issuer is the surviving person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company or similar entity organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia (the Issuer or such Person, as the case may be, being herein called the “Successor Company”);

(ii)         the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under this Indenture and the Security Documents pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(iii)         immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company, or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company, or such Issuer or such Restricted Subsidiary at the time of such transaction) no Default shall have occurred and be continuing;

(iv)        immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness which becomes an obligation of the Successor Company, or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company, or such Restricted Subsidiary at the time of such transaction), either

(1)              the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Total Indebtedness Leverage Ratio test set forth in Section 4.03(a); or

(2)              the Total Indebtedness Leverage Ratio for the Successor Company and its Restricted Subsidiaries would be no greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(v)         the Successor Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures (if any) comply with this Indenture.

The Successor Company (if other than the Issuer) will succeed to, and be substituted for, the Issuer under this Indenture and the Notes, and in such event the Issuer will automatically be released and discharged from its obligations under this Indenture and the Notes. Notwithstanding the foregoing clauses (iii) and (iv) of this Section 5.01(a), (a) the Issuer or any Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to the Issuer or to another Restricted Subsidiary, and (b) the Issuer may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another state of the United States, the District of Columbia or any territory of the United States (collectively, “Permitted Jurisdictions”) or may convert into a corporation, partnership or limited liability company, so long as the amount of Indebtedness of the Issuer and the Restricted Subsidiaries is not increased thereby. This Section 5.01(a) will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and the Restricted Subsidiaries.

(b)         Subject to the provisions of Section 11.04 and Section 12.02(b), no Subsidiary Guarantor shall, and the Issuer shall not permit any Subsidiary Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(i)          either (A) such Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a company, corporation, partnership or limited liability company or similar entity organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Subsidiary Guarantor”) and the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) expressly assumes all the obligations of such Subsidiary Guarantor under this Indenture, the Security Documents and the Notes or the Guarantee, as applicable, pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee, or (B) such sale or disposition or consolidation, amalgamation or merger is not in violation of Section 4.06; and

(ii)          the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) shall have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

Except as otherwise provided in this Indenture, the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) will succeed to, and be substituted for, such Subsidiary Guarantor under this Indenture and the Notes or the Guarantee, as applicable, and such Subsidiary Guarantor will automatically be released and discharged from its obligations under this Indenture and the Notes and its Guarantee. Notwithstanding the foregoing, (1) a Subsidiary Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating such Subsidiary Guarantor in any Permitted Jurisdiction or may convert into a limited liability company, corporation, partnership or similar entity organized or existing under the laws of a Permitted Jurisdiction so long as the amount of Indebtedness of such Subsidiary Guarantor is not increased thereby and (2) a Subsidiary Guarantor may merge, amalgamate or consolidate with the Issuer or another Subsidiary Guarantor.

In addition, notwithstanding the foregoing, a Subsidiary Guarantor may consolidate, amalgamate or merge with or into or wind up into, liquidate, dissolve, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (collectively, a “Transfer”) to the Issuer or any Subsidiary Guarantor.

Section 5.02         Company Assumption

Notwithstanding anything to the contrary in this Indenture, the Company may assume all obligations of the Escrow Issuer in respect of the Notes and this Indenture on the Escrow Release Date upon satisfaction of the Escrow Conditions, as if the Company had itself issued such Notes, and the Escrow Issuer shall be automatically released from all obligations under the Notes and this Indenture, so long as:

(a)          the Company and each Subsidiary Guarantor shall have executed and delivered to the Trustee a supplemental indenture in the form of Exhibit C hereto pursuant to which (i) the Company will become a party to this Indenture and expressly assume the Escrow Issuer’s obligations under the Notes and this Indenture, the Company will be substituted for, and may exercise every right and power of, the Issuer under this Indenture and the Escrow Issuer will be released from all obligations hereunder and (ii) each Subsidiary Guarantor will become a Subsidiary Guarantor under this Indenture;

(b)         each of the Subsidiary Guarantors shall have executed and delivered to the Initial Purchasers a joinder to the Purchase Agreement in the form attached as Exhibit B thereto;

(c)          the Escrow Issuer shall have delivered the Escrowed Funds Release Instruction required under Section 4(a)(i) of the Escrow Agreement as to satisfaction of all Escrow Conditions;

(d)         the Company and each Subsidiary Guarantor shall have executed and delivered to the Notes Collateral Agent a counterpart of the Collateral Agreement signed on behalf of such party; and

(e)          the Company and each Subsidiary Guarantor shall have executed and delivered to the Trustee a counterpart of Annex A to the Intercreditor Agreement signed on behalf of such party.

Article VI

DEFAULTS AND REMEDIES

Section 6.01         Events of Default. An “Event of Default” occurs with respect to Notes if:

(a)          there is a default in any payment of interest (including any additional interest) on any Note when the same becomes due and payable, and such default continues for a period of 30 days,

(b)         there is a default in the payment of principal or premium, if any, of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise,

(c)          there is a failure by the Issuer for 120 days after receipt of written notice given by the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding (with a copy to the Trustee) to comply with any of its obligations, covenants or agreements in Section 4.02,

(d)         there is a failure by the Issuer or any Restricted Subsidiary for 60 days after written notice given by the Trustee or the holders of not less than 25% in principal amount of the Notes then outstanding (with a copy to the Trustee) to comply with its other obligations, covenants or agreements (other than a default referred to in clauses (a), (b) and (c) above) contained in the Notes or this Indenture,

(e)          there is a failure by the Issuer or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay any Indebtedness (other than Indebtedness owing to the Issuer or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $125.0 million or its foreign currency equivalent,

(f)           the Issuer or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) pursuant to or within the meaning of any Bankruptcy Law:

(i)           commences a voluntary case;

(ii)          consents to the entry of an order for relief against it in an involuntary case;

(iii)         consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv)        makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency,

(g)         a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)           is for relief against the Issuer or any Significant Subsidiary in an involuntary case;

(ii)          appoints a Custodian of the Issuer or any Significant Subsidiary or for any substantial part of its property; or

(iii)        orders the winding up or liquidation of the Issuer or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days,

(h)         there is a failure by the Issuer or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay one or more final judgments aggregating in excess of $125.0 million or its foreign currency equivalent (net of any amounts which are bonded or covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or prior to the latest of (A) the 60th day after such judgments becomes final and nonappealable, (B) in the event such judgments are covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgments which is not promptly stayed and (C) in the event such judgments provide for installment payments or other periodic payments, the 60th day after the due date for any single installment or periodic payment that the Issuer or any Significant Subsidiary, as applicable, has failed to pay,

(i)          the Guarantee of a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) with respect to the Notes ceases to be in full force and effect (except as contemplated by the terms thereof) or the Issuer or any Subsidiary Guarantor that qualifies as a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) denies or disaffirms its obligations under this Indenture or any Guarantee with respect to the Notes and such Default continues for 10 days,

(j)          unless such Liens have been released in accordance with the provisions of this Indenture, the Security Documents or the Intercreditor Agreement, the Liens in favor of the holders of the Notes with respect to a material portion of the Collateral cease to be valid or enforceable and such Default continues for 60 days, or the Company, the Escrow Issuer or any Subsidiary Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and, in the case of any Subsidiary Guarantor, the Company fails to cause such Subsidiary Guarantor to rescind such assertions within 60 days after the Issuer has actual knowledge of such assertions,

(k)          the failure by the Issuer or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in the Security Documents except for a failure that would not be material to the holders of the Notes and would not materially affect the value of the Collateral taken as a whole,

(l)          the failure by the Escrow Issuer to pay or cause to be paid the Escrow Redemption Price upon a Special Mandatory Redemption Event, or

(m)         at any time prior to the earlier of the Special Mandatory Redemption Event and the Escrow Release Date, the Escrow Issuer fails to deposit into the Escrow Account any Required Interest Payment when required, and such failure continues for at least ten Business Days.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under clause (c), (d) or (k) above shall not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of outstanding Notes notify the Issuer, with a copy to the Trustee, if the notice is given by the holders, of the default and the Issuer does not cure such default within the time specified in clauses (c), (d) or (k) hereof after receipt of such notice; provided that a notice of Default under such clauses may not be given with respect to any action taken or failed to be taken, as the case may be, and reported publicly (pursuant to a press release, filing with the SEC or other means of widely disseminating information) or to the holders of the Notes, more than two years prior to such notice of Default. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.” The Issuer shall deliver to the Trustee, within five Business Days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Issuer are taking or propose to take with respect thereto.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

Section 6.02        Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) hereof with respect to the Issuer) occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of outstanding Notes (with a copy to the Trustee) by notice to the Issuer may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(f) or (g) with respect to the Issuer occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

In the event of any Event of Default specified in Section 6.01(e), such Event of Default and all consequences thereof (excluding, however, any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if within 20 days after such Event of Default arose the Issuer delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the requisite number of holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

Notwithstanding anything herein to the contrary, to the extent any information is not provided within the time periods specified in Section 4.02 and such information is subsequently provided, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.

Section 6.03         Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Security Documents.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent required by law, all available remedies are cumulative.

Section 6.04        Waiver of Past Defaults. Provided the Notes are not then due and payable by reason of a declaration of acceleration, the holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Note, (b) a Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture, (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each holder affected or (d) if such rescission would conflict with any judgment of a court of competent jurisdiction. When a Default is waived, it is deemed cured and the Issuer, the Trustee and the holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 6.05        Control by Majority. The holders of a majority in principal amount of outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, if the Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceeding so directed would involve the Trustee in personal liability or expense for which it is not adequately indemnified, or subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability; provided, that the Trustee shall not have an affirmative duty to determine whether any action is prejudicial to the rights of holders. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it against all losses and expenses caused by taking or not taking such action.

Section 6.06         Limitation on Suits.

(a)         Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to this Indenture or the Notes unless:

(i)          such holder has previously given the Trustee notice that an Event of Default is continuing,

(ii)         holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy,

(iii)        such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense,

(iv)        the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and

(v)         the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

(b)        A holder may not use this Indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder.

Section 6.07         Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any holder to receive payment of principal of and interest on the Notes held by such holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

Section 6.08        Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 7.07.

Section 6.09         Trustee May File Proofs of Claim. The Trustee may file such proofs of claim, statements of interest and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the holders allowed in any judicial proceedings relative to the Issuer, the Subsidiary Guarantors, their creditors or their property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder, or to authorize the Trustee to vote in respect of the claim of any holder in any such proceeding.

Section 6.10         Priorities. Subject to the terms of the Intercreditor Agreement and the Security Documents, any money or property collected by the Trustee or the Notes Collateral Agent pursuant to this Article VI and any other money or property distributable in respect of the Issuer’s or any Subsidiary Guarantor’s obligations under this Indenture (including upon exercise of any remedies in respect of Collateral) after an Event of Default shall be applied in the following order:

FIRST: to the Trustee and the Notes Collateral Agent for amounts due hereunder and under the Security Documents;

SECOND: to the holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

THIRD: to the Issuer or, to the extent the Trustee collects any amount for any Subsidiary Guarantor, to such Subsidiary Guarantor.

The Trustee may fix a record date and payment date for any payment to the holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each holder and the Issuer a notice that states the record date, the payment date and the amount to be paid.

Section 6.11        Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Article VI does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 6.07 or a suit by holders of more than 10% in principal amount of the Notes.

Section 6.12        Waiver of Stay or Extension Laws. Neither the Issuer nor any Subsidiary Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and the Subsidiary Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Article VII

TRUSTEE

Section 7.01        Duties of Trustee.

(a)         The Trustee, prior to the occurrence of an Event of Default with respect to the Notes and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)         Except during the continuance of an Event of Default:

(i)           the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty); and

(ii)          in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)         The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)           this paragraph does not limit the effect of paragraph (b) of this Section;

(ii)          the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)         the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(iv)        no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise Incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d)         Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01 and Section 7.02.

(e)         The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f)         Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02        Rights of Trustee.

(a)         The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b)         Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c)         The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)         The Trustee shall not be responsible or liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)         The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)          The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the expense of the Issuer and shall Incur no liability of any kind by reason of such inquiry or investigation.

(g)         The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the holders pursuant to this Indenture, unless such holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be Incurred by it in compliance with such request or direction.

(h)         The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, including the Notes Collateral Agent.

(i)          The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the holders of not less than a majority in principal amount of the Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(j)          Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding upon future holders of Notes and upon Notes executed and delivered in exchange therefor or in place thereof.

(k)         The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(l)          The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(m)        The Trustee shall not be responsible or liable for punitive, special, indirect, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of actions.

(n)         The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.

(o)         The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; pandemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; and acts of civil or military authorities and governmental action or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.

Section 7.03         Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Section 7.10.

Section 7.04        Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Guarantees or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer or any Subsidiary Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), (d), (e), (f), (g), (h), (i), (j) or (k) or of the identity of any Significant Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received written notice thereof in accordance with Section 13.02 hereof from the Issuer, any Subsidiary Guarantor or any holder. In accepting the trust hereby created, the Trustee acts solely as Trustee under this Indenture and not in its individual capacity and all persons, including without limitation the holders of Notes and the Issuer having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment except as otherwise provided herein.

Section 7.05        Notice of Defaults. If a Default occurs and is continuing and is actually known to a Trust Officer or the Trustee, the Trustee shall mail to each holder of the Notes notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice if it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the noteholders.

Section 7.06         [Intentionally Omitted]

Section 7.07         Compensation and Indemnity. The Issuer shall pay to the Trustee and the Notes Collateral Agent from time to time compensation for the Trustee’s and the Notes Collateral Agent acceptance of this Indenture and their respective services hereunder. Neither the Trustee’s compensation nor the Notes Collateral Agent’s compensation shall be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee or the Notes Collateral Agent, as applicable, upon request for all reasonable and documented out-of-pocket expenses Incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s or the Notes Collateral Agent’s agents, counsel, accountants and experts. The Issuer and the Subsidiary Guarantors, jointly and severally, shall indemnify the Trustee and the Notes Collateral Agent or any predecessor Trustee or Notes Collateral Agent and their respective directors, officers, employees and agents and hold them harmless against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses and including taxes (other than taxes based upon, measured by or determined by the income of the Trustee or the Notes Collateral Agent, as applicable)) Incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture or Guarantee against any Issuer or any Subsidiary Guarantor (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by any Issuer, any Subsidiary Guarantor, any holder or any other Person). The obligation to pay such amounts shall survive the payment in full or defeasance of the Notes or the removal or resignation of the Trustee or the Notes Collateral Agent, as applicable. The Trustee or the Notes Collateral Agent, as applicable, shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve any Issuer or any Subsidiary Guarantor of its indemnity obligations hereunder. The Issuer shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuer’s expense in the defense. Such indemnified parties may have separate counsel and the Issuer and such Subsidiary Guarantor, as applicable, shall pay the fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no actual or potential conflict of interest between the Issuer and the Subsidiary Guarantors, as applicable, and such parties in connection with such defense. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense Incurred by an indemnified party through such party’s own willful misconduct or negligence, in the case of the Trustee or gross negligence or willful misconduct, in the case of the Notes Collateral Agent.

To secure the Issuer’s and the Subsidiary Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

The Issuer’s and the Subsidiary Guarantors’ payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee Incurs expenses after the occurrence of a Default specified in Section 6.01(f) or (g) with respect to the Issuer, the expenses are intended to constitute administrative expenses for purposes of priority under the Bankruptcy Law.

No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise Incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such risk or liability is not assured to its satisfaction.

Section 7.08       Replacement of Trustee.

(a)            The Trustee may resign at any time by providing 30 days’ advance notice to the Issuer. The holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

(i)             the Trustee fails to comply with Section 7.10;

(ii)            the Trustee is adjudged bankrupt or insolvent;

(iii)           a receiver or other public officer takes charge of the Trustee or its property; or

(iv)          the Trustee otherwise becomes incapable of acting.

(b)           If the Trustee resigns, is removed by the Issuer or by the holders of a majority in principal amount of the Notes and such holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

(c)            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.

(d)           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the holders of 10% in principal amount of the Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.

(e)            If the Trustee fails to comply with Section 7.10, any holder who has been a bona fide holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)            Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09       Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10       Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has, together with its parent, a combined capital and surplus of at least $150.0 million as set forth in its most recent published annual report of condition.

Section 7.11       [Intentionally Omitted]

Section 7.12       Limitation on Duty of Trustee in Respect of Collateral; Indemnification.

(a)            Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith. The Trustee shall be permitted to use overnight carriers to transmit possessory collateral and shall not be liable for any items lost or damages in transit.

(b)           The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. Subject to Section 7.01 of this Indenture, the Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Intercreditor Agreement, the Collateral Agreement or any other Security Document by the Issuer, the Subsidiary Guarantors, the Notes Collateral Agent or any other party thereto.

Section 7.13       Escrow Authorization.

Each holder, by its acceptance of a Note, consents and agrees to the terms of the Escrow Agreement, including related documents thereto, as the same may be in effect or may be amended from time to time in writing by the parties thereto, and authorizes and directs the Trustee to acknowledge the Escrow Agreement and to perform its obligations and exercise its rights thereunder in accordance herewith and therewith. The Issuer shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Escrow Agreement, to assure and confirm to the Trustee the security interest contemplated by the Escrow Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes, according to the intent and purpose herein expressed.

Article VIII

DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01       Discharge of Liability on Notes; Defeasance.

(a)            This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights and immunities of the Trustee and rights of registration or of registration of transfer or exchange of Notes, as expressly provided for in this Indenture) as to all outstanding Notes when:

(i)             either (A) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (B) all of the Notes (1) have become due and payable, (2) will become due and payable at their stated maturity within one year or (3) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(ii)            the Issuer and/or the Subsidiary Guarantors have paid all other sums payable under this Indenture; and

(iii)           the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

(b)           Subject to Sections 8.01(c) and 8.02, the Issuer at any time may terminate (i) all of its obligations under the Notes and this Indenture with respect to the holders of the Notes (“legal defeasance option”), and (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.11, 4.12, 4.13 and 4.15 and the operation of Section 5.01 for the benefit of the holders of the Notes, and Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(g) (in the case of Sections 6.01(f) and 6.01(g) with respect to Significant Subsidiaries only), 6.01(h), 6.01(i), 6.01(j) and 6.01(k) (“covenant defeasance option”). The Issuer may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. In the event that the Issuer terminates all of its obligations under the Notes and this Indenture (with respect to such Notes) by exercising its legal defeasance option or its covenant defeasance option, the obligations of each Subsidiary Guarantor with respect to its Guarantee and the Security Documents shall be automatically terminated simultaneously with the termination of such obligations.

If the Issuer exercises its legal defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default specified in Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(g) (in the case of Sections 6.01(f) and 6.01(g) with respect only to Significant Subsidiaries only), 6.01(h), 6.01(i) or 6.01(j) or because of the failure of the Issuer to comply with Section 5.01(a)(iv).

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

(c)            Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08 and 2.09 and Article VII, including, without limitation, Sections 7.07 and 7.08 and in this Article VIII and the rights, indemnities and immunities of the Trustee under this Indenture shall survive until the Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.07, 7.08, 8.05 and 8.06 and the rights, indemnities and immunities of the Trustee under this Indenture shall survive such satisfaction and discharge.

Section 8.02       Conditions to Defeasance.

(a)            The Issuer may exercise its legal defeasance option or their covenant defeasance option only if:

(i)             the Issuer irrevocably deposits in trust with the Trustee cash in U.S. Dollars, U.S. Government Obligations or a combination thereof sufficient to pay the principal of and premium (if any) and interest on the Notes when due at maturity or redemption, as the case may be;

(ii)            the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to maturity or redemption, as the case may be;

(iii)           no Default specified in Section 6.01(f) or (g) with respect to the Issuer shall have occurred or is continuing on the date of such deposit;

(iv)          the deposit does not constitute a default under any other material agreement or instrument binding on the Issuer;

(v)           in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal revenue Service or change in the applicable US. federal income tax law). Notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to a legal defeasance need not be delivered if all of the Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer;

(vi)          such exercise does not impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Notes on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;

(vii)         in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(viii)        the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes to be so defeased and discharged as contemplated by this Article VIII have been complied with.

(b)           Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article III.

Section 8.03       Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations (including proceeds thereof) deposited with it pursuant to this Article VIII. The Trustee shall apply the deposited money and the money from U.S. Government Obligations through each Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes so discharged or defeased.

Section 8.04       Repayment to Issuer. Each of the Trustee and each Paying Agent shall promptly turn over to the Issuer upon request any money or U.S. Government Obligations held by it as provided in this Article VIII that, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article VIII.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

Section 8.05       Indemnity for U.S. Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.06       Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or any Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Issuer has made any payment of principal of, or interest on, any such Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.

Article IX

AMENDMENTS AND WAIVERS

Section 9.01       Without Consent of the Holders.

(a)            The Issuer, the Trustee and the Notes Collateral Agent may amend this Indenture, the Notes, the Guarantees, the Escrow Agreement, the Security Documents or the Intercreditor Agreement without notice to or the consent of any holder:

(i)             to cure any ambiguity, omission, mistake, defect or inconsistency;

(ii)            to provide for the assumption by a Successor Company (with respect to the Issuer) of the obligations of the Issuer under this Indenture and the Notes (including in connection with assumption of the Escrow Issuer’s obligations by the Company pursuant to the Transactions);

(iii)           to provide for the assumption by a Successor Subsidiary Guarantor (with respect to any Subsidiary Guarantor), as the case may be, of the obligations of a Subsidiary Guarantor under this Indenture, its Guarantee and the Security Documents;

(iv)          to provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are not “registration required obligations” within the meaning of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(A) of the Code);

(v)           to add a Guarantee or collateral with respect to the Notes;

(vi)          to secure the Notes Obligations;

(vii)         to release Collateral as permitted by the Indenture, the Intercreditor Agreement and the Security Documents;

(viii)        to add additional secured creditors holding other First-Priority Obligations or other Junior Lien Obligations so long as such obligations are not prohibited by this Indenture or the Security Documents,

(ix)           to add to the covenants for the benefit of the holders or to surrender any right or power conferred upon the Issuer or any Subsidiary Guarantor;

(x)            to make any change that does not adversely affect the rights of any holder;

(xi)           to conform the text of the indenture, Guarantees, the Notes, the Escrow Agreement, the Security Documents or the Intercreditor Agreement, to any provision of the “Description of Notes” in the Offering Memorandum to the extent that such provision in the “Description of Notes” in the Offering Memorandum was intended by the Issuer to be a verbatim recitation of a provision of this Indenture, Guarantees, the Notes, the Escrow Agreement, the Security Documents or the Intercreditor Agreement, as applicable, as stated in an Officer’s Certificate; or

(xii)          to make changes to provide for the issuance of Additional Notes.

(b)           After an amendment under this Section 9.01 becomes effective, the Issuer shall mail, or otherwise deliver in accordance with the procedures of the Depository, to the holders a notice briefly describing such amendment. The failure to give such notice to all holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

Section 9.02       With Consent of the Holders. The Issuer, the Trustee and the Notes Collateral Agent may amend this Indenture, the Notes, the Guarantees, the Escrow Agreement, the Intercreditor Agreement and the Security Documents with the consent of the Issuer and the holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange for the Notes). However, without the consent of each holder of an outstanding Note affected, an amendment may not:

(1)            reduce the amount of Notes whose holders must consent to an amendment,

(2)            reduce the rate of or extend the time for payment of interest on any Note,

(3)            reduce the principal of or change the Stated Maturity of any Note,

(4)            reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with Article III,

(5)            make any Note payable in money other than that stated in such Note,

(6)            expressly subordinate the Notes or any Guarantee to any other Indebtedness of the Issuer or any Subsidiary Guarantor,

(7)            impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes,

(8)            make any change in the amendment provisions which require each holder’s consent or in the waiver provisions,

(9)            make any change in the provisions dealing with the pro rata application of proceeds of Collateral in the Intercreditor Agreement or this Indenture that would adversely affect the holders of the Notes, or

(10)          change the time at which a Special Mandatory Redemption Event must be made or reduce the price to be paid.

Except as expressly provided by this Indenture, without the consent of holders of at least 66.67% in aggregate principal amount of Notes then outstanding, no amendment may modify or release the Guarantee of any Significant Subsidiary in any manner adverse to the holders of the Notes. In addition, without the consent of the holders of at least 66.67% in aggregate principal amount of Notes then outstanding, no amendment or waiver may release all or substantially all of the Collateral from the Lien under the Security Documents with respect to the Notes.

It shall not be necessary for the consent of the holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Issuer shall mail, or otherwise deliver in accordance with the procedures of the Depository, to the holders a notice briefly describing such amendment. The failure to give such notice to all holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

Section 9.03       Revocation and Effect of Consents and Waivers.

(a)            A consent to an amendment or a waiver by a holder of a Note shall bind the holder and every subsequent holder of that Note or portion of the Note that evidences the same debt as the consenting holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such holder or subsequent holder may revoke the consent or waiver as to such holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer’s Certificate from the Issuer certifying that the requisite principal amount of Notes have consented. After an amendment or waiver becomes effective, it shall bind every holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of consents by the holders of the requisite principal amount of securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer, the Subsidiary Guarantors and the Trustee.

(b)           The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.04       Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Issuer may require the holder of the Note to deliver it to the Trustee. At the instruction of the Issuer, the Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the holder. Alternatively, if the Issuer or the Trustee so determine, the Issuer in exchange for the Note shall issue and, upon written order of the Issuer signed by an Officer, the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

Section 9.05       Trustee and Notes Collateral Agent to Sign Amendments. The Trustee or the Notes Collateral Agent, as applicable, shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Notes Collateral Agent, as applicable. If it does, the Trustee or the Notes Collateral Agent, as applicable, may but need not sign it. In signing such amendment, the Trustee or the Notes Collateral Agent shall be entitled to receive indemnity satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, (i) an Officer’s Certificate, (ii) an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Subsidiary Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof, (iii) a copy of the resolution of the Board of Directors, certified by the Secretary or Assistant Secretary of the Company, authorizing the execution of such amendment, supplement or waiver and (iv) if such amendment, supplement or waiver is executed pursuant to Section 9.02, evidence reasonably satisfactory to the Trustee or the Notes Collateral Agent, as applicable, of the consent of the holders required to consent thereto.

Section 9.06       Additional Voting Terms; Calculation of Principal Amount. All Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class and no Notes will have the right to vote or consent as a separate class on any matter. Determinations as to whether holders of the requisite aggregate principal amount of Notes have concurred in any direction, waiver or consent shall be made in accordance with this Article IX and Section 2.13.

Article X

RANKING OF NOTE LIENS

Section 10.01     Relative Rights. The Intercreditor Agreement governs the relative rights and remedies, as lienholders, among holders of Liens securing First-Priority Obligations. Subject in each case to the Intercreditor Agreement, nothing in this Indenture will:

(a)            impair, as between the Issuer and holders of Notes, the obligation of the Issuer, which is absolute and unconditional, to pay principal of, premium and interest on Notes in accordance with their terms or to perform any other obligation of the Issuer or any other obligor under this Indenture, the Notes, the Guarantees and the Security Documents;

(b)            restrict the right of any holder to sue for payments that are then due and owing, in a manner not inconsistent with the provisions of the Intercreditor Agreement;

(c)            prevent the Trustee, the Notes Collateral Agent or any holder from exercising against the Issuer or any other obligor any of its other available remedies upon a Default or Event of Default; or

(d)            restrict the right of the Trustee, the Notes Collateral Agent or any holder:

(1)            to file and prosecute a petition seeking an order for relief in an involuntary bankruptcy case as to any obligor or otherwise to commence, or seek relief commencing, any insolvency or liquidation proceeding involuntarily against any obligor;

(2)            to make, support or oppose any request for an order for dismissal, abstention or conversion in any insolvency or liquidation proceeding;

(3)            to make, support or oppose, in any insolvency or liquidation proceeding, any request for an order extending or terminating any period during which the debtor (or any other Person) has the exclusive right to propose a plan of reorganization or other dispositive restructuring or liquidation plan therein;

(4)            to seek the creation of, or appointment to, any official committee representing creditors (or certain of the creditors) in any insolvency or liquidation proceedings and, if appointed, to serve and act as a member of such committee without being in any respect restricted or bound by, or liable for, any of the obligations under this Article X;

(5)            to seek or object to the appointment of any professional person to serve in any capacity in any insolvency or liquidation proceeding or to support or object to any request for compensation made by any professional person or others therein;

(6)            to make, support or oppose any request for order appointing a trustee or examiner in any insolvency or liquidation proceedings; or

(7)            otherwise to make, support or oppose any request for relief in any insolvency or liquidation proceeding that it is permitted by law to make, support or oppose if it were a holder of unsecured claims, or as to any matter relating to (x) any plan of reorganization or other restructuring or liquidation plan or (y) the administration of the estate or the disposition of the case or proceeding.

Article XI

COLLATERAL

Section 11.01     Security Documents. (a)  After the Escrow Release Date, the payment of the principal of and interest and premium, if any, on the Notes when due, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Issuer pursuant to the Notes or by the Subsidiary Guarantors pursuant to the Guarantees, the payment of all other Notes Obligations and the performance of all other obligations of the Issuer and the Subsidiary Guarantors under this Indenture, the Notes, the Guarantees and the Security Documents shall be secured as provided in the Security Documents, which the Issuer and the applicable Subsidiary Guarantors shall enter into on the Escrow Release Date and will be secured by Security Documents hereafter delivered as required or permitted by this Indenture. The Issuer shall, and shall cause each Subsidiary Guarantor to, and each Subsidiary Guarantor shall, make all filings (including filings of continuation statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) and all other actions as are necessary or required by the Security Documents to maintain (at the sole cost and expense of the Issuer and the Subsidiary Guarantors) the security interest created by the Security Documents in the Collateral (other than with respect to any Collateral the security interest in which is not required to be perfected under the Security Documents) as a perfected security interest subject only to Permitted Liens and Liens permitted by Section 4.12.

(b)           Notwithstanding the foregoing, the Issuer shall use commercially reasonable efforts to perfect all security interests in the Collateral (other than Excluded Property) on or prior to the Escrow Release Date and, with respect to any Collateral (other than Excluded Property), for which security interests have not been granted or perfected on or prior to the Escrow Release Date, use commercially reasonable efforts to cause the taking of additional actions required to grant or perfect the security interest in the Collateral required to be pledged under this Indenture and the Security Documents within 90 days following the Escrow Release Date. With respect to Mortgaged Properties, the Issuer shall use commercially reasonable efforts to deliver within 90 days following the Escrow Release Date, but only to the extent such deliverables were provided to the holders of the other First-Priority Obligations in connection with their mortgage on such property: (i) a policy or policies or marked-up unconditional binder of lender’s title insurance, paid for by the Issuer and the Subsidiary Guarantors, issued by a nationally recognized title insurance company, insuring the Lien of each mortgage as a valid Lien on the mortgaged property described therein, free of any title exceptions and other Liens except Permitted Liens, (ii) an as-is survey of the property subject to any such mortgage certified to the Issuer, Notes Collateral Agent and the title company, meeting minimum standard detail requirements for ALTA/ACSM Land Title Surveys, (iii) customary opinions of counsel addressing such matters as were addressed in the comparable opinions provided to the holders of other Notes Obligations, (iv) evidence of insurance required to be maintained pursuant to the Mortgages and this Indenture, and (v) if required by applicable law, flood hazard determination certificates and, if required, notices to the record owner of any improvements in a special flood hazard area, together with evidence of acceptable flood insurance coverage.

Section 11.02     Notes Collateral Agent.

(a)           U.S. Bank National Association shall initially act as Notes Collateral Agent and the Notes Collateral Agent is authorized and empowered to appoint one or more co-Notes Collateral Agents as it deems necessary or appropriate. Except as otherwise explicitly provided herein or in the Security Documents or the Intercreditor Agreement, neither the Notes Collateral Agent nor any of its respective officers, directors, employees or agents or other related persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. Neither the Notes Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

(b)           Neither the Trustee nor the Notes Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any Lien securing Notes Obligations, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens securing Notes Obligations or the Security Documents or any delay in doing so.

(c)            The Notes Collateral Agent will be subject to such directions as may be given it by the Trustee from time to time (as required or permitted by this Indenture); provided that in the event of conflict between directions received pursuant to the Security Documents and directions received hereunder, the Notes Collateral Agent will be subject to directions received pursuant to the Security Documents and the Intercreditor Agreement. Except as directed by the Trustee as required or permitted by this Indenture and any other representatives or pursuant to the Security Documents, the Notes Collateral Agent will not be obligated:

(1)            to act upon directions purported to be delivered to it by any other Person;

(2)            to foreclose upon or otherwise enforce any Lien securing Notes Obligations; or

(3)            to take any other action whatsoever with regard to any or all of the Liens securing Notes Obligations, Security Documents or Collateral.

(d)           The Notes Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 or the Holders of a majority in aggregate principal amount of the Notes Obligations (subject to this Section 11.02), subject to the terms of the Security Documents.

(e)            The Notes Collateral Agent will be accountable only for amounts that it actually receives as a result of the enforcement of the Liens securing First-Priority Obligations or the Security Documents.

(f)            In acting as Notes Collateral Agent or co-Notes Collateral Agent, the Notes Collateral Agent and each co-Notes Collateral Agent may rely upon and enforce each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Article VII hereof; provided, however, that no heightened standard of care shall be imposed upon the Notes Collateral Agent after the occurrence and during the continuance of a Default or Event of Default.

(g)           The Notes Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture, the Security Documents or the Intercreditor Agreement unless it shall first receive such advice or concurrence of the Trustee or the Holders of a majority in aggregate principal amount of the Notes as it determines and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Except as otherwise provided in the Security Documents, the Notes Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture, the Security Documents or the Intercreditor Agreement in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(h)           The Notes Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Issuer, the Trustee shall notify the Notes Collateral Agent thereof and promptly shall deliver such Collateral to the Notes Collateral Agent or otherwise deal with such Collateral in accordance with the Notes Collateral Agent’s instructions.

(i)             Neither the Trustee nor the Notes Collateral Agent shall have any obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that any Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Grantor’s property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Notes Collateral Agent pursuant to this Indenture, any Security Document or the Intercreditor Agreement other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the Notes or as otherwise provided in the Security Documents.

(j)             Notwithstanding anything to the contrary contained in this Indenture, the Intercreditor Agreement or the Security Documents, in the event the Notes Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Notes Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Notes Collateral Agent has determined that the Notes Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances. The Notes Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Issuer or the Holders to be sufficient.

(k)            The Notes Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture, the Intercreditor Agreement and the Security Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Notes Collateral Agent may agree in writing with the Issuer (and money held in trust by the Notes Collateral Agent need not be segregated from other funds except to the extent required by law).

(l)             The Notes Collateral Agent shall exercise reasonably care in the custody of any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon. The Notes Collateral Agent shall be deemed to have exercised reasonable care in the custody of Collateral in its possession if the Collateral is accorded treatment substantially equal to that which they accord similar property held for its own benefit and shall not be liable or responsible for any loss or diminution in value of any of the Collateral, including, without limitation, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Notes Collateral Agent in good faith.

(m)           The parties hereto and the Holders hereby agree and acknowledge that neither the Notes Collateral Agent nor the Trustee shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Intercreditor Agreement, the Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the Intercreditor Agreement and the Security Documents, the Notes Collateral Agent or the Trustee may hold or obtain indicia of ownership primarily to protect the security interest of the Notes Collateral Agent or the Trustee in the Collateral and that any such actions taken by the Notes Collateral Agent or the Trustee shall not be construed as or otherwise constitute any participation in the management of such Collateral. In the event that the Notes Collateral Agent or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Notes Collateral Agent’s or the Trustee’s sole discretion may cause the Notes Collateral Agent or the Trustee to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Notes Collateral Agent or the Trustee to incur liability under CERCLA or any other federal, state or local law, the Notes Collateral Agent and the Trustee reserves the right, instead of taking such action, to either resign as the Notes Collateral Agent or the Trustee or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Notes Collateral Agent nor the Trustee shall be liable to the Issuer, the Issuer, the Subsidiary Guarantors or any other Person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Notes Collateral Agent’s or the Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for property to be possessed, owned, operated or managed by any Person (including the Notes Collateral Agent or the Trustee) other than the Issuer or the Subsidiary Guarantors, subject to the terms of the Security Documents, a majority in interest of Holders shall direct the Notes Collateral Agent or the Trustee to appoint an appropriately qualified Person (excluding the Notes Collateral Agent or the Trustee) who they shall designate to possess, own, operate or manage, as the case may be, the property.

(n)           Upon the receipt by the Notes Collateral Agent of a written request of the Issuer signed by an Officer (a “Security Document Order”), the Notes Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Security Document to be executed after the Issue Date. Such Security Document Order shall (i) state that it is being delivered to the Notes Collateral Agent pursuant to, and is a Security Document Order referred to in, this Section 11.02(n), and (ii) instruct the Notes Collateral Agent to execute and enter into such Security Document; provided that in no event shall the Notes Collateral Agent be required to enter into a Security Document that it determines adversely affects the Notes Collateral Agent in a commercially unreasonable manner (taking into account other security documents it has recently agreed to in similar secured notes transactions). Holders, by their acceptance of the Notes, hereby authorize and direct the Notes Collateral Agent to execute such Security Documents.

(o)           The holders of Notes agree that the Notes Collateral Agent shall be entitled to the rights, privileges, protections, immunities, indemnities and benefits provided to the Notes Collateral Agent by the Security Documents.

(p)           If the Issuer or any Subsidiary Guarantor Incurs Other First-Priority Obligations at any time when no intercreditor agreement is in effect or at any time when Indebtedness constituting Other First-Priority Obligations entitled to the benefit of the Intercreditor Agreement is concurrently retired, and (ii) delivers to the Notes Collateral Agent an Officer’s Certificate so stating and requesting the Notes Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the Intercreditor Agreement) in favor of a designated agent or representative for the holders of the Other First-Priority Obligations so Incurred, the Notes Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement, bind the holders on the terms set forth therein and perform and observe its obligations thereunder. The Notes Collateral Agent shall have no duty or obligation to enter into any such intercreditor agreement which affects its own rights or duties in a manner adverse from its rights and duties under the Intercreditor Agreement unless such agreement is satisfactory to the Notes Collateral Agent in its sole discretion with respect thereto; provided that, for the avoidance of doubt, the Notes Collateral Agent shall have no responsibility for the terms or sufficiency of any such intercreditor agreement for any purpose.

(q)           If the Issuer or any Subsidiary Guarantor Incurs Obligations at any time when no intercreditor agreement is in effect and delivers to the Notes Collateral Agent an Officer’s Certificate so stating and requesting the Notes Collateral Agent enter into an intercreditor agreement in favor of a designated agent or representative for the holders of the Obligations so Incurred, the Notes Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (including without limitation, any First Lien/Second Lien Intercreditor Agreement, any Permitted Pari Passu Intercreditor Agreement and any Permitted Junior Intercreditor Agreement), bind the holders on the terms set forth therein and perform and observe its obligations thereunder. The Notes Collateral Agent shall have no duty or obligation to enter into any such intercreditor agreement which affects its own rights or duties unless in a manner adverse from its rights and duties under the Intercreditor Agreement such agreement is satisfactory to the Notes Collateral Agent in its sole discretion with respect thereto; provided that, for the avoidance of doubt, the Notes Collateral Agent shall have no responsibility for the terms or sufficiency of any such intercreditor agreement for any purpose.

(r)            At all times when U.S. Bank National Association is not the Notes Collateral Agent, the Issuer will deliver to the Trustee copies of all Security Documents delivered to the Notes Collateral Agent and copies of all documents delivered to the Notes Collateral Agent pursuant to this Indenture and the Security Documents.

(s)            The Notes Collateral Agent may resign at any time upon 30-days’ written notice to the Trustee and the Issuer, such resignation to be effective upon the acceptance of a successor agent to its appointment as Notes Collateral Agent. The Notes Collateral Agent may be removed by the Issuer at any time, upon thirty days written notice to the Notes Collateral Agent. If the Notes Collateral Agent resigns or is removed under this Indenture, the Issuer shall appoint a successor collateral agent. If no successor collateral agent is appointed and has accepted such appointment within 30 days after the Notes Collateral Agent gave notice of resignation or was removed, the retiring Notes Collateral Agent may (at the expense of the Issuer), at its option, appoint a successor Notes Collateral Agent or petition a court of competent jurisdiction for the appointment of a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Notes Collateral Agent, and the term “Notes Collateral Agent” shall mean such successor collateral agent, and the retiring or removed Notes Collateral Agent’s appointment, powers and duties as the Notes Collateral Agent shall be terminated. After the retiring Notes Collateral Agent’s resignation or removal hereunder, the provisions of this Section 11.02 (and Section 7.07) shall continue to inure to its benefit and the retiring or removed Notes Collateral Agent shall not by reason of such resignation or removal be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Notes Collateral Agent under this Indenture.

(t)            In each case that the Notes Collateral Agent may or is required hereunder or under any Security Document or any Intercreditor Agreement to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any Security Document or any Intercreditor Agreement, the Notes Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. The Notes Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. If the Notes Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Notes Collateral Agent shall be entitled to refrain from such Action unless and until the Notes Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, and the Notes Collateral Agent shall not incur liability to any Person by reason of so refraining.

(u)           Before the Notes Collateral Agent acts or refrains from acting in each case at the request or direction of the Issuer or the Subsidiary Guarantors, it may require an Officer’s Certificate and an Opinion of Counsel, which shall conform to the provisions of this Section 11.02. The Notes Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(v)           Notwithstanding anything to the contrary contained herein but subject to the Security Documents, the Notes Collateral Agent shall act pursuant to the instructions of the Holders and the Trustee solely with respect to the Security Documents and the Collateral.

(w)           The Notes Collateral Agent, in executing and performing its duties under the Security Documents, shall be entitled to all of the rights, protections, immunities and indemnities granted to it hereunder, including after the satisfaction and discharge of this Indenture or the payment in full of the Notes.

Section 11.03     Authorization of Actions to Be Taken. (a) Each holder of Notes, by its acceptance thereof, consents and agrees to the terms of each Security Document and the Intercreditor Agreement as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and/or the Notes Collateral Agent to enter into the Intercreditor Agreement and the Security Documents to which it is a party, authorizes and empowers the Trustee to direct the Notes Collateral Agent to enter into, and the Notes Collateral Agent to execute and deliver, the Security Documents and Intercreditor Agreement and authorizes and empowers the Trustee and the Notes Collateral Agent to bind the holders of Notes and other holders of Obligations as set forth in the Security Documents to which it is a party and the Intercreditor Agreement and to perform its obligations and exercise its rights and powers thereunder. For the avoidance of doubt, except as otherwise provided in the Security Documents, the Notes Collateral Agent shall have no discretion under this Indenture, the Intercreditor Agreement or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes or the Trustee, as applicable.

(b)           The Trustee and the Notes Collateral Agent are authorized and empowered to receive for the benefit of the holders of Notes any funds collected or distributed under the Security Documents to which the Notes Collateral Agent or Trustee is a party and to make further distributions of such funds to the holders of Notes according to the provisions of this Indenture.

(c)            Subject to the provisions of Article VI, Section 7.01 and Section 7.02 hereof, the Intercreditor Agreement and the Security Documents, upon the occurrence and continuance of an Event of Default, the Trustee may, in its sole discretion and without the consent of the holders, direct, on behalf of the holders, the Notes Collateral Agent to take all actions it deems necessary or appropriate in order to:

(1)            foreclose upon or otherwise enforce any or all of the Liens securing the Notes Obligations;

(2)            enforce any of the terms of the Security Documents to which the Notes Collateral Agent or Trustee is a party; or

(3)            collect and receive payment of any and all Obligations.

Subject to the Intercreditor Agreement, the Trustee is authorized and empowered to institute and maintain, or direct the Notes Collateral Agent to institute and maintain, such suits and proceedings as it may deem expedient to protect or enforce the Liens securing the Notes Obligations or the Security Documents to which the Notes Collateral Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents to which the Notes Collateral Agent or Trustee is a party or this Indenture, and such suits and proceedings as the Trustee or the Notes Collateral Agent may deem expedient to preserve or protect its interests and the interests of the holders of Notes in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of holders, the Trustee or the Notes Collateral Agent.

Section 11.04     Release of Liens. (a) Notwithstanding anything to the contrary in the Security Documents, Collateral may be released from the Lien and security interest created by the Security Documents to secure the Notes Obligations and obligations under this Indenture at any time or from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreement or as provided hereby. The applicable assets included in the Collateral shall be automatically released from the Liens securing the Notes, and the applicable Subsidiary Guarantor shall be automatically released from its obligations under this Indenture and the Security Documents, under any one or more of the following circumstances or any applicable circumstance as provided in the Intercreditor Agreement or the Security Documents:

(1)            to enable the Issuer or any Subsidiary Guarantor to consummate the disposition (other than any disposition to the Issuer or another Subsidiary Guarantor) of such property or assets to the extent not prohibited under Section 4.06;

(2)            in respect of the property and assets of a Subsidiary Guarantor, (i) upon the designation of such Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.04 and the definition of “Unrestricted Subsidiary”, and such Subsidiary Guarantor shall be automatically released from its obligations hereunder and under the Security Documents or (ii) upon the release of such Guarantee pursuant to Section 12.02(b);

(3)            in respect of the property and assets of a Subsidiary Guarantor, upon the release or discharge of the Guarantee by such Subsidiary Guarantor in accordance with this Indenture;

(4)            in respect of any property and assets of the Issuer or a Subsidiary Guarantor that would constitute Collateral but is at such time not subject to a Lien securing First-Priority Obligations (other than the Notes Obligations), other than any property or assets that cease to be subject to a Lien securing First-Priority Obligations in connection with a Discharge of First-Priority Obligations; provided that if such property and assets are subsequently subject to a Lien securing First-Priority Obligations (other than Excluded Property), such property and assets shall subsequently constitute Collateral under this Indenture;

(5)            in respect of any Common Collateral transferred to a third party or otherwise disposed of in connection with any enforcement by the Notes Collateral Agent in accordance with the Intercreditor Agreement;

(6)            pursuant to an amendment or waiver in accordance with Article IX; and

(7)            if the Notes have been discharged or defeased pursuant to Section 8.01.

In addition, (i) the security interests granted pursuant to the Security Documents securing the Notes Obligations shall automatically terminate and/or be released all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the applicable Pledgors (as defined in the Collateral Agreement), as of the date when all the Notes Obligations (other than contingent or unliquidated obligations or liabilities not then due) have been paid in full in cash or immediately available funds; and (ii) the security interests granted pursuant to the Security Documents securing the Notes Obligations shall automatically terminate as of the date when the holders of at least two thirds in aggregate principal amount of all Notes issued under this Indenture consent to the termination of the Security Documents.

In connection with any termination or release pursuant to this Section 11.04(a), the Notes Collateral Agent shall execute and deliver to any Pledgor (as defined in the Collateral Agreement), at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release (including, without limitation, UCC termination statements), and will duly assign and transfer to such Pledgor, such of the Pledged Collateral (as defined in the Collateral Agreement) that may be in the possession of the Notes Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Indenture or the Security Documents. Any execution and delivery of documents pursuant to this Section 11.04(a) shall be without recourse to or warranty by the Notes Collateral Agent. In connection with any release pursuant to this Section 11.04(a), the Pledgors shall be permitted to take any action in connection therewith consistent with such release including, without limitation, the filing of UCC termination statements.

Upon the receipt of an Officer’s Certificate from the Issuer, as described in Section 11.04(b) below, if applicable, and any necessary or proper instruments of termination, satisfaction or release prepared by the Issuer, the Notes Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents or the Intercreditor Agreement.

(b)           Notwithstanding anything herein to the contrary, in connection with (x) any release of Collateral pursuant to Section 11.04(a)(2), (3) or (6), such Collateral may not be released from the Lien and security interest created by the Security Documents and (y) any release of Collateral pursuant to Section 11.04(a)(1), (4) and (5) the Notes Collateral Agent shall not be required to execute, deliver or acknowledge any instruments of termination, satisfaction or release unless, in each case, an Officer’s Certificate (upon which the Notes Collateral Agent shall be entitled to conclusively rely) certifying that all conditions precedent, including, without limitation, this Section 11.04, have been met and stating under which of the circumstances set forth in Section 11.04(a) above the Collateral is being released have been delivered to the Notes Collateral Agent on or prior to the date of such release or, in the case of clause (y) above, the date on which the Notes Collateral Agent executes any such instrument.

Section 11.05     Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XI upon the Issuer or the Subsidiary Guarantors with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or the Subsidiary Guarantors or of any officer or officers thereof required by the provisions of this Article XI; and if the Trustee, Notes Collateral Agent or a nominee of the Trustee or Notes Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee, Notes Collateral Agent or a nominee of the Trustee or Notes Collateral Agent.

Section 11.06     Release Upon Termination of the Issuer’s Obligations. In the event (i) that the Issuer delivers to the Trustee, in form and substance acceptable to it, an Officer’s Certificate (upon which the Notes Collateral Agent shall be entitled to conclusively rely) certifying that all the obligations under this Indenture, the Notes and the Security Documents (in each case, other than contingent or unliquidated obligations or liabilities not then due) have been satisfied and discharged by the payment in full of the Issuer’s obligations under the Notes, this Indenture and the Security Documents (in each case, other than contingent or unliquidated obligations or liabilities not then due), and all such obligations have been so satisfied, or (ii) a discharge, legal defeasance or covenant defeasance of this Indenture occurs under Article VIII, the Trustee shall deliver to the Issuer and the Notes Collateral Agent a notice stating that the Trustee, on behalf of the holders, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Security Documents, and upon receipt by the Notes Collateral Agent of such notice, the Notes Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall do or cause to be done all acts reasonably necessary at the request and expense of the Issuer to release such Lien as soon as is reasonably practicable.

Section 11.07     Designations. Except as provided in the next sentence, for purposes of the provisions hereof and the Intercreditor Agreement requiring the Issuer to designate Indebtedness for the purposes of the terms Other First-Priority Obligations, Junior Lien Obligations or any other such designations hereunder or under the Intercreditor Agreement, any such designation shall be sufficient if the relevant designation provides in writing that such Other First-Priority Obligations or Junior Lien Obligations are permitted under this Indenture and is signed on behalf of the Issuer by an Officer and delivered to the Trustee and the Notes Collateral Agent. For all purposes hereof and the Intercreditor Agreement, the Issuer hereby designates the Obligations pursuant to the Credit Agreement as in effect on the Escrow Release Date as First-Priority Obligations.

Article XII

GUARANTEE

Section 12.01     Guarantee.

(a)            Each Subsidiary Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees, on a senior basis, as a primary obligor and not merely as a surety, to each holder and to the Trustee and its successors and assigns (i) the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Issuer under this Indenture and the Notes, whether for payment of principal of, premium, if any, or interest (or additional interest, if any) on the Notes and all other monetary obligations of the Issuer under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). The Guaranteed Obligations of all Subsidiary Guarantors shall be secured by first-priority security interests (subject to Permitted Liens and Liens permitted by Section 4.12) in the Collateral owned by such Subsidiary Guarantor on a pari passu basis with all other First-Priority Lien Obligations pursuant to the terms of the Security Documents and the Intercreditor Agreement. Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from any Subsidiary Guarantor, and that each Subsidiary Guarantor shall remain bound under this Article XII notwithstanding any extension or renewal of any Guaranteed Obligation.

(b)           Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (i) the failure of any holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Notes or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any holder or the Trustee for the Guaranteed Obligations or each Subsidiary Guarantor; (v) the failure of any holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of each Subsidiary Guarantor, except as provided in Section 12.02(b), 12.02(c) and 12.02(d). Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Subsidiary Guarantors, such that such Subsidiary Guarantor’s obligations would be less than the full amount claimed.

(c)            Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuer first be used and depleted as payment of the Issuer’s or such Subsidiary Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Subsidiary Guarantor hereunder. Each Subsidiary Guarantor hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against such Subsidiary Guarantor.

(d)            Each Subsidiary Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e)            The Guarantee of each Subsidiary Guarantor is, to the extent and in the manner set forth in Article XII, equal in right of payment to all existing and future Pari Passu Indebtedness, senior in right of payment to all existing and future Subordinated Indebtedness of such Subsidiary Guarantor. Pursuant to the Security Documents and the Intercreditor Agreement, the security interests securing the Guarantees will be equal in priority (subject to Permitted Liens and Liens permitted by Section 4.12) to all security interests in the Collateral granted to secure the First-Priority Obligations.

(f)             Except as expressly set forth in Sections 8.01(b), 12.02 and 12.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of any Subsidiary Guarantor as a matter of law or equity.

(g)            Each Subsidiary Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

(h)            In furtherance of the foregoing and not in limitation of any other right which any holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuer to the holders and the Trustee.

(i)            Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purposes of this Section 12.01.

(j)            Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses) Incurred by the Trustee, the Notes Collateral Agent or any holder in enforcing any rights under this Section 12.01.

(k)            Upon request of the Trustee, each Subsidiary Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 12.02       Limitation on Liability.

(a)            Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by each Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed by the applicable Subsidiary Guarantor without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or capital maintenance or corporate benefit rules applicable to guarantees for obligations of affiliates.

(b)           A Guarantee shall terminate and be of no further force or effect and such Guarantee shall be deemed to be released from all obligations under this Article XII upon:

(i)            the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary), of the applicable Subsidiary Guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of this Indenture;

(ii)           the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the provisions of Section 4.04 and the definition of “Unrestricted Subsidiary”;

(iii)          the release or discharge of the guarantee by such Subsidiary Guarantor of the Credit Agreement, or the release or discharge of the guarantee by such Subsidiary Guarantor of such other Indebtedness which resulted in the obligation to guarantee the Notes;

(iv)          the Issuer’s exercise of its legal defeasance option or covenant defeasance option under Article VIII or if the Issuer’s obligations under this Indenture are discharged in accordance with the terms of this Indenture;

(v)          such Restricted Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest in favor of the Notes Obligations, subject to, in each case, the application of the proceeds of such foreclosure in accordance with Section 11.04; and

(vi)          the occurrence of a Covenant Suspension Event.

(c)           A Restricted Subsidiary’s Guarantee will also be automatically released upon the applicable subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing Bank Indebtedness or other exercise of remedies in respect thereof.

Section 12.03       [Intentionally Omitted].

Section 12.04       Successors and Assigns. This Article XII shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the holders and, in the event of any transfer or assignment of rights by any holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 12.05       No Waiver. Neither a failure nor a delay on the part of either the Trustee or the holders in exercising any right, power or privilege under this Article XII shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XII at law, in equity, by statute or otherwise.

Section 12.06       Modification. No modification, amendment or waiver of any provision of this Article XII, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle any Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 12.07      Execution of Supplemental Indenture for Future Subsidiary Guarantors. Each Subsidiary which is required to become a Subsidiary Guarantor of the Notes pursuant to Section 4.11 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit D hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article XII and shall guarantee the Notes. Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel and an Officer’s Certificate certifying that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Subsidiary Guarantor is a valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms and/or to such other matters as the Trustee may reasonably request.

Section 12.08      Non-Impairment. The failure to endorse a Guarantee on any Note shall not affect or impair the validity thereof.

Article XIII

MISCELLANEOUS

Section 13.01      [Intentionally Omitted]

Section 13.02      Notices.

(a)            Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile or mailed by first-class mail addressed as follows:

if to the Issuer or a Subsidiary Guarantor:

c/o Adtalem Global Education Inc.
500 West Monroe Street, 27th Floor
Chicago, Illinois, 60661
Attention: Chaka Patterson, Senior Vice President and General Counsel
Fax: (630) 515-4555

with copies to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Attention: Laura A. Kaufmann Belkhayat
Fax: (917) 777-2439

if to the Trustee and the Notes Collateral Agent:

U.S. Bank National Association
West Side Flats
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107
Attention: Global Corporate Trust Services

Fax: (651) 466-7430

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)            Any notice or communication mailed to a holder shall be mailed, first class mail, to the holder at the holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

(c)            Failure to mail a notice or communication to a holder or any defect in it shall not affect its sufficiency with respect to other holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee are effective only if received.

The Trustee may, in its sole discretion, agree to accept and act upon instructions or directions pursuant to this Indenture sent by e-mail, facsimile transmission or other similar electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s good faith understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s good faith reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Notwithstanding anything to the contrary contained herein, as long as the Notes are in the form of a Global Note, notice to the holders may be made electronically in accordance with procedures of the Depository.

Section 13.03       [Intentionally Omitted]

Section 13.04      Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

(a)            an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)            an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 13.05      Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

(a)            a statement that the individual making such certificate or opinion has read such covenant or condition;

(b)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)            a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)            a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 13.06      When Notes Disregarded. In determining whether the holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, the Subsidiary Guarantors or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or the Subsidiary Guarantors shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

Section 13.07      Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the holders. The Registrar and a Paying Agent may make reasonable rules for their functions.

Section 13.08      Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular Record Date is not a Business Day, the Record Date shall not be affected.

Section 13.09      Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

Section 13.10      No Recourse Against Others. No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuer or of any Subsidiary Guarantor or any direct or indirect parent companies, as such, shall have any liability for any obligations of the Issuer or any Subsidiary Guarantor under the Notes, the Guarantees or this Indenture, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.11      Successors. All agreements of the Issuer and the Subsidiary Guarantors in this Indenture and the Notes shall bind such person’s successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 13.12      Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

Signatures of the parties hereto transmitted by Electronic Signature (including, without limitation, electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider identified by any other party hereto and acceptable to the Trustee or Notes Collateral Agent) shall be deemed to be their original signatures for all purposes. In furtherance of the foregoing, the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Indenture or the Security Documents and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, neither the Trustee nor the Notes Collateral Agent is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee, or the Notes Collateral Agent, as applicable, pursuant to procedures approved by the Trustee or the Notes Collateral Agent, as applicable. As used herein, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or other record.

Section 13.13      Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 13.14      Indenture Controls. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

Section 13.15      Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 13.16      Intercreditor Agreement. The terms of this Indenture are subject to the terms of the Intercreditor Agreement.

Section 13.17     Waiver of Jury Trial. EACH OF THE ISSUERS, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

ADTALEM ESCROW CORPORATION

By:
Name:
Title:

[Signature Page to Indenture]

U.S. BANK NATIONAL ASSOCIATION, not in
its individual capacity, but solely as Trustee and
Notes Collateral Agent

By:
Name:
Title:

[Signature Page to Indenture]

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES, NOTES FOLLOWING THE ESCROW RELEASE DATE AND ADDITIONAL NOTES

1.              Definitions.

1.1            Definitions.

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Definitive Note” means a certificated Initial Note or Additional Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Global Notes Legend” means the legend set forth under that caption in the applicable Exhibit to this Indenture.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Initial Purchasers” means Morgan Stanley & Co. LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, MUFG Securities Americas Inc. and Fifth Third Securities, Inc.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Notes” means all Initial Notes offered and sold outside the United States in reliance on Regulation S.

“Restricted Notes Legend” means the legend set forth in Section 2.2(f)(i) herein.

“Restricted Period,” with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer to the Trustee, and (b) the Issue Date, and with respect to any Additional Notes that are Transfer Restricted Notes, it means the comparable period of 40 consecutive days.

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

Appendix A-1

“Rule 144A Notes” means all Initial Notes offered and sold to QIBs in reliance on Rule 144A.

“Transfer Restricted Definitive Notes” means Definitive Notes that bear or are required to bear or are subject to the Restricted Notes Legend.

“Transfer Restricted Global Notes” means Global Notes that bear or are required to bear or are subject to the Restricted Notes Legend.

“Transfer Restricted Notes” means the Transfer Restricted Definitive Notes and Transfer Restricted Global Notes.

“Unrestricted Definitive Notes” means Definitive Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.

“Unrestricted Global Notes” means Global Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.

1.2            Other Definitions.

Term:	Defined in Section:
Agent Members	2.1(b)
Global Notes	2.1(b)
Regulation S Global Notes	2.1(b)
Rule 144A Global Notes	2.1(b)

2.             The Notes.

2.1            Form and Dating; Global Notes.

(a)            The Initial Notes issued on the date hereof will be (i) privately placed by the Issuer pursuant to the Offering Memorandum and (ii) sold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501. Additional Notes offered after the date hereof may be offered and sold by the Issuer from time to time pursuant to one or more agreements in accordance with applicable law.

(b)            Global Notes. (i) Except as provided in clause (d) below, Rule 144A Notes initially shall be represented by one or more Notes in definitive, fully registered, global form without interest coupons (collectively, the “Rule 144A Global Notes”).

Regulation S Notes initially shall be represented by one or more Notes in fully registered, global form without interest coupons (collectively, the “Regulation S Global Notes”), which shall be registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear or Clearstream.

Appendix A-2

The term “Global Notes” means the Rule 144A Global Notes and the Regulation S Global Notes. The Global Notes shall bear the Global Note Legend. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Restricted Notes Legend.

Members of, or direct or indirect participants in, the Depository (collectively, the “Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes. The Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

(ii)           Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.2. In addition, a Global Note shall be exchangeable for Definitive Notes if (x) the Depository (1) notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note and the Issuer thereupon fail to appoint a successor depository or (2) has ceased to be a clearing agency registered under the Exchange Act or (y) there shall have occurred and be continuing an Event of Default with respect to such Global Note and a request has been made for such exchange; provided that in no event shall the Regulation S Global Note be exchanged by the Issuer for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. In all cases, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.

(iii)          In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to subsection (i) of this Section 2.1(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and, upon written order of each Issuer signed by an Officer, the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(iv)         Any Transfer Restricted Note delivered in exchange for an interest in a Global Note pursuant to Section 2.2 shall, except as otherwise provided in Section 2.2, bear the Restricted Notes Legend.

Appendix A-3

(v)           Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in a Regulation S Global Note may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2.

(vi)          The holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Notes.

2.2           Transfer and Exchange.

(a)           Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except as set forth in Section 2.1(b). Global Notes will not be exchanged by the Issuer for Definitive Notes except under the circumstances described in Section 2.1(b)(ii). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.08 of this Indenture. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.2(b).

(b)           Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Transfer Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)            Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Transfer Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Transfer Restricted Global Note in accordance with the transfer restrictions set forth in the Restricted Notes Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. A beneficial interest in an Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).

(ii)            All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 2.2(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note pursuant to Section 2.2(i).

Appendix A-4

(iii)          Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in a Transfer Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Note if the transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A)            if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note; and

(B)            if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note.

(iv)          Transfer and Exchange of Beneficial Interests in a Transfer Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in a Transfer Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A)            if the holder of such beneficial interest in a Transfer Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or

(B)            if the holder of such beneficial interest in a Transfer Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Issuer or the Registrar so request or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

Appendix A-5

(v)           Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Transfer Restricted Global Note. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Note.

(c)           Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes. A beneficial interest in a Global Note may not be exchanged for a Definitive Note except under the circumstances described in Section 2.1(b)(ii). A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Definitive Note except under the circumstances described in Section 2.1(b)(ii). In any case, beneficial interests in Global Notes shall be transferred or exchanged only for Definitive Notes.

(d)           Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. Transfers and exchanges of Definitive Notes for beneficial interests in the Global Notes also shall require compliance with either subparagraph (i), (ii) or (iii) below, as applicable:

(i)            Transfer Restricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes. If any holder of a Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in a Transfer Restricted Global Note or to transfer such Transfer Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)            if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Note for a beneficial interest in a Transfer Restricted Global Note, a certificate from such holder in the form attached to the applicable Note;

(B)            if such Transfer Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate from such holder in the form attached to the applicable Note;

(C)            if such Transfer Restricted Definitive Note is being transferred to a Non U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such holder in the form attached to the applicable Note;

(D)            if such Transfer Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such holder in the form attached to the applicable Note;

Appendix A-6

(E)            if such Transfer Restricted Definitive Note is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from such holder in the form attached to the applicable Note, including the certifications, certificates and Opinion of Counsel, if applicable; or

(F)            if such Transfer Restricted Definitive Note is being transferred to the Issuer or a Subsidiary thereof, a certificate from such holder in the form attached to the applicable Note;

the Trustee shall cancel the Transfer Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of the appropriate Transfer Restricted Global Note.

(ii)           Transfer Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of a Transfer Restricted Definitive Note may exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Transfer Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)            if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or

(B)            if the holder of such Transfer Restricted Definitive Notes proposes to transfer such Transfer Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Issuer or the Registrar so request or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an written order of the Issuer in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Notes transferred or exchanged pursuant to this subparagraph (ii).

Appendix A-7

(iii)          Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an written order of the Issuer in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Notes transferred or exchanged pursuant to this subparagraph (iii).

(iv)          Unrestricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Note.

(e)           Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a holder of Definitive Notes and such holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder or by its attorney, duly authorized in writing. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).

(i)            Transfer Restricted Definitive Notes to Transfer Restricted Definitive Notes. A Transfer Restricted Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Definitive Note if the Registrar receives the following:

(A)            if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;

(B)            if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;

(C)            if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Note;

Appendix A-8

(D)            if the transfer will be made to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (D) above, a certificate in the form attached to the applicable Note; and

(E)            if such transfer will be made to the Issuer or a Subsidiary thereof, a certificate in the form attached to the applicable Note.

(ii)           Transfer Restricted Definitive Notes to Unrestricted Definitive Notes. Any Transfer Restricted Definitive Note may be exchanged by the holder thereof for an Unrestricted Definitive Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A)            if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for an Unrestricted Definitive Note, a certificate from such holder in the form attached to the applicable Note; or

(B)            if the holder of such Transfer Restricted Definitive Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Issuer or the Registrar so request, an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)          Unrestricted Definitive Notes to Unrestricted Definitive Notes. A holder of an Unrestricted Definitive Note may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the holder thereof.

(iv)          Unrestricted Definitive Notes to Transfer Restricted Definitive Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Definitive Note.

At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

Appendix A-9

(f)            Legend.

(i)            Except as permitted by the following paragraph (iii), (iv) or (v), each Note certificate evidencing the Global Notes and any Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER, PARENT OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

Appendix A-10

“THE TERMS OF THIS SECURITY ARE SUBJECT TO THE TERMS OF THE Intercreditor Agreement among U.S. BANK NATIONAL ASSOCIATION, AS NOTES COLLATERAL AGENT and AS AUTHORIZED REPRESENTATIVE, AND the other parties from time to time party thereto, entered into ON the escrow release date, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with thE Indenture.”

Each Regulation S Note shall bear the following additional legend:

“BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”

Each Definitive Note shall bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(ii)           Upon any sale or transfer of a Transfer Restricted Definitive Note, the Registrar shall permit the holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Definitive Note if the holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).

(iii)          Upon a sale or transfer after the expiration of the Restricted Period of any Initial Note acquired pursuant to Regulation S, all requirements that such Initial Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note be issued in global form shall continue to apply.

Appendix A-11

(iv)           After a transfer of any Initial Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes, all requirements pertaining to the Restricted Notes Legend on any such Initial Note will cease to apply, the requirements requiring any such Initial Note issued to certain holders be issued in global form will continue to apply, and an Initial Note or an Initial Note in global form, in each case without restrictive transfer legends, will be available to the transferee of the holder of such Initial Notes upon exchange of such transferring holder’s certificated Initial Note or directions to transfer such holder’s interest in the Global Note, as applicable.

(v)            Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(g)            Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(h)            Obligations with Respect to Transfers and Exchanges of Notes.

(i)             To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii)            No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.06, 4.06, 4.08 and 9.05 of this Indenture).

(iii)           Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Appendix A-12

(iv)           All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(i)             No Obligation of the Trustee.

(i)             The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the holders and all payments to be made to the holders under the Notes shall be given or made only to the registered holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Appendix A-13

EXHIBIT A

[FORM OF FACE OF INITIAL NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Notes Legend for Notes Offered in Reliance on Regulation S]

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

[Restricted Notes Legend]

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER, PARENT OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

[Restricted Notes Legend]

“THE TERMS OF THIS SECURITY ARE SUBJECT TO THE TERMS OF THE Intercreditor Agreement AMONG U.S. BANK NATIONAL ASSOCIATION, AS NOTES Collateral Agent AND AN AUTHORIZED REPRESENTATIVE, and the other parties from time to time party thereto, entered into on the ESCROW RELEASE DATE, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with thE Indenture.”

[Definitive Notes Legend]

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

[FORM OF INITIAL NOTE]

ADTALEM ESCROW CORPORATION

No. [ ]	144A CUSIP No. 00737W AA7
144A ISIN No. US00737WAA71
REG S CUSIP No. U00740 AA5
REG S ISIN No. USU00740AA55
$[ ]

5.50% Senior Secured Note due 2028

ADTALEM ESCROW CORPORATION, a Delaware corporation, jointly and severally, promise to pay to Cede & Co., or registered assigns, the principal sum set forth on the Schedule of Increases or Decreases in Global Note attached hereto on April 1, 2021.

Interest Payment Dates: March 1 and September 1, commencing September 1, 2021

Record Dates: February 15 and August 15

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

ADTALEM ESCROW CORPORATION

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory

Dated:

*/	If the Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL NOTES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE.”

[FORM OF REVERSE SIDE OF INITIAL NOTE]

5.50% Senior Secured Note Due 2028

1.            Interest

ADTALEM ESCROW CORPORATION., a Delaware corporation (such entity, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Issuer shall pay interest semiannually on March 1 and September 1 of each year (each an “Interest Payment Date”), commencing September 1, 2021. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from March 1, 2021, until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.            Method of Payment

The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered holders at the close of business on February 15 or August 15 (each a “Record Date”) immediately preceding the Interest Payment Date even if Notes are canceled after the Record Date and on or before the Interest Payment Date (whether or not a Business Day). Holders must surrender Notes to the Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuer shall make all payments in respect of a certificated Note (including principal, premium, if any, and interest) at the office of the Paying Agent, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each holder thereof; provided, however, that payments on the Notes may also be made, in the case of a holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such holder elects payment by wire transfer by giving written notice to the Trustee or Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.            Paying Agent and Registrar

Initially, U.S. Bank National Association, as trustee under the Indenture (the “Trustee”), will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent or Registrar without notice. Parent or any of its domestically incorporated Subsidiaries may act as Paying Agent or Registrar.

4.            Indenture

The Issuer issued the Notes under an Indenture dated as of March 1, 2021 (the “Indenture”), among the Issuer, the Subsidiary Guarantors party thereto from time to time and the Trustee. Capitalized terms used herein are used as defined in the Indenture, unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and the holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

The Notes are senior obligations of the Issuer, and following the Escrow Release Date, will be senior secured obligations of the Issuer. This Note is one of the Initial Notes referred to in the Indenture. The Notes include the Initial Notes and any Additional Notes. The Initial Notes and any Additional Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, Incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of the Issuer and such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or Incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of each Issuer and each Subsidiary Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

5.            Redemption

On or after March 1, 2024 the Issuer may redeem the Notes at their option, in whole at any time or in part from time to time, upon not less than 15 nor more than 60 days’ prior notice mailed by the Issuer by first-class mail or delivered electronically if held by DTC (except that such redemption notice may be delivered more than 60 days prior to a redemption date if the notice is conditional (as described below) or is issued in connection with a defeasance of the notes or a satisfaction and discharge of the Indenture pursuant to Article VIII thereof), to each holder’s registered address, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on April 1 of the years set forth below:

Period	Redemption Price
2024	102.750%
2025	101.375%
2026 and thereafter	100.000%

In addition, prior to March 1, 2024, the Issuer may redeem the Notes at their option, in whole at any time or in part from time to time, upon not less than 15 nor more than 60 days’ prior notice mailed by the Issuer by first-class mail to each holder’s registered address, or delivered electronically if held by DTC (except that such redemption notice may be delivered more than 60 days prior to a redemption date if the notice is conditional or is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture), at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and additional interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

The Issuer shall calculate the Applicable Premium and the Trustee shall have no obligation to confirm or verify any such calculation.

Notwithstanding the foregoing, at any time and from time to time on or prior to March 1, 2024, the Issuer may redeem in the aggregate up to 40% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the net cash proceeds of one or more Equity Offerings by the Issuer, at a redemption price (expressed as a percentage of principal amount thereof) of 105.500%, plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that at least 50% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 15 nor more than 60 days’ notice mailed, or delivered electronically if held by DTC, by the Issuer to each holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

Notice of any redemption upon any Equity Offering may be given prior to the completion thereof. In addition, any such redemption described above or notice thereof may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering in the case of a redemption upon completion of an Equity Offering.

6.            Special Mandatory Redemption Event

This Note is subject to a Special Mandatory Redemption Event if, among other things, the Acquisition does not occur on or prior to the Outside Date, as further described in the Indenture and the Escrow Agreement. This Note is also subject to optional redemption, and may be the subject of an Asset Sale Offer or a Change of Control Offer, as further described in the Indenture. Except in the case of a Special Mandatory Redemption Event, the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.            Notice of Redemption

Notices of redemption will be mailed by first class mail at least 15 but not more than 60 days before the redemption date, to each holder of Notes to be redeemed at its registered address (with a copy to the Trustee) or otherwise in accordance with the procedures of the Depository Trust Company (“DTC”), except that redemption notices may be mailed more than 60 days prior to the redemption date if the notice is conditional or issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Article VIII thereof. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date, interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

8.            Repurchase of Notes at the Option of the Holders upon Change of Control and Asset Sales

Upon the occurrence of a Change of Control, each holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Issuer to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), as provided in, and subject to the terms of, the Indenture.

In accordance with Section 4.06 of the Indenture, the Issuer will be required to offer to purchase Notes upon the occurrence of certain events.

9.            Ranking and Collateral

From the Escrow Release Date, these Notes and the Guarantees will be secured by first-priority security interest in the Collateral pursuant to the Security Documents. The Liens upon any and all Collateral are, to the extent and in the manner provided in the Intercreditor Agreement, equal in ranking with all present and future Liens securing First-Priority Obligations and will be senior in ranking to all present and future Liens securing Junior Lien Obligations.

10.          Denominations; Transfer; Exchange

The Notes are in registered form, without coupons, in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A holder shall register the transfer of or exchange of the Notes in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed.

11.          Persons Deemed Owners

The registered holder of this Note shall be treated as the owner of it for all purposes.

12.          Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Issuer at their written request unless an abandoned property law designates another Person. After any such payment, the holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

13.          Discharge and Defeasance

Subject to certain conditions, the Issuer at any time may terminate some of or all their obligations under the Notes and the Indenture if the Issuer deposit with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

14.          Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding and (ii) any past default or compliance with any provisions may be waived with the written consent of the holders of at least a majority in principal amount of the Notes then outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any holder, the Issuer, the Trustee and the Notes Collateral Agent may amend the Indenture, the Notes, the Guarantees, the Security Documents or the Intercreditor Agreement (i) to cure any ambiguity, omission, mistake, defect or inconsistency; (ii) to provide for the assumption by a Successor Company (with respect to the Issuer) of the obligations of the Issuer under the Indenture and the Notes (including in connection with assumption of the Escrow Issuer’s obligations by the Company pursuant to the Transactions); (iii) to provide for the assumption by a Successor Subsidiary Guarantor (with respect to any Subsidiary Guarantor), as the case may be, of the obligations of a Subsidiary Guarantor under the Indenture, its Guarantee and the Security Documents; (iv) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated notes are not “registration required obligations” within the meaning of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(A) of the Code); (v) to add a Guarantee or collateral with respect to the Notes; (vi) to secure the Notes Obligations; (vii) to release Collateral as permitted by the Indenture and the Intercreditor Agreement; (viii) to add additional secured creditors holding Other First-Priority Obligations or other Junior Lien Obligations so long as such obligations are not prohibited by the Indenture or the Security Documents; (ix) to add to the covenants for the benefit of the holders or to surrender any right or power conferred upon the Issuer or any Subsidiary Guarantor; (x) to make any change that does not adversely affect the rights of any holder; (xi) to conform the text of the Indenture, Guarantees, the Notes, the Escrow Agreement, the Security Documents or the Intercreditor Agreement, to any provision of the “Description of Notes” in the Offering Memorandum to the extent that such provision in the “Description of Notes” in the Offering Memorandum was intended by the Issuer to be a verbatim recitation of a provision of the Indenture, Guarantees, the Notes, the Escrow Agreement, the Security Documents or the Intercreditor Agreement, as applicable, as stated in an Officer’s Certificate; or (xii) to make changes to provide for the issuance of Additional Notes.

15.          Defaults and Remedies

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) occurs and is continuing, the Trustee by notice to the Issuer or the holders of at least 25% in principal amount of outstanding Notes by notice to the Issuer, with a copy to the Trustee, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

The Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such holder has previously given the Trustee notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and (v) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount of outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability; provided, that the Trustee shall not have an affirmative duty to determine whether any action is prejudicial to the rights of holders. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

16.          Trustee Dealings with the Issuer

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or their Affiliates and may otherwise deal with the Issuer or their Affiliates with the same rights it would have if it were not Trustee.

17.            No Recourse Against Others

No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuer or any Subsidiary Guarantor or any direct or indirect parent companies, as such, will have any liability for any obligations of the Issuer or any Subsidiary Guarantor under the Notes, the Indenture or the Guarantees, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability.

18.          Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

19.          Abbreviations

Customary abbreviations may be used in the name of a holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.          Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

21.          CUSIP Numbers; ISINs

The Issuer have caused CUSIP numbers and ISINs to be printed on the Notes and have directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any holder of Notes upon written request and without charge to the holder a copy of the Indenture which has in it the text of this Note.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint               agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring while this Note is still a Transfer Restricted Definitive Note or a Transfer Restricted Global Note, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer; or
(2)	☐	to the Registrar for registration in the name of the holder, without transfer; or
(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or
(4)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or
(5)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Note shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or
(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or
(7)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer or the Trustee have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
	NOTICE:	To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $______________. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, check the box:

Asset Sale ☐	Change of Control ☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, state the amount ($2,000 or any integral multiple of $1,000 in excess thereof):

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

EXHIBIT B

[FORM OF TRANSFEREE LETTER OF REPRESENTATION]

TRANSFEREE LETTER OF REPRESENTATION

[ADTALEM ESCROW CORPORATION]
[ADTALEM GLOBAL EDUCATION INC.]

U.S. Bank National Association
West Side Flats

60 Livingston Avenue

EP-MN-WS3C

St. Paul, MN 55107

Attention: Global Corporate Trust Services

Fax: (651) 466-7430

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[      ] principal amount of the 5.50% Senior Secured Notes due 2028 (the “Notes”) of [ADTALEM ESCROW CORPORATION]/[ ADTALEM GLOBAL EDUCATION INC.] (collectively with their successors and assigns, the “Issuer”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1.              We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $100,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

B-1

2.            We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is two years after the later of the date of original issue and the last date on which either of the Issuer or any affiliate of such Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) in the United States to a person whom we reasonably believe is a qualified institutional buyer (as defined in rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (b) outside the United States in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act, (c) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if applicable) or (d) pursuant to an effective registration statement under the Securities Act, in each of cases (a) through (d) in accordance with any applicable securities laws of any state of the United States. In addition, we will, and each subsequent holder is required to, notify any purchaser of the Note evidenced hereby of the resale restrictions set forth above. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made to an institutional “accredited investor” prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause 1(b), 1(c) or 1(d) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuer and the Trustee.

Dated:

TRANSFEREE:	____________________,

By:

B-2

EXHIBIT C

[FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY THE COMPANY AND THE SUBSIDIARY GUARANTORS ON THE ESCROW RELEASE DATE]

First Supplemental Indenture (this “First Supplemental Indenture”), dated as of [                ], 202[  ] among, ADTALEM GLOBAL EDUCATION INC. a Delaware corporation (the “Company” or the “Issuer”), the parties that are signatories hereto as Subsidiary Guarantors (each, a “Subsidiary Guarantor”) and U.S. BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee”) and notes collateral agent (in such capacity, the “Notes Collateral Agent”).

W I T N E S S E T H:

WHEREAS, Adtalem Escrow Corporation, a Delaware corporation (the “Escrow Issuer”), the Trustee and the Notes Collateral Agent are heretofore party to an indenture dated as of March 1, 2021 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $800.0 million of 5.50% Senior Secured Notes due 2028 (the “Notes”);

WHEREAS, the parties hereto desire to enter into this First Supplemental Indenture to evidence the assumption by the Issuer of all the payment and other obligations of the Escrow Issuer under the Notes and the Indenture on the Escrow Release Date;

WHEREAS, the Indenture provides that upon the Escrow Release Date, the Escrow Issuer will merge with and into the Issuer, with the Issuer surviving, and each of the Issuer and each Subsidiary Guarantor shall execute and deliver to the Trustee a supplemental indenture and become parties to the Indenture and pursuant to which the Issuer shall assume all of the obligations of the Escrow Issuer under the Notes and the Indenture, as applicable, and each Subsidiary Guarantor will become Subsidiary Guarantors under the Indenture (the “Guarantee”);

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Notes Collateral Agent, the Issuer and the Subsidiary Guarantors are authorized to execute and deliver this First Supplemental Indenture without the consent of holders of the Notes;

WHEREAS, the Issuer and each Subsidiary Guarantor has been duly authorized to enter into this First Supplemental Indenture; and

WHEREAS, all acts, conditions, proceedings and requirements necessary to make this First Supplemental Indenture a valid, binding and legal agreement enforceable in accordance with its terms for the purposes expressed herein, in accordance with its terms, have been duly done and performed.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

Definitions

Section 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

ARTICLE II

Assumption and Agreements

Section 2.1. Assumption of Obligations. The Issuer hereby agrees, as of the date hereof, to assume, to be bound by and to be jointly and severally liable, as a primary obligor and not as a guarantor or surety, with respect to, any and all payment obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in the Indenture and all other obligations of the Escrow Issuer under the Indenture.

ARTICLE III

Agreement to Be Bound, Guarantee

Section 3.1. Agreement to be Bound. Each Subsidiary Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

Section 3.2. Guarantee. Each Subsidiary Guarantor hereby agrees, jointly and severally with all existing Subsidiary Guarantors (if any), to unconditionally guarantee the Issuer’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article XII of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

ARTICLE IV

Miscellaneous

Section 4.1. Notices. All notices or other communications to the Issuer and Subsidiary Guarantors shall be given as provided in Section 13.02 of the Indenture.

Section 4.2. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders, the Trustee and the Notes Collateral Agent, any legal or equitable right, remedy or claim under or in respect of this First Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 4.3. Severability. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 4.4. Execution and Delivery. (a) The Issuer agrees that its assumption of all of the payment obligations under the Notes and the Indenture shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such assumption of all of the payment obligations under the Notes and the Indenture on the Notes.

(b) Each Subsidiary Guarantor agrees that the Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Guarantee.

Section 4.5. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, member, partner or equityholder of the Issuer or any Subsidiary Guarantor shall have any liability for any obligations of the Issuer or the Subsidiary Guarantors under the Notes, any Guarantees, the Indenture or this First Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 4.6. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

Section 4.7. Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The words “execution,” “signed,” “signature” and words of like import in this First Supplemental Indenture or in any other certificate, agreement or document related to this First Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the UCC; notwithstanding anything herein to the contrary, neither the Trustee nor the Notes Collateral Agent is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee or the Notes Collateral Agent pursuant to reasonable procedures approved by the Trustee or the Notes Collateral Agent, as applicable.

Section 4.8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

Section 4.9. The Trustee and the Notes Collateral Agent. The Trustee and the Notes Collateral Agent make no representation or warranty as to the validity or sufficiency of this First Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

Section 4.10. Benefits Acknowledged. (a) The Issuer’s assumption of all of the payment obligations under the Notes and the Indenture is subject to the terms and conditions set forth in the Indenture. The Issuer acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this First Supplemental Indenture and that its assumption of all of the payment obligations under the Notes and the Indenture and the waivers made by them pursuant to this First Supplemental Indenture are knowingly made in contemplation of such benefits.

(b) Each Subsidiary Guarantor’s Guarantee is subject to the terms and conditions set forth in the Indenture. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this First Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

Section 4.11. Successors. All agreements of the Issuer and the Subsidiary Guarantors in this First Supplemental Indenture shall bind their Successors, except as otherwise provided in this First Supplemental Indenture. All agreements of the Trustee and the Notes Collateral Agent in this First Supplemental Indenture shall bind its successors.

Section 4.12. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.

ADTALEM GLOBAL EDUCATION INC. as Issuer

By:
Name:
Title:

[GUARANTOR], as a Subsidiary Guarantor

By:
Name:
Title:

U.S. BANK, NATIONAL ASSOCIATION,
as Trustee and Notes Collateral Agent

By:
Name:

Title:

EXHIBIT D

[FORM OF SUPPLEMENTAL INDENTURE FOR FUTURE SUBSIDIARY GUARANTORS]

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [           ], among [SUBSIDIARY GUARANTOR] (the “New Subsidiary Guarantor”), a subsidiary of ADTALEM GLOBAL EDUCATION INC. (or its successor), a Delaware corporation (the “Issuer”), and U.S. BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee”) and notes collateral agent (in such capacity, the “Notes Collateral Agent”).

W I T N E S S E T H :

WHEREAS Adtalem Global Education Inc. as successor issuer to Adtalem Escrow Corporation (or its successor), a Delaware corporation (the “Issuer”), certain Subsidiary Guarantors and the Trustee are heretofore party to an indenture, dated as of March 1, 2021 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Issuer’s 5.50% Senior Secured Notes due 2028 (the “Notes”), initially in the aggregate principal amount of $800,000,000;

WHEREAS Sections 4.11 and 12.07 of the Indenture provide that under certain circumstances the Issuer is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all the Issuer’s Obligations under the Notes and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Notes Collateral Agent and the Issuer are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.              Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2.              Agreement to Guarantee. The New Subsidiary Guarantor hereby agrees, jointly and severally with all existing Subsidiary Guarantors (if any), to unconditionally guarantee the Issuer’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article XII of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

3.              Notices. All notices or other communications to the New Subsidiary Guarantor shall be given as provided in Section 13.02 of the Indenture.

4.              Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5.              Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

6.              The Trustee and the Notes Collateral Agent. The Trustee and the Notes Collateral Agent make no representation or warranty as to the validity or sufficiency of this First Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

7.              Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The words “execution,” “signed,” “signature” and words of like import in this First Supplemental Indenture or in any other certificate, agreement or document related to this First Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the UCC; notwithstanding anything herein to the contrary, neither the Trustee nor the Notes Collateral Agent is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee or the Notes Collateral Agent pursuant to reasonable procedures approved by the Trustee or the Notes Collateral Agent, as applicable.

8.              Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

[ADTALEM GLOBAL EDUCATION INC.]

By:
Name:
Title:

[NEW SUBSIDIARY GUARANTOR], as a Subsidiary Guarantor

By:
Name: [ ]
Title: [ ]

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee and Notes Collateral Agent

By:
Name: [ ]
Title: [ ]

EXHIBIT E

[Form of Collateral Agreement]

NOTES COLLATERAL AGREEMENT

dated and effective as of

[__], 2021

among

Adtalem Global Education Inc.

as Borrower,

each Subsidiary Loan Party
party hereto

and

U.S. Bank, National Association
as Collateral Agent

Page

ARTICLE I

Definitions

SECTION 1.01.	Notes Indenture	1
SECTION 1.02.	Other Defined Terms	2

ARTICLE II

Pledge of Securities

ARTICLE III

Security Interests in Other Personal Property

ARTICLE IV

Remedies

SECTION 4.01.	Remedies Upon Default	25
SECTION 4.02.	Application of Proceeds	26
SECTION 4.03.	Securities Act, Etc.	26

ARTICLE V

Miscellaneous

Schedules

Schedule I	Subsidiary Loan Parties
Schedule II	Pledged Stock; Pledged Debt
Schedule III	Intellectual Property
Schedule IV	Commercial Tort Claims

Exhibits

Exhibit I	Form of Supplement to the Collateral Agreement
Exhibit II	Form of Intellectual Property Security Agreement

NOTES COLLATERAL AGREEMENT, dated and effective as of [__], 2021, (this “Agreement”), is among Adtalem Global Education Inc., a Delaware corporation (the “Borrower”), each entity signatory hereto under the heading “PLEDGORS” on the signature pages hereto and U.S. Bank, National Association, as collateral agent for the Secured Parties referred to herein (together with its successors and assigns in such capacity, the “Collateral Agent”).

PRELIMINARY STATEMENT

Reference is made to (i) the Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto from time to time, Morgan Stanley Senior Funding, Inc., as administrative agent (together with its successors and assigns in such capacity, the “Credit Agreement Agent”), the Credit Agreement Collateral Agent (as defined below), and the other parties party thereto, (ii) the Indenture, dated as of March [1], 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Notes Indenture”), among the Borrower and Adtalem Escrow Corporation, a Delaware corporation (the “Co-Issuer”), as issuers, U.S. Bank, National Association, as trustee (together with its successors and assigns in such capacity, the “Notes Trustee”), the Collateral Agent and the other parties party thereto, and (iii) the Intercreditor Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and among the Credit Agreement Collateral Agent, the Credit Agreement Agent, U.S. Bank, National Association, as Initial Other Authorized Representative (as defined therein), the Collateral Agent and the other parties party thereto.

The Borrower and the Co-Issuer have agreed to issue the Notes subject to the terms and conditions set forth in the Notes Indenture. The obligations of the holders of the Notes to purchase the Notes are conditioned upon, among other things, the execution and delivery of this Agreement. The Subsidiary Loan Parties, as affiliates of the Borrower, will derive substantial benefits from the purchase of the Notes under the Notes Indenture. The Subsidiary Loan Parties are willing to execute and deliver this Agreement in order to induce the holders of the Notes to purchase the Notes. Therefore, to induce the holders of the Notes to purchase the Notes, the parties hereto agree as follows:

Article XIV

Definitions

Section 14.01      Notes Indenture. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Notes Indenture. All terms defined in Article 9 of the New York UCC (as defined herein) and not defined in this Agreement or the Notes Indenture have the meanings specified therein. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b)            The rules of construction specified in Section 1.03 of the Notes Indenture also apply to this Agreement.

Section 14.02      Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any person who is or who may become obligated to any Pledgor under, with respect to or on account of an Account, Chattel Paper or General Intangibles.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01.

“Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“CFC” shall mean a “controlled foreign corporation” within the meaning of section 957(a) of the Internal Revenue Code of 1986, as amended.

“Collateral” means Article 9 Collateral and Pledged Collateral. Notwithstanding anything to the contrary in this Agreement or any other Notes Indenture Document, the term Collateral does not include any Excluded Property or Excluded Securities.

“Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Controlling Collateral Agent” has the meaning assigned to such term in the Intercreditor Agreement.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any Pledgor under any Copyright now or hereafter owned by any third party, and all rights of any Pledgor under any such agreement (including any such rights that such Pledgor has the right to license).

“Copyrights” means all of the following: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise; (b) all registrations and applications for registration of any such Copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office and the right to obtain all renewals thereof, including those listed on Schedule III; (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing; and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

2

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Credit Agreement Agent” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Credit Agreement Collateral Agent” means the collateral agent under the Credit Agreement Collateral Agreement.

“Credit Agreement Collateral Agreement” means the Credit Agreement Collateral Agreement, dated as of [__], 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, among the Borrower, each subsidiary of the Borrower identified therein and the Credit Agreement Collateral Agent.

“Equity Interests” of any person means any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

“Event of Default” means an “Event of Default” under and as defined in the Notes Indenture.

3

“Excluded Property” means (i) any Real Property other than Material Real Property or any fixtures affixed to any Real Property to the extent (A) such Real Property does not constitute Collateral and (B) a security interest in such fixtures may not be perfected by a UCC-1 financing statement in the jurisdiction of organization of the applicable Pledgor, (ii) motor vehicles and other assets subject to certificates of title, letter of credit rights (in each case, other than to the extent a Lien on such assets or such rights can be perfected by filing a UCC-1) and commercial tort claims with a value of less than $10,000,000, (iii) pledges and security interests (x) prohibited by applicable law, rule, regulation or contractual obligation (in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code) and (y) which require any consent, approval, license or other authorization of any third party or governmental authority (excluding any prohibition or restriction that is ineffective under the UCC), unless such consent, approval, license or other authorization has been obtained, (iv) assets to the extent a security interest in such assets could reasonably be expected to result in material adverse tax consequences as reasonably determined by the Borrower in consultation with the Controlling Collateral Agent, (v) any lease, license or other agreement, or any property subject to a purchase money security interest, capital lease obligation or similar arrangement, in each case, to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than the Borrower or any Pledgor) after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code, (vi) those assets as to which the Borrower reasonably determines in good faith that the cost or other consequence of obtaining such a security interest or perfection thereof are excessive in relation to the value afforded thereby, (vii) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code, (viii) pending United States “intent-to-use” trademark applications for which a verified “Statement of Use” or an “Amendment to Allege Use” has not been filed with and accepted by the United States Patent and Trademark Office, but only to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such “intent-to-use” trademark application or any registration that may issue therefrom under applicable federal law, (ix) any Excluded Securities, (x) assets subject to Liens securing Qualified Receivables Financings, (xi) any acquired property (including property acquired through acquisition or merger of or amalgamation with another entity) if at the time of such acquisition the granting of a security interest therein or the pledge thereof is prohibited by any contract or other agreement (in each case, not created in contemplation thereof) to the extent and for so long as such contract or other agreement prohibits such security interest or pledge (excluding any prohibition or restriction that is ineffective under the UCC) and (xii) any other exceptions mutually agreed upon between the Borrower and the Controlling Collateral Agent; provided that the Borrower may in its sole discretion elect to exclude any property from the definition of Excluded Property.

“Excluded Securities” means any of the following:

(a)             any Equity Interests or Indebtedness with respect to which the Borrower reasonably determines in good faith that the cost or other consequences of pledging such Equity Interests or Indebtedness in favor of the Secured Parties under the Notes Indenture Documents are likely to be excessive in relation to the value to be afforded thereby;

(b)             in the case of any pledge of voting Equity Interests of any Foreign Subsidiary (in each case, that is owned directly by the Borrower or a Pledgor) to secure the Notes Obligations, any voting Equity Interest of such Foreign Subsidiary in excess of 65% of the outstanding Equity Interests of such class;

(c)            in the case of any pledge of voting Equity Interests of any FSHCO (in each case, that is owned directly by the Borrower or a Pledgor) to secure the Notes Obligations, any voting Equity Interest of such FSHCO in excess of 65% of the outstanding Equity Interests of such class;

4

(d)            any Equity Interests or Indebtedness to the extent the pledge thereof would be prohibited by any requirement of law;

(e)            any Equity Interests of any person that is not a Wholly Owned Subsidiary to the extent that (A) a pledge thereof to secure the Notes Obligations is prohibited by (i) any applicable organizational documents, joint venture agreement or shareholder agreement or (ii) any other contractual obligation with an unaffiliated third party (other than, in the case of this subclause (A)(ii), customary non-assignment provisions which are ineffective under Article 9 of the Uniform Commercial Code or other applicable requirements of law), (B) any organizational documents, joint venture agreement or shareholder agreement (or other contractual obligation referred to in subclause (A)(ii) above) prohibits such a pledge without the consent of any other party; provided, that this clause (B) shall not apply if (1) such other party is a Pledgor or a Wholly Owned Subsidiary or (2) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Borrower or any Pledgor to obtain any such consent) and for so long as such organizational documents, joint venture agreement or shareholder agreement or replacement or renewal thereof is in effect, or (C) a pledge thereof to secure the Notes Obligations would give any other party (other than a Pledgor or a Wholly Owned Subsidiary) to any organizational documents, joint venture agreement or shareholder agreement governing such Equity Interests (or other contractual obligation referred to in subclause (A)(ii) above) the right to terminate its obligations thereunder (other than, in the case of other contractual obligations referred to in subclause (A)(ii), customary non-assignment provisions which are ineffective under Article 9 of the Uniform Commercial Code or other applicable requirements of law);

(f)             any Equity Interests of any Immaterial Subsidiary and any Unrestricted Subsidiary;

(g)            any Equity Interests of any Subsidiary of, or other Equity Interests owned by, a Foreign Subsidiary;

(h)            any Equity Interests of any Subsidiary to the extent that the pledge of such Equity Interests could reasonably be expected to result in material adverse tax consequences to the Borrower or any Subsidiary as reasonably determined by the Borrower;

(i)             any Equity Interests that have been identified on or prior to the date hereof in writing to the Collateral Agent by the Borrower; and

(j)             any Margin Stock.

“Federal Securities Laws” has the meaning assigned to such term in Section 4.03.

“FSHCO” shall mean any Subsidiary that owns no material assets other than the Equity Interests of one or more Foreign Subsidiaries that are CFCs and/or of one or more FSHCOs.

5

“General Intangibles” means all “general intangibles” as defined in the New York UCC, including all choses in action and causes of action and all other intangible personal property of any Pledgor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Pledgor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, swap agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any guarantee, claim, security interest or other security held by or granted to any Pledgor to secure payment by an Account Debtor of any of the Accounts.

“Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Immaterial Subsidiary” shall mean any Subsidiary that (a) did not, as of the last day of the fiscal quarter of the Borrower most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 4.02(a) of the Notes Indenture, have assets with a value in excess of 5.0% of consolidated Total Assets or revenues representing in excess of 5.0% of total revenues of the Borrower and its Subsidiaries on a consolidated basis as of such date, and (b) taken together with all Immaterial Subsidiaries as of such date, did not have assets with a value in excess of 10% of consolidated Total Assets or revenues representing in excess of 10% of total revenues of the Borrower and its Subsidiaries on a consolidated basis as of such date; provided that the Borrower may elect in its sole discretion to exclude as an Immaterial Subsidiary any Subsidiary that would otherwise meet the definition thereof.

“Intellectual Property” means all intellectual property of every kind and nature of any Pledgor, whether now owned or hereafter acquired by any Pledgor, including, inventions, designs, Patents, Copyrights, Trademarks, Patent Licenses, Copyright Licenses, Trademark Licenses, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation.

“Intellectual Property Collateral” has the meaning assigned to such term in Section 3.02.

“Intellectual Property Security Agreements” means the security agreements substantially in the form attached hereto as Exhibit II or such other form as shall be reasonably acceptable to the Collateral Agent.

“Intercreditor Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement or, if replaced by another intercreditor agreement in compliance with the Notes Indenture, such replacement, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“IP Agreements” means all material Copyright Licenses, Patent Licenses, Trademark Licenses and all other agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any material Intellectual Property to which a Pledgor, now or hereafter, is a party or a beneficiary, including, without limitation, the agreements set forth on Schedule III hereto.

6

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means (a) a material adverse effect on the business, assets, financial condition or results of operations of the Borrower, the Pledgors and their respective Subsidiaries, taken as a whole, (b) a material adverse effect on the rights and remedies of the Secured Parties and the Notes Trustee taken as a whole, under any Notes Indenture Document or (c) a material adverse effect on the ability of the Pledgors (taken as a whole) to perform their payment obligations under the Notes Indenture Documents.

“Material Real Property” shall mean any parcel or parcels of Real Property located in the United States now or hereafter owned in fee by any Pledgor and having a fair market value (on a per-property basis) of at least $50,000,000 as of (x) the date hereof, for Real Property now owned or (y) the date of acquisition, for Real Property acquired after the date hereof, in each case as determined by the Borrower in good faith.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Notes Indenture” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Notes Indenture Documents” means the “Notes Documents” as defined in the Notes Indenture.

“Notes Trustee” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any third party (including any such rights that such Pledgor has the right to license).

“Patents” means all of the following: (a) all letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule III, and all applications for letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule III, (b) all provisionals, reissues, extensions, continuations, divisions, continuations-in-part, reexaminations or revisions thereof, and the inventions disclosed or claimed therein, including the right to make, use, import and/or sell the inventions disclosed or claimed therein, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

7

“Perfection Certificate” means the Perfection Certificate with respect to the Borrower and the other Pledgors delivered to the Collateral Agent as of the date hereof.

“Permitted Liens” means Liens that are not prohibited by the Notes Indenture.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” has the meaning assigned to such term in Section 2.01.

“Pledgor” means each of (i) the Borrower, (ii) each entity signatory hereto under the heading “PLEDGORS” and (iii) each other Subsidiary Loan Party from time to time party hereto.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Pledgor, whether by lease, license, or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, incidental to the ownership, lease or operation thereof.

“Regulation S-X Excluded Collateral” has the meaning assigned to such term in Section 2.01.

“Rule 3-10” has the meaning assigned to such term in Section 2.01.

“Rule 3-16” has the meaning assigned to such term in Section 2.01.

“SEC” has the meaning assigned to such term in Section 2.01.

“Secured Obligations” means the Notes Obligations.

“Secured Parties” means the Notes Trustee, the Collateral Agent and the holders of the Notes.

“Security Interest” has the meaning assigned to such term in Section 3.01.

8

“Specified Intercreditor Agreements” means each of the Intercreditor Agreement, any First Lien/Second Lien Intercreditor Agreement, any Permitted Pari Passu Intercreditor Agreement and any Permitted Junior Intercreditor Agreement.

“Subsidiary Loan Party” means any Subsidiary set forth on Schedule I and any Subsidiary that becomes a party hereto pursuant to Section 5.16.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to use any Trademark now or hereafter owned by any third party (including any such rights that such Pledgor has the right to license).

“Trademarks” means all of the following: (a) all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all renewals thereof, including those listed on Schedule III, (b) all goodwill associated with or symbolized by the foregoing, (c) all claims for, and rights to sue for, past or future infringements, dilutions or other violations of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement, dilutions or other violation thereof.

Article XV

Pledge of Securities

Section 15.01      Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Pledgor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of such Pledgor’s right, title and interest in, to and under:

(a)            the Equity Interests directly owned by it (including those listed on Schedule II) and any other Equity Interests obtained in the future by such Pledgor and any certificates representing all such Equity Interests (the “Pledged Stock”);

(b)            (i) the debt obligations listed opposite the name of such Pledgor on Schedule II, (ii) any debt obligations in the future issued to such Pledgor having, in the case of each instance of debt obligations, an aggregate principal amount in excess of $10,000,000, and (iii) the certificates, promissory notes and any other instruments, if any, evidencing such debt obligations (the property described in clauses (b)(i), (ii) and (iii) above, the “Pledged Debt”);

9

(c)            subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of the Pledged Stock and the Pledged Debt;

(d)            subject to Section 2.06, all rights and privileges of such Pledgor with respect to the Pledged Stock, Pledged Debt and other property referred to in clause (c) above;

(e)            all proceeds of any of the foregoing (the Pledged Stock, Pledged Debt and other property referred to in clauses (c) through (e) above being collectively referred to as the “Pledged Collateral”); provided, however, notwithstanding anything to the contrary in this Agreement or the other Notes Indenture Documents, this Agreement shall not constitute a grant of a security interest in, and Pledged Collateral shall not include any Excluded Property, and the provisions of the Notes Indenture Documents with respect to Collateral need not be satisfied with respect to any Excluded Property.

Notwithstanding anything else contained in this Agreement in the event that Rule 3-10 (“Rule 3-10”) or Rule 3-16 (“Rule 3-16”) of Regulation S-X under the Securities Act of 1933, as amended, as amended, modified or interpreted by the Securities Exchange Commission (“SEC”), would require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other Governmental Authority) of separate financial statements of the Borrower or any Subsidiary of the Borrower due to the fact that such Person's Equity Interests secure the Notes Obligations, then the Equity Interests of such Person (the “Regulation S-X Excluded Collateral”) will automatically be deemed not to be part of the Collateral securing the Notes Obligations, but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement. In such event, this Agreement may be amended or modified, without the consent of any Secured Party, to the extent necessary to release the Lien on the Regulation S-X Excluded Collateral in favor of the Collateral Agent. In the event that Rule 3-10 or Rule 3-16 is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) any Regulation S-X Excluded Collateral to secure the Notes Obligations in excess of the amount then pledged without the filing with the SEC (or any other Governmental Authority) of separate financial statements of such Person, then the Equity Interests of such Person will automatically be deemed to be a part of the Collateral. For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, nothing in this paragraph shall limit the pledge of such Equity Interests and other securities from securing the Secured Obligations at all relevant times. To the extent any proceeds of any collection or sale of Equity Interests deemed by this paragraph to no longer constitute part of the Collateral are to be applied by the Collateral Agent in accordance with Section 4.02 hereof and the Collateral Agent has received written notice from the Borrower identifying such proceeds, such proceeds shall, notwithstanding the terms of Section 4.02, not be applied to the payment of the Notes Obligations.

10

Section 15.02      Delivery of the Pledged Collateral. In each case subject to the terms of the Specified Intercreditor Agreements:

(a)  Each Pledgor agrees promptly to deliver or cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties, any and all Pledged Securities to the extent such Pledged Securities are either (i) Equity Interests in Subsidiaries or (ii) in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 2.02.

(b)            To the extent any Indebtedness for borrowed money constituting Pledged Collateral (other than (i) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Borrower and its Subsidiaries and (ii) to the extent that a pledge of such promissory note or instrument would violate applicable law) owed to any Pledgor is evidenced by a promissory note in an amount in excess of $10,000,000, such Pledgor shall promptly cause such promissory note to be pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms hereof.

(c)            Upon delivery to the Collateral Agent, (i) any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 2.02 shall be accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably necessary, and by such other instruments and documents as are necessary (or as the Collateral Agent may reasonably request) and (ii) all other property comprising part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents (including issuer acknowledgments in respect of uncertificated securities) as are necessary (or as the Collateral Agent may reasonably request). Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II (or a supplement to Schedule II, as applicable) and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

Section 15.03      Representations, Warranties and Covenants. The Pledgors, jointly and severally, represent, warrant and covenant to the Collateral Agent, for the benefit of the Secured Parties, that:

(i)            Schedule II correctly sets forth, as of the date hereof, the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Stock and includes (i) all Equity Interests pledged hereunder and (ii) all debt obligations and promissory notes or instruments evidencing Indebtedness, in each case under this clause (ii) pledged hereunder and in an aggregate principal amount in excess of $10,000,000;

11

(ii)            the Pledged Stock (and, with respect to any Pledged Stock issued by an issuer that is not a subsidiary of the Borrower, to the knowledge of the relevant Pledgor), as of the date hereof, (x) have been duly authorized and validly issued by the issuer thereof and (y) (i) are fully paid and (if applicable) non-assessable;

(iii)            except for the security interests granted hereunder (or otherwise not prohibited by the Notes Indenture Documents), each Pledgor (i) is the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II (as may be supplemented from time to time pursuant to Section 2.02(c)) as owned by such Pledgor and (ii) holds the same free and clear of all Liens, other than Permitted Liens;

(d)            each Pledgor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(e)            by virtue of the execution and delivery by the Pledgors of this Agreement and the Specified Intercreditor Agreements, when any Pledged Securities (including Pledged Stock of any Domestic Subsidiary) are delivered to the Collateral Agent, for the benefit of the Secured Parties, in accordance with this Agreement and the Specified Intercreditor Agreements and a financing statement naming the Collateral Agent as the secured party and covering the Pledged Collateral to which such Pledged Securities relate is filed in the appropriate filing office, the Collateral Agent’s Lien, for the benefit of the Secured Parties, will be a legal, valid and perfected lien upon and security interest in such Pledged Collateral under the New York UCC, subject only to Permitted Liens, as security for the payment and performance of the Secured Obligations, to the extent such perfection is governed by the New York UCC; and

(f)            each Pledgor that is an issuer of the Pledged Collateral confirms that it has received notice of the security interest granted hereunder and consents to such security interest and, subject to the terms of the Specified Intercreditor Agreements, agrees to transfer record ownership of the securities issued by it in connection with any request by the Collateral Agent if an Event of Default has occurred and is continuing.

Section 15.04      Certification of Limited Liability Company and Limited Partnership Interests.

(a)            As of the Closing Date, except as set forth on Schedule II, the Equity Interests in limited liability companies that are pledged by the Pledgors hereunder and do not have a certificate number listed on Schedule II do not constitute a security under Section 8-103 of the New York UCC or the corresponding code or statute of any other applicable jurisdiction.

12

(b)            The Pledgors shall at no time elect to treat any interest in any limited liability company or limited partnership controlled by a Pledgor and pledged hereunder as a “security” within the meaning of Article 8 of the New York UCC or issue any certificate representing such interest, unless promptly thereafter (and in any event within 30 days or such longer period as may be commercially reasonably (with “commercially reasonable” being deemed to include the same extension granted by the Credit Agreement Collateral Agent for the comparable requirement under the Credit Agreement Collateral Agreement) the applicable Pledgor provides notification to the Collateral Agent of such election and delivers, as applicable, any such certificate to the Collateral Agent pursuant to the terms hereof.

Section 15.05      Registration in Nominee Name; Denominations. In each case subject to the terms of the Specified Intercreditor Agreements, the Collateral Agent, on behalf of the Secured Parties, shall have the right to hold the Pledged Securities in the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent). Following any continuing Event of Default, each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. If an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities held by it for certificates of smaller or larger denominations for any purpose consistent with this Agreement. Each Pledgor shall use its commercially reasonable efforts to cause any Subsidiary that is not a party to this Agreement to comply with a request by the Collateral Agent, pursuant to this Section 2.05, to exchange certificates representing Pledged Securities of such Subsidiary for certificates of smaller or larger denominations.

Section 15.06      Voting Rights; Dividends and Interest, Etc. In each case subject to the terms of the Specified Intercreditor Agreements:

(a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given written notice to the relevant Pledgors of the Collateral Agent’s intention to exercise its rights hereunder:

(1)            Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose not prohibited by the terms of this Agreement or the other Notes Indenture Documents.

(2)            The Collateral Agent shall promptly execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

13

(3)            Each Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent such dividends, interest, principal and other distributions are not prohibited by, and otherwise paid or distributed in accordance with, the terms and conditions of the Notes Indenture Documents and applicable laws; provided that (A) any noncash dividends, interest, principal or other distributions, payments or other consideration in respect thereof, including any rights to receive the same to the extent not so distributed or paid, that would constitute Pledged Securities to the extent such Pledgor has the rights to receive such Pledged Securities if they were declared, distributed and paid on the date of this Agreement, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities, received in exchange for Pledged Securities or any part thereof, or in redemption thereof, as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise or (B) any non-cash dividends and other distributions paid or payable in respect of any Pledged Securities that would constitute Pledged Securities to the extent such Pledgor has the rights to receive such Pledged Securities if they were declared, distributed and paid on the date of this Agreement, in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus, shall be and become part of the Pledged Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the benefit of the Secured Parties, and shall be promptly delivered to the Collateral Agent, for the benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably necessary or reasonably satisfactory to the Collateral Agent).

(ii)            Upon the occurrence and during the continuance of an Event of Default and after written notice by the Collateral Agent to the relevant Pledgors of the Collateral Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to receive dividends, interest, principal or other distributions with respect to Pledged Securities that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested, for the benefit of the Secured Parties, in the Collateral Agent which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions; provided that the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to receive and retain such amounts; provided, further, that, notwithstanding the occurrence of an Event of Default, any Pledgor may continue to exercise dividend and distribution rights solely to the extent permitted under Section 4.04 or 4.05 of the Notes Indenture. All dividends, interest, principal or other distributions received by any Pledgor contrary to the provisions of this Section 2.06 shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the benefit of the Secured Parties, and shall be forthwith delivered to the Collateral Agent, for the benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably necessary or reasonably satisfactory to the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to each Pledgor (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account.

14

(iii)            Upon the occurrence and during the continuance of an Event of Default and after written notice by the Collateral Agent to the Borrower of the Collateral Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06 with respect to Pledged Securities, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, for the benefit of the Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived, each Pledgor shall have the right to exercise the voting and/or consensual rights and powers that such Pledgor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above and the obligations of the Collateral Agent under paragraph (a)(ii) shall be in effect.

Article XVI

Security Interests in Other Personal Property

Section 16.01      Security Interest. (a)  As security for the payment or performance when due (whether at the stated maturity, by acceleration or otherwise), as the case may be, in full of the Secured Obligations, each Pledgor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(1)            all Accounts;

15

(2)            all Chattel Paper;

(3)            all cash and Deposit Accounts;

(4)            all Documents;

(5)            all Equipment;

(6)            all General Intangibles;

(7)            all Instruments other than debt obligations, which are governed by Article II;

(8)            all Inventory and all other Goods not otherwise described above;

(9)            all Investment Property;

(10)            all Letter of Credit Rights;

(11)            all Commercial Tort Claims individually in excess of $10,000,000, as described on Schedule IV (as may be supplemented from time to time pursuant to Section 3.04);

(12)            all books and records pertaining to the Article 9 Collateral; and

(13)           to the extent not otherwise included, all proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

Notwithstanding anything to the contrary in this Agreement or the other Notes Indenture Documents, this Agreement shall not constitute a grant of a security interest in (and the Article 9 Collateral shall not include) any Excluded Property, and the provisions of the Notes Indenture Documents with respect to Collateral need not be satisfied with respect to, the Excluded Property.

(b)            Each Pledgor hereby irrevocably authorizes (but does not obligate) the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates and (iii) a description of collateral that describes such property in any other manner as is necessary or advisable to ensure the perfection of the security interest in the Collateral granted under this Agreement, including describing such property as “all assets whether now owned or hereafter acquired” or “all personal property whether now owned or hereafter acquired” or words of similar meaning. Each Pledgor agrees to provide such information to the Collateral Agent promptly upon request.

16

The Collateral Agent is further authorized (but not obligated) to file with the United States Patent and Trademark Office or United States Copyright Office such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Pledgor in such Pledgor’s Patents, Trademarks, Copyrights and Copyright Licenses (pursuant to which a Pledgor receives an exclusive license to a registered Copyright) without the signature of such Pledgor, and naming such Pledgor or the Pledgors as debtors and the Collateral Agent as secured party. Notwithstanding anything to the contrary herein, no Pledgor shall be required to take any action under the laws of any jurisdiction other than the United States of America (or any political subdivision thereof) and its territories and possessions for the purpose of perfecting the Security Interest in any Article 9 Collateral of such Pledgor constituting Patents, Trademarks or Copyrights or any other assets.

(c)            The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Pledgor with respect to or arising out of the Article 9 Collateral.

(d)            Notwithstanding anything to the contrary in this Agreement, none of the Pledgors shall be required to enter into any control agreements or control, lockbox or similar arrangements with respect to any Deposit Accounts, Securities Accounts, Commodities Accounts or any other assets (other than the delivery of Pledged Securities to the Collateral Agent to the extent required by Article II).

Section 16.02      Representations and Warranties. The Pledgors jointly and severally represent and warrant to the Collateral Agent, for the benefit of the Secured Parties, that:

(a)            Each Pledgor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder, except where the failure to have such rights and title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person as of the date hereof other than any consent or approval that has been obtained and is in full force and effect or has otherwise been disclosed herein or in the Notes Indenture.

17

(b)            The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Pledgor, is correct and complete, in all material respects, as of the date hereof. Except as provided in Section 4.13 of the Notes Indenture, the Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral that have been prepared for filing in each governmental, municipal or other office specified in the Perfection Certificate constitute all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, United States registered Trademarks, United States registered Copyrights and Copyright Licenses (pursuant to which a Pledgor receives an exclusive license to a United States registered Copyright)) that are necessary as of the date hereof to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof), and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or amendments. Except as provided in Section 4.13 of the Notes Indenture, each Pledgor represents and warrants that Intellectual Property Security Agreements executed by the applicable Pledgors containing descriptions of all Article 9 Collateral that consists of United States issued Patents (and Patents for which United States applications are pending), United States registered Trademarks (and Trademarks for which United States registration applications are pending), Copyrights and material Copyright Licenses (pursuant to which a Pledgor receives an exclusive license to a United states registered Copyright) will be recorded with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and as necessary or as reasonably requested by the Collateral Agent, to protect the validity of and to establish a legal, valid and perfected security interest (or, in the case of Patents and Trademarks, notice thereof) in favor of the Collateral Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of such Intellectual Property as of the date hereof in which a security interest may be perfected by recording with the United States Patent and Trademark Office and the United States Copyright Office, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) and material Copyright Licenses (pursuant to which the Pledgor receives an exclusive license to a registered Copyright) acquired or developed after the date hereof).

(c)            Subject to the terms of the Specified Intercreditor Agreements, the Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, as applicable, and (ii) subject to the filings described in Section 3.02(b), as of the date hereof a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of the Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral other than Permitted Liens.

18

(d)         The Article 9 Collateral is owned by the Pledgors free and clear of any Lien, other than Permitted Liens. None of the Pledgors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office for the benefit of a third party or (iii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.

(e)       As of the date hereof, none of the Pledgors holds any Commercial Tort Claim individually reasonably estimated to exceed $10,000,000 as of the date hereof except as indicated on Schedule IV.

(f)           As to itself and its Article 9 Collateral consisting of Intellectual Property (the “Intellectual Property Collateral”):

(1)          The Intellectual Property Collateral set forth on Schedule III includes a true and complete list of all of the issued and applied for U.S. Patents, registered and applied for U.S. Trademarks and U.S. registered Copyrights owned by such Pledgor as of the date hereof and material Copyright Licenses pursuant to which a Pledgor receives an exclusive license to a U.S. registered Copyright.

(2)          The Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or in part and, to the best of such Pledgor’s knowledge, is valid and enforceable, except as would not reasonably be expected to have a Material Adverse Effect. Such Pledgor is not aware of any current uses of any item of Intellectual Property Collateral that would be expected to lead to such item becoming invalid or unenforceable, except as would not reasonably be expected to have a Material Adverse Effect.

19

(3)            Except as would not reasonably be expected to have a Material Adverse Effect, (A) such Pledgor has made or performed all commercially reasonable acts, including without limitation filings, recordings and payment of all required fees and taxes, required to maintain and protect its interest in each and every item of Intellectual Property Collateral in full force and effect in the United States and (B) such Pledgor has used proper statutory notice in connection with its use of each Patent, Trademark and Copyright in the Intellectual Property Collateral.

(4)            With respect to each IP Agreement, the absence, termination or violation of which would reasonably be expected to have a Material Adverse Effect: (A) such Pledgor has not received any notice of termination or cancellation under such IP Agreement; (B) such Pledgor has not received a notice of a breach or default under such IP Agreement, which breach or default has not been cured or waived; and (C) such Pledgor is not in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement.

(5)            Except as would not reasonably be expected to have a Material Adverse Effect, no Intellectual Property Collateral is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral or that would impair the validity or enforceability of such Intellectual Property Collateral.

Section 16.03      Covenants. (a)  Each Pledgor agrees promptly (and in any event within 30 days after such change or such later date as may be commercially reasonable (with “commercially reasonable being deemed to include the same extension granted by the Credit Agreement Collateral Agent for the comparable requirement under the Credit Agreement Collateral Agreement)) to notify the Collateral Agent in writing of any change (i) in its corporate or organization name, (ii) in its identity or type of organization, (iii) in its organizational identification number or (iv) in its jurisdiction of organization. Each Pledgor agrees promptly to notify the Collateral Agent if any material portion of the Article 9 Collateral owned or held by such Pledgor is damaged or destroyed.

(b)            Each Pledgor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as are necessary (or as the Collateral Agent may from time to time reasonably request) to better assure, preserve, protect, defend and perfect the Security Interest and the rights and remedies created hereby, including (x) the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith, all in accordance with the terms hereof and the terms of the Notes Indenture and (y) supplementing Schedule III to provide sufficient information to the Borrower’s knowledge regarding any exclusive licenses to US registered copyrights not previously listed on such schedule and taking such actions as reasonably requested by the Collateral Agent to allow it to perfect a security interest therein for the benefit of the Secured Parties.

20

Without limiting the generality of the foregoing, each Pledgor hereby authorizes the Collateral Agent, upon receipt of such supplements or additional schedules from a Pledgor, to supplement this Agreement by supplementing Schedule III or adding additional schedules hereto to specifically identify any asset or item that may constitute an issued or applied for U.S. Patent, registered or applied for U.S. Trademark, registered Copyright or Copyright License pursuant to which a Pledgor receives an exclusive license to a U.S. registered Copyright; provided that any Pledgor shall have the right, exercisable within [__] days after the Borrower has identified such Article 9 Collateral (or such later date as may be commercially reasonable (with “commercially reasonable” being deemed to include same extension granted by the Credit Agreement Collateral Agent for the comparable requirement under the Credit Agreement Collateral Agreement)), to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Pledgor hereunder with respect to such Article 9 Collateral. Each Pledgor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Article 9 Collateral within [__] days after the date of the specific identification of such Article 9 Collateral (or such later date as may be commercially reasonable (with “commercially reasonable” being deemed to include same extension granted by the Credit Agreement Collateral Agent for the comparable requirement under the Credit Agreement Collateral Agreement)).

(c)            The Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not a Permitted Lien, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Pledgor fails to do so as required by the Notes Indenture or this Agreement, and each Pledgor jointly and severally agrees to reimburse the Collateral Agent on demand for any reasonable and documented payment made or any reasonable and documented out-of-pocket expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 3.03(c) shall be interpreted as excusing any Pledgor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Pledgor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Notes Indenture Documents.

(d)            Each Pledgor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Pledgor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Pledgor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Pledgor at any time or times shall fail to obtain or maintain any of the policies of insurance required by the Notes Indenture Documents or to pay any premium in whole or part relating thereto, the Collateral Agent may (but shall not be obligated to), without waiving or releasing any obligation or liability of the Pledgors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent reasonably deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 3.03(d), including reasonable and documented attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Pledgors to the Collateral Agent and shall be additional Secured Obligations secured hereby.

21

Section 16.04      Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, for the benefit of the Secured Parties, the Security Interest in the Article 9 Collateral, each Pledgor agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a)            Instruments and Tangible Chattel Paper. Subject to the terms of the Specified Intercreditor Agreements, if any Pledgor shall at any time own or acquire any Instruments (other than debt obligations which are governed by Article II and checks received and processed in the ordinary course of business) or Tangible Chattel Paper evidencing an amount in excess of $10,000,000, such Pledgor shall promptly (and in any event on or prior to the date the next compliance certificate referred to in Section 5.04(c) of the Credit Agreement is required to be delivered for such period or such later date as is commercially reasonable (with “commercially reasonable” being deemed to include the same extension granted by the Credit Agreement Collateral Agent for the comparable requirement under the Credit Agreement Collateral Agreement)) notify the Collateral Agent and promptly (and in any event on or prior to the date the next compliance certificate referred to in Section 5.04(c) of the Credit Agreement is required to be delivered for such period or such later date as is commercially reasonable (with “commercially reasonable” being deemed include the same extension granted by the Credit Agreement Collateral Agent for the comparable requirement under the Credit Agreement Collateral Agreement)) endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as are necessary or as the Collateral Agent may from time to time reasonably request.

(b)            Commercial Tort Claims. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $10,000,000, such Pledgor shall promptly notify the Collateral Agent thereof in a writing signed by such Pledgor, including a summary description of such claim, and deliver to the Collateral Agent in writing a supplement to Schedule IV including such description.

22

Section 16.05      Covenants Regarding Patent, Trademark and Copyright Collateral. Except as not prohibited by the Notes Indenture:

(a)            Each Pledgor agrees that it will not knowingly do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent that is material to the normal conduct of such Pledgor’s business may become prematurely invalidated, abandoned, lapsed or dedicated to the public.

(b)            Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each material Trademark necessary to the normal conduct of such Pledgor’s business, (i) maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use and (ii) maintain the quality of products and services offered under such Trademark in a manner consistent with the operation of such Pledgor’s business.

(c)            Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each work covered by a material Copyright necessary to the normal conduct of such Pledgor’s business that it publishes, displays and distributes, use a copyright notice as required under applicable copyright laws.

(d)            Each Pledgor shall notify the Collateral Agent promptly if it knows that any material Copyright or any Patent or Trademark material to the normal conduct of such Pledgor’s business may imminently become abandoned, lapsed or dedicated to the public, or of any materially adverse determination or development, excluding non-final office actions in the ordinary course of such Pledgor’s business and similar determinations or developments in the United States Patent and Trademark Office, United States Copyright Office, any court or any similar office of any country, regarding such Pledgor’s ownership of any such material Patent, Trademark or Copyright or its right to register or to maintain the same.

(e)            Each Pledgor, either by itself or through any agent, employee, licensee or designee, shall (i) inform the Collateral Agent on an annual basis of each application by itself, or through any agent, employee, licensee or designee, for, or registration of, any Patent or Trademark with the United States Patent and Trademark Office and each registration of any Copyright with the United States Copyright Office filed by or on behalf of, or issued to, any Pledgor, in each case during the preceding [12]-month period, and (ii)  as necessary or upon the reasonable request of the Collateral Agent, execute and deliver any and all agreements, instruments, documents and papers necessary or as the Collateral Agent may otherwise reasonably request to evidence the Collateral Agent’s Security Interest in such Patent, Trademark or Copyright and the perfection thereof, provided that the provisions hereof shall automatically apply to any such Patent, Trademark or Copyright and any such Patent, Trademark or Copyright shall automatically constitute Collateral as if such would have constituted Collateral at the time of execution hereof and be subject to the Lien and Security Interest created by this Agreement without further action by any party.

23

(f)            Each Pledgor shall exercise its reasonable business judgment consistent with its past practice in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office with respect to maintaining and pursuing each application relating to any Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) material to the normal conduct of such Pledgor’s business and to maintain (i) each issued Patent that is material to the normal conduct of such Pledgor’s business and (ii) the registrations of each Copyright and each Trademark that is material to the normal conduct of such Pledgor’s business, including, when applicable and necessary in such Pledgor’s reasonable business judgment, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if any Pledgor believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g)            In the event that any Pledgor knows or has reason to know that any Article 9 Collateral consisting of a Copyright or a Patent or Trademark material to the normal conduct of its business has been materially infringed, misappropriated or diluted by a third party, such Pledgor shall promptly notify the Collateral Agent and shall, if such Pledgor deems it necessary in its reasonable business judgment, promptly sue and recover any and all damages, and take such other actions as are reasonably appropriate under the circumstances.

(h)            Upon and during the continuance of an Event of Default, at the reasonable request of the Collateral Agent, each Pledgor shall use commercially reasonable efforts to obtain all requisite consents or approvals from each licensor under each Copyright License, Patent License or Trademark License to effect the assignment of all such Pledgor’s right, title and interest thereunder to (in the Collateral Agent’s sole discretion) the designee of the Collateral Agent or the Collateral Agent; provided, however, that nothing contained in this Section 3.05(h) should be construed as an obligation of any Pledgor to incur any costs or expenses in connection with obtaining such approval.

24

Article XVII

Remedies

Section 17.01      Remedies Upon Default. Subject in all respects to the terms of the Specified Intercreditor Agreements, the Collateral Agent may take any action specified in this Section 4.01. Upon the occurrence and during the continuance of an Event of Default, (i) each Pledgor agrees to deliver each item of Collateral to the Collateral Agent on demand, and (ii) it is agreed that the Collateral Agent shall have the right to (and, with respect to (a), each Pledgor hereby grants the Collateral Agent a royalty-free, worldwide right and license to) take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Pledgors to the Collateral Agent or to license or sublicense (subject to any such licensee’s obligation to maintain the quality of the goods and/or services provided under any Trademark consistent with the quality of such goods and/or services provided by the Pledgors immediately prior to the Event of Default), whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing or trademark co-existence arrangements to the extent that waivers thereunder cannot be obtained with the use of commercially reasonable efforts, which each Pledgor hereby agrees to use) and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to the applicable Pledgor to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law or in equity. Without limiting the generality of the foregoing, each Pledgor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof. Upon consummation of any such sale of Collateral pursuant to this Section 4.01 the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold (other than in violation of any then-existing licensing or trademark co-existence arrangements to the extent that waivers thereunder cannot be obtained with the use of commercially reasonable efforts, which each Pledgor hereby agrees to use). Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

To the extent any notice is required by applicable law, the Collateral Agent shall give the applicable Pledgors ten (10) days’ written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 4.01, any holder of Notes Obligations may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Pledgor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and such holder of Notes Obligations may, upon compliance with the terms of sale, hold, retain and dispose of such property in accordance with Section 4.02 without further accountability to any Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

25

Section 17.02      Application of Proceeds. The Collateral Agent shall, subject to the terms of the Specified Intercreditor Agreements, promptly apply the proceeds, moneys or balances of any collection or sale of Collateral realized through the exercise by the Collateral Agent of its remedies hereunder, as well as any Collateral consisting of cash at any time when remedies are being exercised hereunder, solely as set forth in the Notes Indenture.

Section 17.03      Securities Act, Etc. In view of the position of the Pledgors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as amended, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, subject to the terms of the Specified Intercreditor Agreements, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, subject to the terms of the Specified Intercreditor Agreements, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 4.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

26

Article XVIII

Miscellaneous

Section 18.01      Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 13.02 of the Notes Indenture. All communications and notices hereunder to any Pledgor shall be given to it in care of the Borrower, with such notice to be given as provided in Section 13.02 of the Notes Indenture.

Section 18.02      Security Interest Absolute. To the extent permitted by law, all rights of the Collateral Agent hereunder, the Security Interest in the Article 9 Collateral, the security interest in the Pledged Collateral and all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Notes Indenture Document, any other agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Notes Indenture Document, the Intercreditor Agreement or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Secured Obligations or this Agreement (other than a defense of payment or performance).

27

Section 18.03     Limitation By Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

Section 18.04     Binding Effect; Several Agreements. This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as not prohibited by this Agreement or the Notes Indenture. This Agreement shall be construed as a separate agreement with respect to each party and may be amended, modified, supplemented, waived or released in accordance with Section 5.09 or 5.15, as applicable.

Section 18.05     Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party and all covenants, promises and agreements by or on behalf of any Pledgor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns, provided that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement except as permitted by Section 5.04.

Section 18.06     Collateral Agent’s Fees and Expenses; Indemnification.

(a)            The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder by the Pledgors, and the Collateral Agent and other Indemnitees shall be indemnified by the Pledgors, in each case of this clause (a), mutatis mutandis, as provided in Section 7.07 of the Notes Indenture.

(b)            Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. The provisions of this Section 5.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Notes Indenture Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Notes Indenture Document or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 5.06 shall be payable within thirty (30) days of written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

28

(c)            The agreements in this Section 5.06 shall survive the resignation of the Collateral Agent and the termination of this Agreement.

Section 18.07     Collateral Agent Appointed Attorney-in-Fact. Subject to the terms of the Specified Intercreditor Agreements, each Pledgor hereby appoints the Collateral Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, subject to applicable requirements of law and the Specified Intercreditor Agreements, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Pledgor, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (d) to sign the name of any Pledgor on any invoice or bill of lading relating to any of the Collateral; (e) to send verifications of Accounts to any Account Debtor; (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise, realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (h) to notify, or to require any Pledgor to notify, Account Debtors to make payment directly to the Collateral Agent; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own or their Related Parties’ gross negligence or willful misconduct.

29

Section 18.08     Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

Section 18.09     Waivers; Amendment.      (a) No failure or delay by the Collateral Agent or any other Secured Party in exercising any right, power or remedy hereunder or under any other Notes Indenture Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Collateral Agent and the other Secured Parties hereunder and under the other Notes Indenture Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

(b)            Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Pledgor or Pledgors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Article IX of the Notes Indenture and except as otherwise provided in the Specified Intercreditor Agreements. The Collateral Agent may conclusively rely on a certificate of an officer of the Borrower as to whether any amendment contemplated by this Section 5.09(b) is permitted.

(c)            Notwithstanding anything to the contrary contained herein, the extensions of time or waivers of the requirement for the creation or perfection of security interests in or the obtaining of insurance (including title insurance) or surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Pledgors on such date) will be deemed to have been granted where the Borrower, acting in good faith, reasonably determines, , that perfection or obtaining of such items cannot be accomplished by the time or times at which it would otherwise be required by this Agreement, the other Notes Indenture Documents; provided that any such extensions of time or waivers as are granted by the Credit Agreement Collateral Agent for the comparable requirement under the Credit Agreement Collateral Agreement shall automatically be granted hereunder.

Section 18.10     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER NOTES INDENTURE DOCUMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

30

Section 18.11     Severability. In the event any one or more of the provisions contained in this Agreement or any other Notes Indenture Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 18.12     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 5.04. Signatures of the parties hereto transmitted by Electronic Signature (including, without limitation, electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider identified by any other party hereto and acceptable to the Collateral Agent) shall be deemed to be their original signatures for all purposes. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Notes Indenture Document or any other document executed in connection herewith shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary the Collateral Agent is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Collateral Agent, pursuant to procedures approved by the Collateral Agent, as applicable. As used herein, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or other record.

Section 18.13     Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

31

Section 18.14      Jurisdiction; Consent to Service of Process.

(a)  Each party to this Agreement hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any other party or any affiliate thereof, in any way relating to this Agreement or any other Notes Indenture Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Notes Indenture Document shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Notes Indenture Document against any Pledgor or its properties in the courts of any jurisdiction.

(b)            Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, any other Notes Indenture Document in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)            Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement or any other Notes Indenture Document will affect the right of any party to this Agreement or any other Notes Indenture to serve process in any other manner permitted by law.

Section 18.15     Termination or Release. In each case subject to the terms of the Specified Intercreditor Agreements:

(a)            This Agreement and the pledges made by the Pledgors herein and all other security interests granted by the Pledgors hereby shall automatically terminate and be released in full upon the payment in full in cash or immediately available funds of the Notes Obligations (other than contingent or unliquidated obligations or liabilities not then due).

(b)            A Subsidiary Loan Party shall automatically be released from its obligations hereunder and the security interests in the Collateral of such Subsidiary Loan Party shall be automatically released upon the consummation of any transaction not prohibited by the Notes Indenture as a result of which such Subsidiary Loan Party ceases to be a Subsidiary of the Borrower or otherwise becomes an Excluded Subsidiary or ceases to be a Subsidiary Guarantor or is otherwise released from its obligations under the Guarantee.

32

(c)            The security interests in any Collateral shall automatically be released (i) upon any disposition of any Collateral to any person that is not (and is not required to become) a Pledgor in a transaction that is not prohibited by the Notes Indenture, (ii) to the extent that such Collateral comprises property leased to a Pledgor, (iii) upon termination or expiration of such lease, upon the effectiveness of any written consent to the release of the security interest granted hereby in such Collateral pursuant to Section 9.01 or 11.04 of the Notes Indenture, (iv) if the release of such Lien is approved, authorized or ratified in writing by the percentage of the holders of the Notes whose consent may be required in accordance with Section 9.02 of the Notes Indenture, (iv) to the extent that the property constituting such Collateral is owned by any Pledgor, upon the release of such Pledgor from its obligations under the Guarantee in accordance with the Guarantee Agreement or (v) as otherwise may be provided in the Specified Intercreditor Agreements.

(d)            A Pledgor shall automatically be released from its obligations hereunder and/or the security interests in any Collateral shall in each case be automatically released upon the occurrence of any of the circumstances set forth in Section 11.04 of the Notes Indenture without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to any applicable Pledgor.

(e)            In connection with any termination or release pursuant to this Section 5.15, the Collateral Agent shall execute and deliver to any Pledgor all documents that such Pledgor shall reasonably request to evidence such termination or release (including Uniform Commercial Code termination statements), and will duly assign and transfer to such Pledgor, such of the Pledged Collateral that may be in the possession of the Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement. Any execution and delivery of documents pursuant to this Section 5.15 shall be without representation, recourse to or warranty by the Collateral Agent. In connection with any release pursuant to this Section 5.15, the Pledgors shall be permitted to take any action in connection therewith consistent with such release including, without limitation, the filing of Uniform Commercial Code termination statements. Upon the receipt of any necessary or proper instruments of termination, satisfaction or release prepared by the Borrower, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Agreement. The Pledgors agree to pay all reasonable and documented out-of-pocket expenses incurred by the Collateral Agent (and its representatives and counsel) in connection with the execution and delivery of such release documents or instruments.

Section 18.16     Additional Subsidiaries. Upon execution and delivery by any Subsidiary that is required or permitted to become a party hereto by Section 4.13 of the Notes Indenture of an instrument substantially in the form of Exhibit I hereto or another instrument reasonably similar to the instrument delivered in respect of the comparable requirement under the Credit Agreement Collateral Agreement , such subsidiary shall become a Subsidiary Loan Party hereunder with the same force and effect as if originally named as a Subsidiary Loan Party herein. The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.

33

Section 18.17     General Authority of the Collateral Agent.

(a)            By acceptance of the benefits of this Agreement and any other Security Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (i) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Security Documents, (ii) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provision of this Agreement and such other Security Documents against any Pledgor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder thereunder relating to any Collateral or any Pledgor’s obligations with respect thereto, (iii) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Security Document against any Pledgor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Security Document and (iv) to agree to be bound by the terms of this Agreement and any other Security Documents.

(b)            Each Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Notes Indenture and such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Pledgors, the Collateral Agent shall be conclusively presumed to be acting as agent for the applicable Secured Parties with full and valid authority so to act or refrain from acting, and no Pledgor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

(c)            The Collateral Agent shall be entitled to all of the protections, immunities, rights and indemnities provided to it in the Notes Indenture, all of which are hereby incorporated herein by reference, mutatis mutandis.

34

Section 18.18     Subject to Specified Intercreditor Agreements; Conflicts.

(a)            Notwithstanding anything herein to the contrary, the exercise of any right or remedy by the Collateral Agent hereunder or the application of proceeds (including insurance and condemnation proceeds) of any Collateral are governed by the provisions of the Specified Intercreditor Agreements to the extent provided therein. In the event of any conflict between the terms of the Specified Intercreditor Agreements and the terms of this Agreement (except with respect to Sections 2.01 or 3.01) with respect to the priority of any Lien or security interest of the Collateral Agent or the exercise of remedies by the Collateral Agent, the terms of the applicable Specified Intercreditor Agreement shall govern. Nothing herein is intended, or shall be construed, to give any Pledgor any additional right, remedy or claim under, to or in respect of this Agreement or any Collateral.

[Signature Pages Follow]

35

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

BORROWER:

ADTALEM GLOBAL EDUCATION INC., as Borrower

By:
Name:
Title:

PLEDGORS:

[PLEDGOR], as Pledgor

By:
Name: [ ]
Title: [ ]

[Signature Page to Notes Collateral Agreement]

U.S. BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

[Signature Page to Notes Collateral Agreement]

Schedule I to the
Notes Collateral Agreement

Subsidiary Loan Parties

1.	[__]

Schedule II to the
Notes Collateral Agreement

Pledged Stock; Pledged Debt

A.            Pledged Stock

Issuer	Record Owner	Certificate No.	Number and Class	Percentage of Equity Interest Owned	Percent Pledged

B.            Pledged Debt

Payee	Payor	Principal	Date of Issuance	Maturity Date

Schedule III to the
Notes Collateral Agreement

Intellectual Property

A.            Patents Owned by [Name of Pledgor]

See Schedule I to the Patent Security Agreement, dated as of the date hereof, made by [fill in Pledgors’ names] in favor of the Collateral Agent.

B.            Registered Copyrights of [Name of Pledgor] and material Copyright License pursuant to which [Name of Pledgor] receives an exclusive license to a United States registered Copyright

See Schedule I to the Copyright Security Agreement, dated as of the date hereof, made by [fill in Pledgors’ names] in favor of the Collateral Agent.

C.            Trademarks Owned by [Name of Pledgor]

See Schedule I to the Trademark Security Agreement, dated as of the date hereof, made by [fill in Pledgors’ names] in favor of the Collateral Agent.

Schedule IV to the
Notes Collateral Agreement

Commercial Tort Claims

[Identify any Commercial Tort Claims individually in excess of $10,000,000, including brief description thereof, in numbered list format. If there are none, insert “None” on this schedule rather than modifying the operative provisions of the Collateral Agreement to remove references to this Schedule IV; even if there are no qualifying Commercial Tort Claims at closing, there may be in the future, in which case the Borrower will be obligated to deliver a supplement to this Schedule IV under Section 3.04]

Exhibit I to the
Notes Collateral Agreement

Form of Supplement to the Collateral Agreement

SUPPLEMENT NO. [●] (this “Supplement”), dated as of [●], 20[●][●] to the Notes Collateral Agreement, dated as of [__], 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among Adtalem Global Education Inc., a Delaware corporation (the “Borrower”), each Subsidiary of the Borrower from time to time party thereto (each, a “Subsidiary Loan Party”) and U.S. Bank, National Association, as collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).

A.  Reference is made to the Notes Indenture, dated as of [__], 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Notes Indenture”), among the Borrower and Adtalem Escrow Corporation, a Delaware corporation, as issuers, U.S. Bank, National Association, as trustee, the Collateral Agent, and the other parties thereto.

B.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Notes Indenture or the Collateral Agreement, as applicable.

C.  The Pledgors have entered into the Collateral Agreement pursuant to the requirements set forth in Article XI of the Notes Indenture. Section 5.16 of the Collateral Agreement provides that additional Subsidiaries of the Borrower may become Subsidiary Loan Parties and Pledgors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Notes Indenture to become a Subsidiary Loan Party and a Pledgor under the Collateral Agreement.

Accordingly, the New Subsidiary agrees as follows:

SECTION 1. In accordance with Section 5.16 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Loan Party and a Pledgor under the Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Loan Party and a Pledgor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Subsidiary Loan Party and a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct in all material respects on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Collateral Agreement) of the New Subsidiary. Each reference to a “Subsidiary Loan Party” or a “Pledgor” in the Collateral Agreement shall be deemed to include the New Subsidiary (except as otherwise provided in clause (iii) of the definition of Pledgor to the extent applicable). The Collateral Agreement is hereby incorporated herein by reference.

The New Subsidiary hereby irrevocably authorizes (but does not obligate) the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such New Subsidiary is an organization, the type of organization and any organizational identification number issued to such New Subsidiary, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates and (iii) a description of collateral that describes such property in any other manner as may reasonably be necessary or advisable to ensure the perfection of the security interest in the Collateral granted under this Agreement, including describing such property as “all assets whether now owned or hereafter acquired” or “all personal property whether now owned or hereafter acquired” or words of similar meaning. The New Subsidiary agrees to provide such information to the Collateral Agent promptly upon request.

SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary. Signatures of the parties hereto transmitted by Electronic Signature (including, without limitation, electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider identified by any other party hereto and acceptable to the Collateral Agent) shall be deemed to be their original signatures for all purposes. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Notes Indenture Document or any other document executed in connection herewith shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary the Collateral Agent is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Collateral Agent, pursuant to procedures approved by the Collateral Agent, as applicable. As used herein, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or other record.

SECTION 4. The New Subsidiary hereby represents and warrants that, as of the date hereof, (a) set forth on Schedule I attached hereto is a true and correct schedule of any and all of (i) the Equity Interests directly owned by it and any certificates representing such Equity Interests and (ii) the debt obligations issued to it having an aggregate principal amount in excess of $10,000,000, and any certificates, promissory notes and any other instruments, if any, evidencing such debt obligations, in each case now owned by the New Subsidiary required to be pledged in order to satisfy Section 4.13 of the Notes Indenture or delivered pursuant to Section 2.02(a) and 2.02(b) of the Collateral Agreement, (b) set forth on Schedule II attached hereto is a list of any and all Intellectual Property now owned by the New Subsidiary consisting of issued and applied for U.S. Patents, registered and applied for U.S. Trademarks, Copyrights and material Copyright Licenses (pursuant to which the New Subsidiary obtains an exclusive license to a registered U.S. Copyright), and (c) set forth under its signature hereto is the true and correct legal name of the New Subsidiary, its jurisdiction of organization and the location of its chief executive office.

SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall (except as otherwise expressly permitted by the Collateral Agreement) be in writing and given as provided in Section 5.01 of the Collateral Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable and documented fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Subsidiary has duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[Signature Page Follows]

[NAME OF NEW SUBSIDIARY]

BY:
Name:
Title

Address:
Legal Name:
Jurisdiction of Formation:

[Signature Page to Supplement to Notes Collateral Agreement]

Schedule I to
Supplement No. __ to the
Notes Collateral Agreement

Pledged Stock; Pledged Debt

A.            Pledged Stock

Issuer	Record Owner	Certificate No.	Number and Class	Percentage of Equity Interest Owned	Percent Pledged

B.            Pledged Debt

Payee	Payor	Principal	Date of Issuance	Maturity Date

Schedule II to
Supplement No. __ to the
Notes Collateral Agreement

Intellectual Property

A.            Patents Owned by [Name of Pledgor]

U.S. Patent Registrations

Title	Patent No.	Issue Date

U.S. Patent Applications

Title	Application No.	Filing Date

B.            Copyrights of [Name of Pledgor] and material Copyright Licenses pursuant to which [Name of Pledgor] receives an exclusive license to a U.S. registered Copyright

U.S. Copyrights

ISBN[1]	Author	Title	Copyright Year	Edition	Registration Number

Copyright Licenses

1 Not required.

C.            Trademarks Owned by [Name of Pledgor]

U.S. Trademark Registrations

Mark	Registration No.	Registration Date

U.S. Trademark Applications

Mark	Application No.	Filing Date

Exhibit II to the
Notes Collateral Agreement

Form of Intellectual Property Security Agreement

[FORM OF] [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT, dated as of [DATE] (this “Agreement”), made by [●], a [●] [●] (the “Pledgor”), in favor of U.S. Bank, National Association, as Collateral Agent (as defined below).

Reference is made to the Notes Collateral Agreement, dated as of [__], 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among Adtalem Global Education Inc., a Delaware corporation (the “Borrower”), each subsidiary of the Borrower identified therein and U.S. Bank, National Association, as collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein). The parties hereto agree as follows:

SECTION 1.      Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Collateral Agreement. The rules of construction specified in Section 1.01(b) of the Collateral Agreement also apply to this Agreement.

SECTION 2.      Grant of Security Interest. As security for the payment and performance, as applicable, in full of the Secured Obligations, the Pledgor pursuant to the Collateral Agreement did, and hereby does, assign and pledge to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a continuing security interest in all of such Pledgor’s right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, but excluding any Excluded Property, the “IP Collateral”):

All Patents of the United States of America, including those listed on Schedule I.;

All Copyrights, including those listed on Schedule I;

All Trademarks, including those listed on Schedule I; and

All Copyright Licenses (pursuant to which a Pledgor receives an exclusive license to a United States registered Copyright).

SECTION 3.     Collateral Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Collateral Agreement. Each Pledgor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the IP Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

SECTION 4.     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Signatures of the parties hereto transmitted by Electronic Signature (including, without limitation, electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider identified by any other party hereto and acceptable to the Collateral Agent) shall be deemed to be their original signatures for all purposes. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Notes Indenture Document or any other document executed in connection herewith shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary the Collateral Agent is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Collateral Agent, pursuant to procedures approved by the Collateral Agent, as applicable. As used herein, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or other record.

SECTION 5.     Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[Name of Pledgor]

By:
Name:
Title:

[Signature Page to IP Security Agreement (First Lien)]

U.S. BANK, NATIONAL ASSOCIATION,
as Collateral Agent,

By:
Name:
Title:

[Signature Page to IP Security Agreement (First Lien)]

Schedule I
to Intellectual Property Security Agreement

Patents Owned by [Name of Pledgor]

U.S. Patent Registrations

Title	Patent No.	Issue Date

U.S. Patent Applications

Title	Application No.	Filing Date

Schedule II
to Intellectual Property Security Agreement

Copyrights of [Name of Pledgor] and material Copyright Licenses pursuant to which [Name of Pledgor] receives an exclusive license to a U.S. registered Copyright

U.S. Copyrights

ISBN	Author	Title	Copyright Year	Edition	Registration Number

Copyright Licenses

E-1

Schedule III
to Intellectual Property Security Agreement

Trademarks Owned by [Name of Pledgor]

U.S. Trademark Registrations

Mark	Registration No.	Registration Date

U.S. Trademark Applications

Mark	Application No.	Filing Date

EXHIBIT F

[Form of Intercreditor Agreement]

INTERCREDITOR AGREEMENT

dated as of

[__], 2021

among

Morgan Stanley Senior Funding, Inc.,
as Credit Agreement Collateral Agent,

Morgan Stanley Senior Funding, Inc.,
as Authorized Representative under the Credit Agreement,

U.S. Bank, National Association,
as Notes Collateral Agent,

U.S. Bank, National Association,

as the Initial Other Authorized Representative,

and

each additional Authorized Representative from time to time party hereto

Page

	ARTICLE I

	Definitions

SECTION 1.01	Construction; Certain Defined Terms	1

	ARTICLE II

	Priorities and Agreements with Respect to Common Collateral
SECTION 2.01	Priority of Claims	10
SECTION 2.02	Actions with Respect to Common Collateral; Prohibition on Contesting Liens	13
SECTION 2.03	No Interference; Payment Over	14
SECTION 2.04	Automatic Release of Liens; Amendments to First-Priority Collateral Documents	15
SECTION 2.05	Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings	16
SECTION 2.06	Reinstatement	17
SECTION 2.07	Insurance	17
SECTION 2.08	Refinancings	17
SECTION 2.09	Possessory Collateral Agent as Gratuitous Bailee/Agent for Perfection	18

	ARTICLE III

	Existence and Amounts of Liens and Obligations

	ARTICLE IV

	The Collateral Agent
SECTION 4.01	Appointment and Authority	19
SECTION 4.02	Rights as a First-Priority Secured Party	20
SECTION 4.03	Exculpatory Provisions	21
SECTION 4.04	Reliance by Collateral Agent	23
SECTION 4.05	Delegation of Duties	23
SECTION 4.06	Resignation of Collateral Agent	24
SECTION 4.07	Non-Reliance on Collateral Agent and Other First-Priority Secured Parties	24
SECTION 4.08	Collateral and Guaranty Matters	25

i

Annexes and Exhibits

Annex A	Consent of Grantors

Exhibit I	Form of Other First-Priority Secured Party Consent

ii

This INTERCREDITOR AGREEMENT (as amended, restated, modified or supplemented from time to time, this “Agreement’), dated as of [__], 2021, is among Morgan Stanley Senior Funding, Inc., as collateral agent for the Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “Credit Agreement Collateral Agent”), Morgan Stanley Senior Funding, Inc., as Authorized Representative for the Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “Administrative Agent”), U.S. Bank, National Association, as collateral agent under the Initial Other First-Priority Agreement for the Initial Other First-Priority Secured Parties (in such capacity and together with its successors in such capacity, the “Notes Collateral Agent”), U.S. Bank, National Association, as trustee under the Initial Other First-Priority Agreement for the Initial Other First-Priority Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Other Authorized Representative”) and each additional Authorized Representative from time to time party hereto for the Other First-Priority Secured Parties of the Series with respect to which it is acting in such capacity, as consented to by the Grantors in the Consent of Grantors.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Credit Agreement Collateral Agent, the Administrative Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Notes Collateral Agent, the Initial Other Authorized Representative (for itself and on behalf of the Initial Other First-Priority Secured Parties) and each additional Authorized Representative (for itself and on behalf of the Other First-Priority Secured Parties of the applicable Series) agree as follows:

Article XIX

Definitions

Section 19.01               Construction; Certain Defined Terms.

(a)            The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) unless otherwise expressly stated herein, all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b)          It is the intention of the First-Priority Secured Parties of each Series that the holders of First-Priority Obligations of such Series (and not the First-Priority Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First-Priority Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First-Priority Obligations), (y) any of the First-Priority Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First-Priority Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First-Priority Obligations and, without limiting the foregoing, after taking into account the effect of any applicable intercreditor agreements) on a basis ranking prior to the security interest of such Series of First-Priority Obligations but junior to the security interest of any other Series of First-Priority Obligations or (ii) the existence of any Collateral for any other Series of First-Priority Obligations that is not Common Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First-Priority Obligations, an “Impairment” of such Series). In the event of any Impairment with respect to any Series of First-Priority Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First-Priority Obligations, and the rights of the holders of such Series of First-Priority Obligations (including, without limitation, the right to receive distributions in respect of such Series of First-Priority Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First-Priority Obligations subject to such Impairment. Additionally, in the event the First-Priority Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such First-Priority Obligations or the Secured Credit Documents governing such First-Priority Obligations shall refer to such obligations or such documents as so modified.

(c)            Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Credit Agreement or the Notes Indenture, as applicable. As used in this Agreement, the following terms have the meanings specified below:

“Administrative Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement, together with its successors and assigns.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Authorized Representative” means, with respect to any Common Collateral, (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Administrative Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the NonControlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

2

“Authorized Representative” means (i) in the case of any Credit Agreement Secured Obligations or the Credit Agreement Secured Parties, the Administrative Agent, (ii) in the case of the Initial Other First-Priority Obligations or the Initial Other First-Priority Secured Parties, the Initial Other Authorized Representative and (iii) in the case of any Series of Other First-Priority Obligations or Other First-Priority Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Other First-Priority Secured Party Consent.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Cash Management Obligations” means, with respect to any Person, all obligations, whether now owing or hereafter arising, of such Person in respect of overdrafts or other liabilities owed to any other Person that arise from treasury, depositary or cash management services, including any automated clearing house or other electronic transfers of funds, credit cards, purchase or debit cards, e-payable services or any similar transactions, including any services or transactions of the type referred to in the definition of “Cash Management Agreement” in the Credit Agreement.

“Collateral” means all assets and properties subject to Liens created pursuant to any First-Priority Collateral Document to secure one or more Series of First-Priority Obligations.

“Common Collateral” means, at any time, Collateral in which the holders of two or more Series of First-Priority Obligations (or their respective Authorized Representatives or the collateral agent on behalf of such holders) hold a valid and perfected security interest or Lien (including, without limitation, in respect of equity interests of Foreign Subsidiaries directly owned by any Grantor that have been pledged as Collateral) at such time. If more than two Series of First-Priority Obligations are outstanding at any time and the holders of less than all Series of First-Priority Obligations hold a valid and perfected security interest or Lien in any Collateral at such time, then such Collateral shall constitute Common Collateral for those Series of First-Priority Obligations that hold a valid and perfected security interest or Lien in such Collateral at such time and shall not constitute Common Collateral for any Series which does not have a valid and perfected security interest or Lien in such Collateral at such time.

3

“Company” means Adtalem Global Education Inc.

“Consent of Grantors” means the Consent of Grantors in the form of Annex A attached hereto.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Controlling Collateral Agent” means, with respect to any Common Collateral, (i) until the Discharge of Credit Agreement Obligations, the Credit Agreement Collateral Agent, (ii) from the Discharge of Credit Agreement Obligations, the collateral agent designated by the Controlling Secured Parties and (iii) at all times after the Non-Controlling Authorized Representative Enforcement Date, the collateral agent designated by the Major Non-Controlling Authorized Representative.

“Controlling Secured Parties” means, with respect to any Common Collateral, the Series of First-Priority Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Common Collateral.

“Credit Agreement” means that certain Credit Agreement, dated as of [__], 2021, among the Company, the lending institutions from time to time parties thereto, the Administrative Agent, the Credit Agreement Collateral Agent and the other parties thereto as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, including, in the event such Credit Agreement is terminated or replaced and the Company subsequently enters into any “Credit Agreement” (as defined in the Initial Other First-Priority Agreement (or the Equivalent Provision thereof)), the Credit Agreement designated by the Company to be the “Credit Agreement” hereunder.

“Credit Agreement Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement, together with its successors and assigns.

“Credit Agreement Collateral Agreement” means the Credit Agreement Collateral Agreement, dated as of the date hereof, among the Company, each other pledgor party thereto, the Credit Agreement Collateral Agent and the other parties thereto, as amended, modified, supplemented, replaced or restated from time to time.

“Credit Agreement Documents” means the Credit Agreement and the other “Loan Documents” as defined in the Credit Agreement (or any Equivalent Provision thereof).

“Credit Agreement Obligations” means all “Loan Obligations” (as such term is defined in the Credit Agreement (or the Equivalent Provision thereof)) of the Company and other obligors under the Credit Agreement or any of the other Credit Agreement Documents, and all other obligations to pay principal, premium, if any, and interest (including any interest accruing after the commencement of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding) when due and payable, and all other amounts due or to become due under or in connection with the Credit Agreement Documents and the performance of all other Obligations of the obligors thereunder to the lenders and agents under the Credit Agreement Documents, according to the respective terms thereof.

4

“Credit Agreement Secured Obligations” means, collectively, (i) the Credit Agreement Obligations and (ii) any First-Priority Cash Management Obligations and First-Priority Hedging Obligations included in the term “Credit Agreement Secured Obligations” as defined in the Credit Agreement Collateral Agreement (or the Equivalent Provision thereof).

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement (or the Equivalent Provision thereof).

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Common Collateral and any Series of First-Priority Obligations, the date on which such Series of First-Priority Obligations is no longer secured by such Common Collateral. The term “Discharged” has a corresponding meaning.

“Discharge of Credit Agreement Obligations” means, with respect to any Common Collateral, the Discharge of the Credit Agreement Obligations with respect to such Common Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations or an incurrence of future Credit Agreement Obligations with additional First-Priority Obligations secured by such Common Collateral under an Other First-Priority Agreement which has been designated in writing by the Company to the Controlling Collateral Agent and each other Authorized Representative as the “Credit Agreement” for purposes of this Agreement.

“Discharge of Initial Other First-Priority Obligations” means, with respect to any Common Collateral, the Discharge of the Initial Other First-Priority Obligations with respect to such Common Collateral; provided that the Discharge of Initial Other First-Priority Obligations shall not be deemed to have occurred in connection with a Refinancing of such Initial Other First-Priority Obligations or an incurrence of future Initial Other First-Priority Obligations with additional First-Priority Obligations secured by such Common Collateral under an Other First-Priority Agreement which has been designated in writing by the Company to the Controlling Collateral Agent and each Authorized Representative as the “Initial Other First-Priority Agreement” for purposes of this Agreement.

5

“Equivalent Provision” means, with respect to any reference to a specific provision of an agreement in effect on the date hereof (the “original agreement”), if such agreement is amended, restated, supplemented, modified or replaced after the date hereof in a manner permitted hereby, the provision in such amended, restated, supplemented, modified or replacement agreement that is the equivalent to such specific provision in such original agreement.

“Event of Default” means an Event of Default under and as defined in the Credit Agreement or any Other First-Priority Agreement (or, in each case, the Equivalent Provision thereof).

“First-Priority Cash Management Obligations” means any Obligations in respect of any Secured Cash Management Agreement.

“First-Priority Collateral Documents” means any agreement, instrument or document entered into in favor of the Credit Agreement Collateral Agent, the Notes Collateral Agent, or any other collateral agent for purposes of securing any Series of First-Priority Obligations.

“First-Priority Hedging Obligations” means any Obligations in respect of any Secured Hedge Agreement.

“First-Priority Obligations” means, collectively, (i) the Credit Agreement Secured Obligations, (ii) the Initial Other First-Priority Obligations, (iii) each Series of Other First-Priority Obligations and (iv) any other First-Priority Hedging Obligations and First-Priority Cash Management Obligations (which shall be deemed to be part of the Series of Other First-Priority Obligations to which they relate to the extent provided in the applicable Other First-Priority Agreement).

“First-Priority Secured Parties” means (i) the Credit Agreement Secured Parties, (ii) the Initial Other First-Priority Secured Parties, and (iii) the Other First-Priority Secured Parties with respect to each Series of Other First-Priority Obligations.

“Grantors” means the Company and each of the Subsidiaries of the Company that has executed and delivered a First-Priority Collateral Document as a grantor thereunder.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under (a) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements, and currency exchange, interest rate or commodity collar agreements and (b) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices, including any obligations of the type referred to in the definition of “Hedging Agreement” in the Credit Agreement.

6

“Impairment” has the meaning assigned to such term in Section 1.01(b).

“Initial Other Authorized Representative” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Initial Other First-Priority Agreement” means that certain Indenture, dated as of March 1, 2021, among the Company and Adtalem Escrow Corporation, a Delaware corporation, as co-issuers, the guarantors named therein, and U.S. Bank, National Association, as indenture trustee and notes collateral agent, as amended, supplemented or otherwise modified from time to time.

“Initial Other First-Priority Obligations” means the “Notes Obligations” as defined in the Notes Collateral Agreement (or the Equivalent Provision thereof).

“Initial Other First-Priority Secured Parties” means the holders of any Initial Other First-Priority Obligations, the Notes Collateral Agent and the Initial Other Authorized Representative.

“Insolvency or Liquidation Proceeding” means:

(1)            any case commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)            any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency (except for any voluntary liquidation, dissolution or other winding up to the extent permitted by the applicable Secured Credit Documents); or

(3)             any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” has the meaning assigned to such term in Section 2.01(a).

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, license, hypothecation, pledge, charge, security interest or similar monetary encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

7

“Major Non-Controlling Authorized Representative” means, with respect to any Common Collateral, the Authorized Representative of the Series of Other First-Priority Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First-Priority Obligations with respect to such Common Collateral.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Common Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Common Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 180 days (throughout which 180 day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Other First-Priority Agreement under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) the Controlling Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Other First-Priority Agreement under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the First-Priority Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Other First-Priority Agreement; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Common Collateral (1) at any time the Administrative Agent or the Controlling Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Common Collateral or (2) at any time the Grantor that has granted a security interest in such Common Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Common Collateral, the First-Priority Secured Parties which are not Controlling Secured Parties with respect to such Common Collateral.

“Notes Indenture Documents” has the meaning assigned to such term in the Notes Collateral Agreement.

8

“Notes Collateral Agreement” means the Collateral Agreement, dated as of [ ], 2021, among the Company, each other pledgor party thereto, the Notes Collateral Agent and the other parties thereto, as amended, amended and restated, modified, supplemented, replaced or restated from time to time.

“Obligations” means any principal, interest (including any interest accruing after the commencement of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding), penalties, fees indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any indebtedness; provided, that Obligations with respect to the Initial Other First-Priority Obligations shall not include fees or indemnifications in favor of third parties other than the Initial Other Authorized Representative, the Notes Collateral Agent and the Initial Other First-Priority Secured Parties.

“Other First-Priority Agreement” has the meaning assigned to such term in Section 5.14 and includes the Initial Other First-Priority Agreement.

“Other First-Priority Obligations” has the meaning assigned to such term in Section 5.14.

“Other First-Priority Secured Party” means the holders of any Other First-Priority Obligations and any Authorized Representative with respect thereto and includes the Initial Other First-Priority Secured Parties.

“Other First-Priority Secured Party Consent” means any Other First-Priority Secured Party Consent in the form of Exhibit I attached hereto.

“Person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“Possessory Collateral” means any Common Collateral in the possession of the Controlling Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction or otherwise. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Controlling Collateral Agent under the terms of the First-Priority Collateral Documents. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.

“Proceeds” has the meaning assigned to such term in Section 2.01(a).

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

9

“Secured Credit Document” means (i) the Credit Agreement Documents, (ii)  the Notes Indenture Documents and (iii) each Other First-Priority Agreement and any guarantee, security or collateral agreements or documents executed in connection therewith.

‘‘Series” means (a) with respect to the First-Priority Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Initial Other First-Priority Secured Parties (in their capacity as such) and (iii) the Other First-Priority Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Other First-Priority Secured Parties) and (b) with respect to any First-Priority Obligations, each of (i) the Credit Agreement Secured Obligations, (ii) the Initial Other First-Priority Obligations and (iii) the Other First-Priority Obligations incurred pursuant to any Other First-Priority Agreement (other than the Initial Other First-Priority Agreement), which pursuant to any Other First-Priority Secured Party Consent, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Other First-Priority Obligations).

“Subsidiary” means, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

Article XX

Priorities and Agreements with Respect to Common Collateral

Section 20.01     Priority of Claims.

Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.01(b)), if an Event of Default has occurred and is continuing, and the Controlling Collateral Agent or any First-Priority Secured Party is taking action to enforce rights in respect of any Common Collateral, or any distribution is made in respect of any Common Collateral in any Bankruptcy Case of any Grantor or any First-Priority Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Common Collateral, the proceeds of any sale, collection or other liquidation of any such Collateral by any First-Priority Secured Party or received by the Controlling Collateral Agent or any First-Priority Secured Party pursuant to any such intercreditor agreement with respect to such Common Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the First-Priority Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied by the Controlling Collateral Agent:

10

FIRST, to the payment of all costs and expenses incurred by the Controlling Collateral Agent in connection with such collection or sale or otherwise in connection with any Credit Agreement Document, any Notes Indenture Document, any Other First-Priority Agreement or any of the First-Priority Obligations secured by such Common Collateral, including without limitation all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Controlling Collateral Agent under any Credit Agreement Document, any Notes Indenture Document or any Other First-Priority Agreement on behalf of any Grantor, any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Agreement Document, any other Notes Indenture Document or any Other First-Priority Agreement, and all other fees, indemnities and other amounts owing or reimbursable to the Controlling Collateral Agent under any Credit Agreement Document, any Notes Indenture Document or any Other First-Priority Agreement in its capacity as such;

SECOND, to the payment in full of the First-Priority Obligations secured by such Common Collateral (the amounts so applied to be distributed between the Credit Agreement Secured Parties, the Notes Secured Parties and any Other First-Priority Secured Parties pro rata based on the respective amounts of such First-Priority Obligations owed to them on the date of any such distribution (or in accordance with such other method of distribution as may be set forth in any applicable Intercreditor Agreement), with the portion thereof distributed to the Credit Agreement Secured Parties to be further distributed in accordance with the order of priority set forth in Section 8.02 of the Credit Agreement and the portion thereof distributed to the Initial Other First-Priority Secured Parties to be further distributed in accordance with the order of priority set forth in Section 6.01 of the Initial Other First-Priority Agreement; and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct;

provided that in no event shall the proceeds of any collection or sale of any Regulation S-X Excluded Collateral (as defined in the Notes Collateral Agreement) be applied to the Notes Obligations.

11

The Controlling Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon the request of the Controlling Collateral Agent prior to any distribution under this Section 2.01, each Authorized Representative shall provide to the Controlling Collateral Agent certificates, in form and substance reasonably satisfactory to the Controlling Collateral Agent, setting forth the respective amounts referred to in this Section 2.01 that each applicable First-Priority Secured Party or its Authorized Representative believes it is entitled to receive, and the Controlling Collateral Agent shall be fully entitled to rely on such certificates. Upon any sale of Collateral by the Controlling Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Controlling Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Controlling Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

(a)            Notwithstanding the foregoing, with respect to any Common Collateral for which a third party (other than a First-Priority Secured Party and, without limiting the foregoing, after taking into account the effect of any applicable intercreditor agreements) has a lien or security interest that is junior in priority to the security interest of any Series of First-Priority Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First-Priority Obligations (such third party an “Intervening Creditor”), the value of any Common Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Common Collateral or Proceeds to be distributed in respect of the Series of First-Priority Obligations with respect to which such Impairment exists.

(b)           It is acknowledged that the First-Priority Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the First-Priority Secured Parties of any Series.

(c)            Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First-Priority Obligations granted on the Common Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the First-Priority Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.01(b) hereof), each First-Priority Secured Party hereby agrees that the Liens securing each Series of First-Priority Obligations on any Common Collateral shall be of equal priority.

12

Section 20.02     Actions with Respect to Common Collateral; Prohibition on Contesting Liens.

(a)            With respect to any Common Collateral, (i) notwithstanding Section 2.01, only the Controlling Collateral Agent shall act or refrain from acting with respect to the Common Collateral (including with respect to any intercreditor agreement with respect to any Common Collateral), and then only on the instructions of the Applicable Authorized Representative, (ii) the Controlling Collateral Agent shall not follow any instructions with respect to such Common Collateral (including with respect to any intercreditor agreement with respect to any Common Collateral) from any Non-Controlling Authorized Representative (or any other First-Priority Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other First-Priority Secured Party (other than the Applicable Authorized Representative) shall or shall instruct the Controlling Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Common Collateral (including with respect to any intercreditor agreement with respect to any Common Collateral), whether under any First-Priority Collateral Document, applicable law or otherwise, it being agreed that only the Controlling Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the applicable First-Priority Collateral Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Common Collateral. Notwithstanding the equal priority of the Liens, the Controlling Collateral Agent (acting on the instructions of the Applicable Authorized Representative) may deal with the Common Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Controlling Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party or any other exercise by the Controlling Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party of any rights and remedies relating to the Common Collateral or to cause the Controlling Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any First-Priority Secured Party, Controlling Collateral Agent or any Authorized Representative with respect to any Collateral not constituting Common Collateral.

(b)         Each of the Authorized Representatives agrees that it will not accept any Lien on any Common Collateral for the benefit of any Series of First-Priority Obligations (other than funds deposited for the discharge or defeasance of any Other First-Priority Agreement) other than pursuant to the First-Priority Collateral Documents and, by executing this Agreement (or an Other First-Priority Secured Party Consent), each Authorized Representative and the Series of First-Priority Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement and the other First-Priority Collateral Documents applicable to it.

(c)          Each of the First-Priority Secured Parties agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the First-Priority Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Controlling Collateral Agent or any First-Priority Secured Party to enforce this Agreement.

13

Section 20.03     No Interference; Payment Over.

(a)            Each First-Priority Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any First-Priority Obligations of any Series or any First-Priority Collateral Document or the validity, attachment, perfection or priority of any Lien under any First-Priority Collateral Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Common Collateral by, or with the consent of, the Controlling Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Controlling Collateral Agent or any other First-Priority Secured Party to exercise any right, remedy or power with respect to any Common Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Controlling Collateral Agent or any other First-Priority Secured Party of any right, remedy or power with respect to any Common Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Controlling Collateral Agent or any other First-Priority Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Common Collateral, and none of the Controlling Collateral Agent, any Applicable Authorized Representative or any other First-Priority Secured Party shall be liable for any action taken or omitted to be taken by the Controlling Collateral Agent, such Applicable Authorized Representative or other First-Priority Secured Party with respect to any Common Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Controlling Collateral Agent or any other First-Priority Secured Party to enforce this Agreement.

(b)          Each First-Priority Secured Party hereby agrees that, if it shall obtain possession of any Common Collateral or shall realize any proceeds or payment in respect of any such Common Collateral, pursuant to any First-Priority Collateral Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each Series of First-Priority Obligations, then it shall hold such Common Collateral, proceeds or payment in trust for the other First-Priority Secured Parties and promptly transfer such Common Collateral, proceeds or payment, as the case may be, to the Controlling Collateral Agent, to be distributed by the Controlling Collateral Agent in accordance with the provisions of Section 2.01(a) hereof.

14

Section 20.04     Automatic Release of Liens; Amendments to First-Priority Collateral Documents.

(a)            If at any time any Common Collateral is transferred to a third party or otherwise disposed of, in each case, in connection with any enforcement by the Controlling Collateral Agent in accordance with the provisions of this Agreement, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Controlling Collateral Agent for the benefit of each Series of First-Priority Secured Parties upon such Common Collateral will automatically be released and discharged upon the consummation of such transfer or disposition; provided that any proceeds of any Common Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.

(b)            Each First-Priority Secured Party agrees that the Credit Agreement Collateral Agent or the Notes Collateral Agent, as applicable, may enter into any amendment (and, upon request by the Controlling Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any Secured Credit Document (including, without limitation, to release Liens securing any Series of First-Priority Obligations) so long as such amendment, subject to clause (d) below, is not prohibited by the terms of each then extant Secured Credit Document. Additionally, each First-Priority Secured Party agrees that the Credit Agreement Collateral Agent or the Notes Collateral Agent, as applicable, may enter into any amendment (and, upon request by the Controlling Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any Secured Credit Collateral Document solely as such Secured Credit Collateral Document relates to a particular Series of First-Priority Obligations (including, without limitation, to release Liens securing such Series of First-Priority Obligations) so long as such amendment is in accordance with the Secured Credit Document pursuant to which such Series of First-Priority Obligations was incurred.

(c)             Each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Credit Agreement Collateral Agent or the Notes Collateral Agent, as applicable, to evidence and confirm any release of Common Collateral, whether in connection with a sale of such assets by the relevant owner pursuant to the preceding clauses or otherwise, or amendment to any First-Priority Collateral Document provided for in this Section.

(d)        In determining whether an amendment to any First-Priority Collateral Document is not prohibited by this Section 2.04, the Controlling Collateral Agent may conclusively rely on a certificate of an officer of the Company stating in good faith that such amendment is not prohibited by Section 2.04(b) above.

15

Section 20.05     Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a)            This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Company or any of its Subsidiaries.

(b)          If any Grantor shall become subject to a case (a “Bankruptcy Case”) under a Bankruptcy Law and shall move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or otherwise or the use of cash collateral under Section 363 of the Bankruptcy Code or otherwise, each First-Priority Secured Party (other than any Controlling Secured Party or Authorized Representative of any Controlling Secured Party) agrees that it will raise no objection to any such financing or to the Liens on the Common Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Common Collateral, unless any Controlling Secured Party, Authorized Representative of any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Common Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Common Collateral (including any “carve-out” for professional and United States Trustee fees, administrative and other priority claims) on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First-Priority Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Common Collateral granted to secure the First-Priority Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Common Collateral as set forth herein), in each case so long as (A) the First-Priority Secured Parties of each Series retain the benefit of their Liens on all such Common Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First-Priority Secured Parties (other than any Liens of the First-Priority Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the First-Priority Secured Parties of each Series are granted Liens on any additional collateral pledged to any First-Priority Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the First-Priority Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First-Priority Obligations, such amount is applied pursuant to Section 2.01 of this Agreement, and (D) if any First-Priority Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection is applied pursuant to Section 2.01 of this Agreement; provided that the First-Priority Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First-Priority Secured Parties of such Series or its Authorized Representative that shall not constitute Common Collateral; and provided further that the First-Priority Secured Parties receiving adequate protection shall not object to any other First-Priority Secured Party receiving adequate protection comparable to any adequate protection granted to such First-Priority Secured Parties in connection with a DIP Financing or use of cash collateral.

16

(c)           If any Grantor shall become subject to a Bankruptcy Case under a Bankruptcy Law, each First-Priority Secured Party (other than any Authorized Representative of any Controlling Secured Party) agrees that it shall not:

(i)            seek in respect of any part of the Common Collateral or proceeds thereof, or any Lien on the Common Collateral, any relief from or modification of the automatic or other stay as provided in Section 362 of the Bankruptcy Code or under any other applicable Bankruptcy Law or otherwise, or take any action in derogation thereof; or

(ii)           oppose or object (and instead shall be deemed to have consented), or join any other Person in opposing or objecting, to any disposition of any Common Collateral (including any credit bid under Section 363(k) of the Bankruptcy Code or under any other applicable Law or otherwise) free and clear of the Liens on the Common Collateral securing the First-Priority Obligations or other claims under Section 363 of the Bankruptcy Code or otherwise (so long as pursuant to court order the respective interests of the First-Priority Secured Parties attach to any net proceeds thereof on the same basis of priority as the Liens on the Common Collateral as existed prior to such disposition), if each Authorized Representative of the Controlling Secured Parties shall consent to, or not object to, such disposition.

Section 20.06     Reinstatement. In the event that any of the First-Priority Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under Title 11 of the United States Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such First-Priority Obligations shall again have been paid in full in cash.

Section 20.07     Insurance. As between the First-Priority Secured Parties, the Controlling Collateral Agent, acting at the direction of the Applicable Authorized Representative, shall have the right to adjust or settle any insurance policy or claim covering or constituting Common Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral.

Section 20.08     Refinancings. The First-Priority Obligations of any Series may be Refinanced, in whole or in part, in each case without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Secured Credit Document) of, any First-Priority Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed an Other First-Priority Secured Party Consent on behalf of the holders of such Refinancing indebtedness.

17

Section 20.09     Possessory Controlling Collateral Agent as Gratuitous Bailee/Agent for Perfection.

(a)         The Controlling Collateral Agent agrees to hold any Common Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee and/or gratuitous agent for the benefit of each other First-Priority Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First-Priority Collateral Documents, in each case, subject to the terms and conditions of this Section 2.09. Pending delivery to the Controlling Collateral Agent, each other Authorized Representative agrees to hold any Common Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee and/or gratuitous agent for the benefit of each other First-Priority Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First-Priority Collateral Documents, in each case, subject to the terms and conditions of this Section 2.09.

(b)            The duties or responsibilities of the Controlling Collateral Agent and each other Authorized Representative under this Section 2.09 shall be limited solely to holding any Common Collateral constituting Possessory Collateral as gratuitous bailee and/or gratuitous agent for the benefit of each other First-Priority Secured Party for purposes of perfecting the Lien held by such First-Priority Secured Parties therein.

(c)            The agreement of the Controlling Collateral Agent to act as gratuitous bailee and/or gratuitous agent pursuant to this Section 2.09 is intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 9-104(a)(2) and 9-313(c) of the UCC.

Article XXI

Existence and Amounts of Liens and Obligations

Whenever the Controlling Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First-Priority Obligations of any Series, or the Common Collateral subject to any Lien securing the First-Priority Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that, if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Controlling Collateral Agent or Authorized Representative shall be entitled to make any such determination or not make any determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. The Controlling Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First-Priority Secured Party or any other person as a result of such determination.

18

Article XXII

The Controlling Collateral Agent

Section 22.01     Appointment and Authority.

(a)            Each of the First-Priority Secured Parties hereby irrevocably appoints the Controlling Collateral Agent to act on its behalf as the Controlling Collateral Agent hereunder and under each of the First-Priority Collateral Documents to which it is a party and authorizes the Controlling Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Controlling Collateral Agent by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Grantor to secure any of the First-Priority Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Controlling Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Controlling Collateral Agent pursuant to Section 4.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the First-Priority Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Applicable Authorized Representative), shall be entitled to, in the case of the Credit Agreement Collateral Agent, the benefits of all provisions of this Article IV and Section 9.03 of the Credit Agreement, in the case of the Initial Other Authorized Representaive, the benefits of this Article IV and Article VII of the Initial Other First-Priority Agreement, and, in the case of any other Controlling Collateral Agent, the equivalent provision of any Other First-Priority Agreement (as though such co-agents, sub-agents and attorneys-in-fact were the “Controlling Collateral Agent” under the First-Priority Collateral Documents) as if set forth in full herein with respect thereto.

19

(b)            Each Non-Controlling Secured Party acknowledges and agrees that the Controlling Collateral Agent shall be entitled, for the benefit of the First-Priority Secured Parties, to sell, transfer or otherwise dispose of or deal with any Common Collateral as provided herein and in the First-Priority Collateral Documents, without regard to any rights to which Non-Controlling Secured Parties would otherwise be entitled as a result of holding any First-Priority Obligations. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Controlling Collateral Agent, the Applicable Authorized Representative or any other First-Priority Secured Party shall have any duty or obligation first to marshal or realize upon any type of Common Collateral (or any other Collateral securing any of the First-Priority Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Common Collateral (or any other Collateral securing any First-Priority Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the First-Priority Secured Parties waives any claim it may now or hereafter have against the Controlling Collateral Agent or the Authorized Representative of any other Series of First-Priority Obligations or any other First-Priority Secured Party of any other Series arising out of (i) any actions which the Controlling Collateral Agent, any Authorized Representative or any First-Priority Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First-Priority Obligations from any account debtor, guarantor or any other party) in accordance with the First-Priority Collateral Documents or any other agreement related thereto or to the collection of the First-Priority Obligations or the valuation, use, protection or release of any security for the First-Priority Obligations, (ii) any election by any Applicable Authorized Representative or any holders of First-Priority Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05 of this Agreement, any borrowing or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or similar Bankruptcy Law by the Company or any of its Subsidiaries. Notwithstanding any other provision of this Agreement, the Controlling Collateral Agent, and, if applicable, the Notes Controlling Collateral Agent, shall not accept any Common Collateral in full or partial satisfaction of any First-Priority Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of First-Priority Obligations for whom such Collateral constitutes Common Collateral.

Section 22.02     Rights as a First-Priority Secured Party. The Person serving as the Controlling Collateral Agent hereunder shall have the same rights and powers in its capacity as a First-Priority Secured Party under any Series of First-Priority Obligations that it holds as any other First-Priority Secured Party of such Series and may exercise the same as though it were not the Controlling Collateral Agent and the term “First-Priority Secured Party” or “First-Priority Secured Parties” or (as applicable) “Credit Agreement Secured Party”, “Credit Agreement Secured Parties”, “Other First-Priority Secured Party” or “Other First-Priority Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Controlling Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary of the Company or other Affiliate thereof as if such Person were not the Controlling Collateral Agent hereunder and without any duty to account therefor to any other First-Priority Secured Party.

20

Section 22.03     Exculpatory Provisions.

(a)          The Controlling Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other First-Priority Collateral Documents. Without limiting the generality of the foregoing, the Controlling Collateral Agent:

(i)             shall not be subject to any fiduciary or other implied duties of any kind or nature to any Person, regardless of whether an Event of Default has occurred and is continuing;

(ii)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other First-Priority Collateral Documents that the Controlling Collateral Agent is required to exercise as directed in writing by the Applicable Authorized Representative; provided that the Controlling Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Controlling Collateral Agent to liability or that is contrary to any First-Priority Collateral Document or applicable law;

(iii)        shall not, except as expressly set forth herein and in the other First-Priority Collateral Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Controlling Collateral Agent or any of its Affiliates in any capacity;

(iv)           shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Applicable Authorized Representative or (ii) in the absence of its own gross negligence or willful misconduct or (iii) in reliance on a certificate of an authorized officer of the Company stating that such action is not prohibited by the terms of this Agreement. The Controlling Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of First-Priority Obligations unless and until notice describing such Event of Default is given to the Controlling Collateral Agent by the Authorized Representative of such First-Priority Obligations or the Company;

(v)            shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other First-Priority Collateral Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other First-Priority Collateral Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the First-Priority Collateral Documents, (v) the value or the sufficiency of any Collateral for any Series of First-Priority Obligations, or (v) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Controlling Collateral Agent;

21

(vi)          shall not have any fiduciary duties or contractual obligations of any kind or nature under any Other First-Priority Agreement (but shall be entitled to all protections provided to the Controlling Collateral Agent therein);

(vii)         with respect to the Credit Agreement, any Other First-Priority Agreement or any First-Priority Collateral Document, may conclusively assume that the Grantors have complied with all of their obligations thereunder unless advised in writing by the Authorized Representative thereunder to the contrary specifically setting forth the alleged violation; and

(viii)        may conclusively rely on any certificate of an officer of the Company provided pursuant to Section 2.04(d) hereof.

(b)            Each Secured Party acknowledges that, in addition to acting as the initial Controlling Collateral Agent, Morgan Stanley Senior Funding, Inc. also serves as Administrative Agent under the Credit Agreement and each First-Priority Secured Party hereby agrees not to assert any claim (including as a result of any conflict of interest) against Morgan Stanley Senior Funding, Inc., or any successor, arising from the role of Administrative Agent under the Credit Agreement so long as Morgan Stanley Senior Funding, Inc. or any such successor is either acting in accordance with the express terms of such documents or otherwise has not engaged in gross negligence or willful misconduct. Each Secured Party further acknowledges that, should U.S. Bank, National Association act as the Controlling Collateral Agent hereunder, it may also serve as Trustee and Notes Collateral Agent under the Notes Indenture and each First-Priority Secured Party hereby agrees not to assert any claim (including as a result of any conflict of interest) against U.S. Bank, National Association, or any successor, arising from the role of Trustee or Notes Collateral Agent under the Notes Indenture so long as U.S. Bank, National Association or any such successor is either acting in accordance with the express terms of such documents or otherwise has not engaged in gross negligence or willful misconduct.

(c)            The Initial Other Authorized Representative and the Initial Other First-Priority Secured Parties hereby waive any claim they may now or hereafter have against the Controlling Collateral Agent or any other First-Priority Secured Parties arising out of (i) any actions which the Controlling Collateral Agent (or any of its representatives) takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, disposition, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Obligations from any account debtor, guarantor or any other party) in accordance with any relevant First-Priority Collateral Documents, or any other agreement related thereto, or to the collection of the Obligations or the valuation, use, protection or release of any security for the Obligations, (ii) any election by the Controlling Collateral Agent (or any of its agents), in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code, or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by, the Company or any of its Subsidiaries, as debtor-in-possession.

22

Section 22.04            Reliance by Controlling Collateral Agent. The Controlling Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Controlling Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Controlling Collateral Agent may consult with legal counsel (who may include, but shall not be limited to counsel for the Company or counsel for the Administrative Agent or the Notes Collateral Agent, as applicable), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 22.05            Delegation of Duties. The Controlling Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other First-Priority Collateral Document by or through any one or more sub-agents appointed by the Controlling Collateral Agent. The Controlling Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Controlling Collateral Agent and any such sub-agent.

23

Section 22.06            Resignation of Controlling Collateral Agent. Subject to the applicable Secured Credit Document, the Controlling Collateral Agent may at any time give notice of its resignation as Controlling Collateral Agent under this Agreement and the other First-Priority Collateral Documents to each Authorized Representative and the Company. Upon receipt of any such notice of resignation, the Applicable Authorized Representative shall have the right (subject, unless an Event of Default relating to a payment default or the commencement of an Insolvency or Liquidation Proceeding has occurred and is continuing, to the consent of the Company (not to be unreasonably withheld or delayed)), to appoint a successor, which shall be a bank or trust company with an office in the United States, or an Affiliate of any such bank or trust company with an office in the United States. If no such successor shall have been so appointed by the Applicable Authorized Representative and shall have accepted such appointment within thirty (30) days after the retiring Controlling Collateral Agent gives notice of its resignation, then the retiring Controlling Collateral Agent may, on behalf of the First-Priority Secured Parties, appoint a successor Controlling Collateral Agent meeting the qualifications set forth above; provided that, if the Controlling Collateral Agent shall notify the Company and each Authorized Representative that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Controlling Collateral Agent shall be discharged from its duties and obligations hereunder and under the other First-Priority Collateral Documents (except that in the case of any collateral security held by the Controlling Collateral Agent on behalf of the First-Priority Secured Parties under any of the First-Priority Collateral Documents, the retiring Controlling Collateral Agent shall continue to hold such collateral security solely for purposes of maintaining the perfection of the security interests of the First-Priority Secured Parties therein until such time as a successor Controlling Collateral Agent is appointed but with no obligation to take any further action at the request of the Applicable Authorized Representative, any Other First-Priority Secured Parties or any Grantor) and (b) all payments, communications and determinations provided to be made by, to or through the Controlling Collateral Agent shall instead be made by or to each Authorized Representative directly, until such time as the Applicable Authorized Representative appoints a successor Controlling Collateral Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Controlling Collateral Agent hereunder and under the First-Priority Collateral Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Controlling Collateral Agent, and the retiring Controlling Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other First-Priority Collateral Documents (if not already discharged therefrom as provided above in this Section). After the retiring Controlling Collateral Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article, Sections 9.06 and 9.09 of the Credit Agreement and the equivalent provision of any Other First-Priority Agreement shall continue in effect for the benefit of such retiring Controlling Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Controlling Collateral Agent was acting as Controlling Collateral Agent. Upon any notice of resignation of the Controlling Collateral Agent hereunder and under the other First-Priority Collateral Documents, the Company agrees to use commercially reasonable efforts to transfer (and maintain the validity and priority of) the Liens in favor of the retiring Controlling Collateral Agent under the First-Priority Collateral Documents to the successor Controlling Collateral Agent as promptly as practicable.

Section 22.07            Non-Reliance on Controlling Collateral Agent and Other First-Priority Secured Parties. Each First-Priority Secured Party acknowledges that it has, independently and without reliance upon the Controlling Collateral Agent, any Authorized Representative or any other First-Priority Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Secured Credit Documents. Each First-Priority Secured Party also acknowledges that it will, independently and without reliance upon the Controlling Collateral Agent, any Authorized Representative or any other First-Priority Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Secured Credit Document or any related agreement or any document furnished hereunder or thereunder.

24

Section 22.08            Collateral and Guaranty Matters. Each of the First-Priority Secured Parties irrevocably authorizes the Credit Agreement Collateral Agent or the Notes Collateral Agent, as applicable, at its option and in its discretion,

(a)            to release any Lien on any property granted to or held by it under any First-Priority Collateral Document to which it is a party in accordance with Section 2.04 of this Agreement or upon receipt of a written request from the Company stating that the release of such Lien is not prohibited by the terms of each then extant Secured Credit Document; and

(b)            to release any Grantor from its obligations under the First-Priority Collateral Documents it is a party upon receipt of a written request from the Company stating that such release is not prohibited by the terms of each then extant Secured Credit Document.

Article XXIII

Miscellaneous

Section 23.01            Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)            if to the Credit Agreement Collateral Agent or the Administrative Agent, to it as provided in the Credit Agreement;

(b)            if to the Notes Collateral Agent or the Initial Other Authorized Representative, to it at as provided in the Initial Other First-Priority Agreement;

(c)            if to any additional Other Authorized Representative, to it at the address set forth in the applicable Other First-Priority Secured Party Consent.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among the Controlling Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

25

Section 23.02            Waivers; Amendment; .

(a)            No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall not be prohibited by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)            Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Other First-Priority Secured Party Consent) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative (or its authorized agent) and the Company. Notwithstanding anything in this Section 5.02(b) to the contrary, this Agreement may be amended from time to time at the request of the Company, at the Company’s expense, and without the consent of any Authorized Representative or any First-Priority Secured Party to add other parties holding Other First-Priority Obligations (or any agent or trustee therefor) to the extent such obligations are not prohibited by any First-Priority Collateral Document. Each party to this Agreement agrees that (i) at the request (and sole expense) of the Company, without the consent of any First-Priority Secured Party, each of the Authorized Representatives shall execute and deliver an acknowledgment and confirmation of such modifications and/or enter into an amendment, a restatement or a supplement of this Agreement to facilitate such modifications (it being understood that such actions shall not be required for the effectiveness of any such modifications) and (ii) the Company shall be a beneficiary of this Section 5.02(b).

(c)            Notwithstanding the foregoing, without the consent of any First-Priority Secured Party, any Authorized Representative may become a party hereto by execution and delivery of an Other First-Priority Secured Party Consent in accordance with Section 5.14, and, upon such execution and delivery, such Authorized Representative and the Other First-Priority Secured Parties and Other First-Priority Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the other First-Priority Collateral Documents applicable thereto.

Section 23.03            Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First-Priority Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

26

Section 23.04            Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

Section 23.05            Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart to this Agreement by facsimile transmission (or other electronic transmission pursuant to procedures approved by the Administrative Agent) shall be as effective as delivery of a manually signed original. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 23.06            Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 23.07            Governing Law. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

Section 23.08            Submission to Jurisdiction; Waivers. The Credit Agreement Collateral Agent, the Notes Collateral Agent and each Authorized Representative, on behalf of itself and the First-Priority Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a)            submits for itself and its property in any legal action or proceeding relating to this Agreement and the First-Priority Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the state and federal courts located in New York County and appellate courts from any thereof and waives any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court;

27

(b)            consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)            agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in Section 5.01 hereof;

(d)            agrees that nothing herein shall affect the right of any other party hereto (or any First-Priority Secured Party) to effect service of process in any other manner permitted by law; and

(e)            waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

Section 23.09            WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO IN CONNECTION WITH THE SUBJECT MATTER HEREOF.

Section 23.10            Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 23.11            Conflicts. In the event of any conflict between the terms of this Agreement and the terms of any of the other Secured Credit Documents or First-Priority Collateral Documents, the terms of this Agreement shall govern.

Section 23.12            Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First-Priority Secured Parties in relation to one another. None of the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.08, 2.09 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Credit Agreement or any Other First-Priority Agreements), and none of the Company or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First-Priority Obligations as and when the same shall become due and payable in accordance with their terms.

28

Section 23.13            Authorized Representatives Each of the Authorized Representative under the Credit Agreement and the Initial Other Authorized Representative is executing and delivering this Agreement solely in its capacity as such and pursuant to directions set forth in the Credit Agreement or the Initial Other First Priority Agreement, as applicable; and in so doing, neither the Authorized Representative under the Credit Agreement nor the Initial Other Authorized Representative shall be responsible for the terms or sufficiency of this Agreement for any purpose. Each of the Authorized Representative under the Credit Agreement and the Initial Other Authorized Representative shall not have duties or obligations under or pursuant to this Agreement other than such duties expressly set forth in this Agreement as duties on its part to be performed or observed. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement, each of the Authorized Representative under the Credit Agreement and the Initial Other Authorized Representative shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the Credit Agreement or the Initial Other First Priority Agreement, as applicable.

Section 23.14            Other First-Priority Obligations. From time to time on or after the date hereof and so long as not prohibited by the Credit Agreement or the Initial Other First-Priority Agreement, the Authorized Representative for persons wishing to become Secured Parties with respect indebtedness to be secured on a pari passu basis with the then-outstanding First-Priority Obligations as First-Priority Obligations hereunder (any such designated First-Priority Obligations, “Other First-Priority Obligations”, and the document under which such Other First-Priority Obligations are incurred, an “Other First-Priority Agreement”) hereunder by executing and delivering to the Controlling Collateral Agent and each Authorized Representative an Other First-Priority Secured Party Consent substantially in the form attached as Exhibit I hereto. Upon the execution and delivery by such Authorized Representative thereof, (x) the Controlling Collateral Agent shall act as collateral agent under and subject to the terms of this Agreement and the applicable security documents for the benefit of all First-Priority Secured Parties, including without limitation, any First-Priority Secured Parties that hold any such Other First-Priority Obligations, (y) each such Authorized Representative agrees to the appointment, and acceptance of the appointment, of the Controlling Collateral Agent as collateral agent for the holders of such Other First-Priority Obligations and agrees, on behalf of itself and each First-Priority Secured Party it represents, to be bound by this Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new First-Priority Obligations to this Agreement.

[Remainder of this page intentionally left blank]

29

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MORGAN STANLEY SENIOR FUNDING, INC.,
as Credit Agreement Collateral Agent

By:
Name:
Title:

MORGAN STANLEY SENIOR FUNDING, INC.,
as Authorized Representative under the Credit Agreement

By:
Name:
Title:

U.S. BANK, NATIONAL ASSOCIATION,
as Initial Other Authorized Representative

By:
Name:
Title:

U.S. BANK, NATIONAL ASSOCIATION,
as Notes Collateral Agent

By:
Name:
Title:

Annex A

to Intercreditor Agreement

[Form of]

CONSENT OF GRANTORS

Dated: [____________]

Reference is made to the Intercreditor Agreement, dated as of [__], 2021 (as the same may be amended, restated, supplemented, waived, or otherwise modified from time to time, the “Intercreditor Agreement”), among Morgan Stanley Senior Funding, Inc., as Collateral Agent, Morgan Stanley Senior Funding, Inc., as Authorized Representative under the Credit Agreement, U.S. Bank, National Association, as Initial Other Authorized Representative and U.S. Bank, National Association, as Notes Collateral Agent. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

Each of the Grantors party hereto has read the foregoing Intercreditor Agreement and consents thereto. Each of the Grantors party hereto agrees that it will not take any action that would be contrary to the express provisions of the foregoing Intercreditor Agreement, agrees to abide by the requirements expressly applicable to it under the foregoing Intercreditor Agreement and agrees that, except as otherwise provided therein, no First-Priority Secured Party shall have any liability to any Grantor for acting in accordance with the provisions of the foregoing Intercreditor Agreement. Each of the Grantors party hereto confirms that the foregoing Intercreditor Agreement is for the sole benefit of the First-Priority Secured Parties and their respective successors and assigns, and that no Grantor is an intended beneficiary or third party beneficiary thereof except to the extent otherwise expressly provided therein.

Each of the Grantors party hereto agrees to take such further action and to execute and deliver such additional documents and instruments (in recordable form, if requested) as the Collateral Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by the Intercreditor Agreement.

This Consent of Grantors shall be governed and construed in accordance with the laws of the State of New York. Notices delivered to the Grantors pursuant to this Consent of Grantors shall be delivered in accordance with the notice provisions set forth in the Intercreditor Agreement.

[Signatures follow.]

IN WITNESS HEREOF, this Consent of Grantors is hereby executed by each of the Grantors as of the date first written above.

ADTALEM GLOBAL EDUCATION INC., as Grantor

By:
Name:
Title:

[GRANTOR], as Grantor

By:
	Name:	[ ]
	Title:	[ ]

Exhibit I to the
Intercreditor Agreement

[Form of] Other First-Priority Secured Party Consent

OTHER FIRST-PRIORITY SECURED PARTY CONSENT

[Name of Authorized Representative]
[Address of Authorized Representative]

[Date]

[Name of Controlling Collateral Agent]
[Address of Controlling Collateral Agent]

The undersigned is the Authorized Representative for persons wishing to become First-Priority Secured Parties (the “New Secured Parties”) under that certain Intercreditor Agreement, dated as of [__], 20[__] (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Morgan Stanley Senior Funding, Inc., as Collateral Agent, Morgan Stanley Senior Funding, Inc., as Authorized Representative under the Credit Agreement, U.S. Bank, National Association, as Initial Other Authorized Representative and U.S. Bank, National Association, as Notes Collateral Agent. Capitalized terms used but not otherwise defined in this Other First-Priority Secured Party Consent have the meanings set forth in the Intercreditor Agreement (or, if not set forth therein, as set forth in the Credit Agreement or the Notes Indenture referred to therein, as applicable).

In consideration of the foregoing, the undersigned hereby:

(i)            represents that it has been duly authorized by the New Secured Parties to become a party to the Intercreditor Agreement on behalf of the New Secured Parties under that certain [DESCRIBE OPERATIVE AGREEMENT] (the “New Agreement” and the obligations under the New Agreement, the “New Secured Obligations”) and to act as the Authorized Representative for the New Secured Parties;

(ii)           acknowledges that it has received a copy of the Intercreditor Agreement;

(iii)          appoints and authorizes the Controlling Collateral Agent to take such action as agent on its behalf and on behalf of all other Secured Parties and to exercise such powers under the Intercreditor Agreement as are delegated to the Controlling Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto; and

(iv)          accepts and acknowledges the terms of the Intercreditor Agreement and agrees to serve as Authorized Representative for the New Secured Parties with respect to the New Secured Obligations and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms thereof applicable to holders of Other First-Priority Obligations, with all the rights and obligations of a Secured Party thereunder and bound by all the provisions thereof as fully as if it had been a Secured Party on the date of the Intercreditor Agreement and agrees that its address for receiving notices pursuant to the Security Documents shall be as follows:

[Address].

The Controlling Collateral Agent, by acknowledging and agreeing to this Other First-Priority Secured Party Consent, accepts the appointment in clause (iii) above.

THIS OTHER FIRST-PRIORITY SECURED PARTY CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned has caused this Other First-Priority Secured Party Consent to be duly executed by its authorized officer as of the date first set forth above.

[NAME OF AUTHORIZED REPRESENTATIVE]

By:
Name:
Title:

F-1

Acknowledged and Agreed:

[__]
as Controlling Collateral Agent

By:
Name:
Title:

F-2

Acknowledged and Agreed:

ADTALEM GLOBAL EDUCATION INC., for itself and on behalf of the other Grantors

By:
Name:
Title:

F-3